As filed with the U.S. Securities and Exchange Commission on August 10, 2026
Registration
No. 333-[ ]

UNITED STATES
SECURITIES AND EXCHANGE
C
OMMISSION
WASHINGTON, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GigCapital10 Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1960856
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1731 Embarcadero Rd., Suite 200
Palo Alto,
CA
94303
(650) 276-7040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Avi S. Katz
Chief Executive Officer and Chairman
GigCapital10 Corp.
1731 Embarcadero Rd., Suite 200
Palo Alto,
CA
94303
(650)
276-7040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Elena Nrtina, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 Telephone: (415) 615-6095 Facsimile: (415) 659 7465	George Weston Christopher Hall Harney Westwood & Riegels (Cayman) LLP 3rd Floor, Harbour Place 103 South Church Street Grand Cayman Tel: (345) 949-8599	Joseph Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 111 Broadway, Suite 807 New York, NY 10006 Telephone: (212) 417-8160 Facsimile: (212) 417-8161

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-filer,
a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 10, 2026
$
220,000,000
GigCapital10 Corp.
22,000,000 Units

GigCapital10 Corp., a Cayman Islands exempted company (the “company”), is a newly organized
Private-to-Public
Equity (PPE) company, also known as a blank check company or special purpose acquisition company (“SPAC”), formed by an affiliate of the serial SPAC issuer GigCapital Global, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any specific business combination target. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus on companies in the aerospace and defense (“A&D”) services industry and the technology, media and telecommunications (“TMT”) industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and artificial intelligence (“AI”) driven life sciences platforms.
This is an initial public offering of our securities. We are offering 22,000,000 units at an offering price of $10.00 each. Each unit consists of one Class A ordinary share and one right to receive one-tenth
of one Class A ordinary share upon the consummation of an initial business combination. Each ten rights entitle the holder thereof to receive one Class A ordinary share upon the consummation of our business combination. We will not issue fractional shares upon the conversion of the rights. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon the consummation of a business combination. We refer herein to the units sold in this offering as our “public units,” and the components thereof as our “public shares” and “public rights,” respectively. We have granted D. Boral Capital LLC, the representative of the underwriters of this offering, a
45-day
option to purchase up to an additional 3,300,000 units solely to cover over-allotments, if any.
We will provide the purchasers of our public units, or our “public shareholders,” with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to consummation of the initial business combination, including interest earned on the funds held in the trust account (net of amounts withdrawn to pay our taxes, if any (“permitted withdrawals”)), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account will initially be $10.00 per public share. We will have 24 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve, to consummate an initial business combination (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), which we refer to herein as the “completion window”. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window (or such later date as approved by our shareholders), or by such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less permitted withdrawals and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.
See “
Summary - The Offering - Redemption rights for public shareholders upon completion of our initial business combination
” on page 45 and “
Summary - The Offering - Redemption of public shares and distribution and liquidation if no initial business combination
” on page 51 for more information.
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group”(as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
See “
Summary-The
Offering-Limitation on redemption rights of shareholders holding more than 15% of the public shares sold in this offering if we hold a shareholder vote
” on page 49 for further discussion on certain limitations on redemption rights.
Our sponsor, GigAcquisitions10 Corp., which is owned by two of our directors, Dr. Avi S. Katz and Dr. Raluca Dinu (or non-affiliated
investors to which our sponsor assigns this subscription as described below), and a few non-affiliated
investors (the “few investors”) who have each entered into a unit purchase agreement (the “Unit Purchase Agreements”) to subscribe to purchase an aggregate of [ ] private placement units (including if the underwriters’ over-allotment option is exercised in full), at a price of $[ ] per unit, for an aggregate purchase price of $[ ] in a private placement that will close simultaneously with the closing of this offering. Our sponsor will purchase [ ] of the [ ] private placement units for a purchase price of $[ ], with the few investors purchasing the remainder of the [ ] private placement units. Each unit sold in this private placement consists of one Class A ordinary share and one right to receive one-tenth
of one Class A ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. We refer to these units throughout this prospectus as “private placement units,” the Class A ordinary shares included in the units as “private placement shares” and the share rights included in such units as “private placement rights.” The sponsor reserves the right to allocate participation in the private placement for the [ ] private placement units for which it has entered into a Unit Purchase Agreement to some non-affiliated
investors in connection with the completion of this offering in exchange for interests in our founder shares (as defined below). The private placement units are identical to the public units sold in this offering, subject to certain limited exceptions as described in this prospectus.
At our formation on July 17, 2026, one Class B ordinary share that was allotted to Ascentium (Cayman) Limited (“Ascentium”) upon our formation was transferred by Ascentium to our sponsor and on July 31, 2026, 10,842,856 Class B ordinary shares were issued to our sponsor for an aggregate purchase price of $25,000, or a purchase price of $0.0023 per share, of which up to 1,414,286 Class B ordinary shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Subsequent to this purchase, our sponsor forfeited [ ] Class B ordinary shares back to us, and in doing so, reduced the amount that remains subject to forfeiture depending on the extent to which the underwriters’
over-allotment
option is exercised during this offering by 30% of this amount, or by [ ] Class B ordinary shares. In addition, as discussed below, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares, of which 30% of such founder shares, or [ ] founder shares, will also be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. As a result, as of the time of this offering, the number of founder shares that will be subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering will be [ ] founder shares. As of the date of this prospectus, our sponsor has [ ] Class B ordinary shares, which our sponsor can transfer to permitted transferees as set forth in the subscription agreement and the letter agreement to be executed at the time of the closing of this offering. We refer to the 10,842,857 Class B ordinary shares initially held by our sponsor throughout this prospectus as “founder shares.”
See “
Summary-The Offering- Sponsor’s Securities and Compensation”
for further discussion on sponsor’s and our affiliates’ securities and compensation.
The proceeds from the sale of the founder shares will not be placed in the trust account. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the election of directors. In connection with the entry by our sponsor and the few investors into the Unit Purchase Agreements, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the non-affiliated
few investors at an aggregate price of $[ ], thus recouping in part the amount that our sponsor paid to purchase all of the founder shares that it purchased, including the [ ] founder shares that it will retain following the sales of founder shares to the few investors, with the result that our sponsor will have a $[ ] per share basis in the founder shares. Upon the completion of this sale and the purchase of the private placement units pursuant to the terms of its Unit Purchase Agreement, our sponsor will hold an aggregate of [ ] ordinary shares, of which up to [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering, and rights to receive [ ] Class A ordinary shares upon the consummation of an initial business combination that it will have paid a total of $[ ] after adjusting for the amounts that our sponsor will receive for the sales of the founder shares, or $[ ] per ordinary share.
On [ ], 2026, we granted 15,000 Class B ordinary shares (“insider shares”) to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination.
Certain institutional accredited investors (none of which are affiliated with any member of our management, our sponsor or any other investor), which we refer to as the
“non-managing
investors” throughout this prospectus, have committed to purchase an aggregate of (a) [ ] Class B ordinary shares (of which up to [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’
over-allotment
option is exercised during this offering) at a purchase price per Class B ordinary share of $[ ], and (b) an aggregate of [ ] private placement units (or up to [ ] private placement units if the underwriters’
over-allotment
option is exercised in full) at a price of $[ ] per private placement unit, for an aggregate purchase price of $[ ] (or $[ ] if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the completion of this offering. We refer to the [ ] Class B ordinary shares being issued to the non-managing
investors throughout this prospectus as “private investor shares.”
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like. Because we have or will receive an aggregate of $[ ] for the 10,857,857 Class B ordinary shares that have or will be issued collectively to our sponsor, the few investors, the non-managing
investors and Ms. Marshall, or a nominal aggregate purchase price of $[ ] per share, our public shareholders will incur an immediate and material dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the Class B ordinary shares may result in material dilution to our public shareholders due to the anti-dilution rights of our Class B ordinary shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion. In addition, because our sponsor, the few investors and the non-managing
investors will acquire the private placement units, including the private placement shares, at a price of $[ ] per private placement unit that is less than the amount paid by our public shareholders for the public units which we are selling in this offering, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering.
See the section titled “
Risk Factors - Risks Relating to our Securities - The nominal purchase price paid by our designated investors for the founder shares and paid by the non-managing
investors for the private investor shares, as well as the grant of the insider shares to our Chief Financial Officer, in addition to the sale of private placement units to the designated investors and the non-managing
investors, may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.
” on page 106
. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to or in connection with the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 30% of the sum of (i) all ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the securities underlying the private placement units issued to the sponsor and the non-managing
investors, as described below), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one
basis. If we increase or decrease the size of this offering, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our sponsor, the few investors, the non-managing
investors and Chief Financial Officer, on an
as-converted
basis, at approximately 30% of our issued and outstanding ordinary shares upon the consummation of this offering. Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment and removal of directors. Holders of our Class A ordinary shares will not be entitled to vote on the appointment or removal of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds)
of our ordinary shares voting at the applicable general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A ordinary shares and holders of our Class B ordinary shares will vote together as a single class, with each share entitling the holder to one vote. In addition, to continue the company in a jurisdiction outside of the Cayman Islands, including the adoption of the organizational documents for such jurisdiction, our board of directors will be able to approve such continuation and organizational documents without the vote of any holders of our Class A ordinary shares and Class B ordinary shares. Collectively, the aggregate holdings by our sponsor and the few investors (after any forfeiture of Class B ordinary shares due to the underwriters not exercising their over-allotment
option) of [ ] Class B ordinary shares and [ ] private placement shares along with 15,000 insider shares granted to the Chief Financial Officer will represent [ ]% of all ordinary shares outstanding upon completion of this offering, assuming that the underwriters’ over-allotment option is not exercised. In addition, together with the non-managing
investors’ [ ] Class B ordinary shares and [ ] private placement shares, the total founder shares, insider shares, private investor shares and private placement shares held by our sponsor, the few investors, the non-managing
investors and Chief Financial Officer will represent [ ]% of all [ ] ordinary shares outstanding upon completion of this offering, assuming that the underwriters’ over-allotment option is not exercised.
See “
Summary
-The
Offering - Sponsor’s Securities and Compensation
” for further discussion on our sponsor’s securities and compensation on page 33, “
Summary - The Offering - Transfer restrictions applicable to founder shares, insider shares, private investor shares, private placement shares and private placement rights (and shares into which the rights convert)
” on page 35, “
Summary - The Offering - Conversion of founder shares, insider shares and private investor shares and anti-dilution rights
” on page 36, “
Summary - The Offering - Election of directors; Voting rights
” on page 43, “
Risk Factors - Risks Relating to our Securities -
The nominal purchase price paid by our designated investors for the founder shares and paid by the non-managing
investors for the private investor shares, as well as the grant of the insider shares to our Chief Financial Officer, in addition to the sale of private placement units to the designated investors and the non-managing
investors, may result in significant dilution to the implied value of your public shares upon the consummation
of our initial business combination.
” on page 106, and “
General Risk Factors -
We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.
” on page 79 and “
Dilution
” on page 126.
None of the
non-managing
investors have currently expressed to us an interest in purchasing any of the public units in this offering and neither us nor the representatives have had discussions with any non-managing
investors regarding any purchases of public units in this offering. However, we expect that some or all of the non-managing
investors may seek to purchase public units in the offering, but if they do indicate an interest in doing so, that a smaller amount of the public units in this offering will be offered by the underwriters to the non-managing
investors than the amount for which the
non-managing
investors may express an interest. Furthermore, we would not expect any of the non-managing
investors to express an interest to purchase more than 9.9% of the public units to be sold in this offering. There can be no assurance that the non-managing
investors will acquire any public units, either directly or indirectly, in this offering, or as to the amount of the public units the non-managing
investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, the underwriters have full discretion to allocate the public units to investors and may determine to sell a different number or no public units to the non-managing
investors. If the
non-managing
investors purchase public units in the offering, and depending on how many public units are purchased by the non-managing
investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors. We do not expect any potential purchases of units by the non-managing
investors to negatively impact our ability to meet the listing eligibility requirements of the New York Stock Exchange (“NYSE”). The underwriters will receive the same upfront discounts and commissions on public units purchased by the non-managing
investors in the offering, if any, as it will on the other public units sold to the public in this offering. In addition, although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination, none of the non-managing
investors has any obligation to vote any public shares which they may hold in favor of our initial business combination. Nevertheless, regardless of the number of public units they may purchase, the non-managing
investors will be incentivized to vote their public shares in favor of a business combination due to their ownership of private investor shares and private placement shares and private placement rights issued as part of the private placement units. In the event that the non-managing
investors purchase such public units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders may be required to approve our initial business combination if all of our issued and outstanding shares are voted. However, because the non-managing
investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing
investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing
investors will vote on any business combination. Additionally, these non-managing
investors have the potential to realize enhanced economic returns from their investments compared to other investors in this offering.
If the
non-managing
investors that purchase public units otherwise hold a substantial number of our public units, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement shares. Such ownership may create an incentive for the non-managing
investors to vote any public shares they own in favor of a business combination and make a substantial profit on their private investor shares and private placement shares, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.
As more fully discussed in
“
Management-Conflicts of Interest
”
on page 183, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities.
The low price that our sponsor, executive officers and certain of our directors (directly or indirectly) paid for the founder shares and insider shares creates an incentive whereby our sponsor, officers and such directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, insider shares and private placement units held by our sponsor, the few investors, and our Chief Financial Officer may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and certain of our directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.
Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, commencing on the date on which our securities are listed on NYSE, we will pay an affiliate of our sponsor in an amount equal to $30,000 per month for office space, utilities and secretarial and administrative support made available to us, as described elsewhere in this prospectus. Furthermore, we will pay our Chief Financial Officer $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month. Upon consummation of this offering, we will repay a $100,000 loan made to us by our sponsor to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $1,500,000 of such loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of our sponsor. Additionally, our sponsor, our officers and directors or their affiliates may be paid finder’s fees, advisory fees, consulting fees or success fees in order to effectuate the completion of our initial business combination. Additionally, following consummation of a business combination, members of our management team will be entitled to reimbursement for any out-of-pocket
expenses related to identifying, investigating and completing an initial business combination. As a result, there may be actual or potential material conflicts of interest between members of our management team, our sponsor and its affiliates on one hand, and purchasers in this offering on the other. See the sections titled “
Summary - The Offering - Sponsor’s Securities and Compensation
”
on page 33 for further discussion on our sponsor’s and affiliate’s compensation;
“
Proposed Business - Our Business Combination Process - Sources of Target Businesses
”
on page 155
and
“
Certain Relationships and Related Party Transactions
”
on page 194
for more information. For more details on related risks, see
“
Risk Factors - Risks Relating to our Search
for, and Consummation of or Inability to
Consummate, a Business Combination - We may engage in our
initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers or directors, which may raise potential conflicts of interest.
“
on page
80
, “
Risk Factors - Risks
Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination -
We are not required to obtain an opinion from an independent investment banking firm or another independent entity, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.”
on page
79
, “
Risk Factors - Risks Relating to Our Management Team - Our executive officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
”
on page
98
, “
Risk Factors - Risks Relating to our Management Team - Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
”
on page
96
and
“
Risk Factors - Risks Relating to Our Management Team - Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented
”
on page 97.
We have until the date that is 24 months from the closing of this offering or until such earlier liquidation date as our board of directors may approve to consummate our initial business combination (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). If we anticipate that we may be unable to consummate our initial business combination within such
24-month
period (or up to 27 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus), we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of permitted withdrawals and up to $100,000 of interest income to pay liquidation expenses), divided by the number of then issued and outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law. The redemption rights will also include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares.
There is presently no public market for our public units, public shares or public rights. We intend to apply to list our public units on the NYSE, under the symbol “GIA U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NYSE. The public shares and the public rights constituting the public units will begin separate trading on the 52nd day following the date of this prospectus, unless the underwriters determine that an earlier date is acceptable, and subject to our filing a Current Report on Form
8-K
with the SEC containing an audited balance sheet of ours reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the public units begin separate trading, we expect that our public shares and public rights will be listed on NYSE under the symbols “GIA” and “GIA R,” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 54 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

	Price to Public	Underwriting Discount(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.0455	$9.9545
Total	$220,000,000	$1,000,000	$219,000,000

(1)
$0.0455 per unit or $1,000,000 in the aggregate (or $0.0405 per unit or $1,025,000 in the aggregate if the underwriters’ over-allotment option to purchase additional public units is exercised in full), is payable upon the closing of this offering. There is no deferred underwriting commission payable to the underwriters. See the section titled “
Underwriting
” for a description of compensation payable to the underwriters.

Upon consummation of the offering, $10.00 per public unit sold in this offering (whether or not the over-allotment
option has been exercised, and whether exercised in full or in part) will be deposited into a segregated trust account located in the United States managed by Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of our initial business combination within the required time period or (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period. We are exempt from rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to protect investors in blank check companies, such as Rule 419.
See the risk factor titled
“
You will not

be entitled to protections normally afforded to investors of many other blank check companies.
”
on page 101 and
“Proposed Business - Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419”
on page 167 for further information.
The following table illustrates the difference between the public offering price per unit and our net tangible book value per share, as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, which we refer to as “Adjusted NTBVPS,” on a pro forma basis to give effect to this offering and the issuance of the private placement units, assuming the exercise in full and no exercise of the over-allotment option. Adjusted NTBVPS excludes the effect of the consummation of our initial business combination or any related transactions or expenses.
See the section titled “
Dilution
” on page 126 for more information.

As of [ ], 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption						50% of Maximum Redemption						75% of Maximum Redemption						Maximum Redemption
Adjusted NTBVPS	Adjusted NTBVPS			Difference between Adjusted NTBVPS and Offering Price			Adjusted NTBVPS			Difference between Adjusted NTBVPS and Offering Price			Adjusted NTBVPS			Difference between Adjusted NTBVPS and Offering Price			Adjusted NTBVPS			Difference between Adjusted NTBVPS and Offering Price
Assuming No Exercise of Over-Allotment Option
$[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
Assuming Full Exercise of Over-Allotment Option
$[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
The underwriters are offering the public units on a firm commitment basis. The underwriters expect to deliver the public units to purchasers on or about, [ ], 2026, subject to customary closing conditions.

Sole Book-Running Manager
D. Boral Capital
The date of this prospectus is     , 2026

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing
Unless otherwise stated in this prospectus or the context otherwise requires, references to
:

•
“amended and restated memorandum and articles of association” refer to the amended and restated memorandum and articles of association of the company which will be adopted prior to the consummation of this offering;

•	“combined team” refer to our management team and our other advisors, collectively;

•	“Companies Act” are to the Companies Act (as revised) of the Cayman Islands as the same may be amended from time to time;

•
“completion window” are to (i) 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering); or (ii)
 or such earlier liquidation date as our board of directors may approve, in which we must complete an initial business combination; or (iii)
 such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated memorandum and articles of association. Our shareholders can also vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to complete an initial business combination, in which case our public shareholders will be offered an opportunity to redeem their public shares;

•
“designated investors” are to our sponsor and the few investors, to the extent they hold founder shares immediately prior to the consummation of this offering and / or purchase private placement units concurrently with this offering;

•	“directors” are to our directors (including our director nominees named in this prospectus);

•	“few investors” are to those non-affiliated investors who have acquired founder shares from our sponsor;

•
“founder shares” are to Class
 B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and then partially sold to the few investors and the Class
 A ordinary shares that will be issued upon the automatic conversion of the Class
 B ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described herein (such Class
 A ordinary shares will not be “public shares”);

•
“initial shareholders” refer to our sponsor (or the few
investors
to which our sponsor assigns the subscription right for the private placement units and as a result, transfers any founder shares), and our directors and officers to the extent they hold the founder shares or insider shares immediately prior to the consummation of this offering, and the non-managing
investors;

•	“insider shares” are to 15,000 Class B ordinary shares granted to the Chief Financial Officer of the c ompany;

•	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

•	“management” or our “management team” refer to our directors and executive officers;

•
“non-managing
investors” refer to ten groups of institutional accredited investors (none of which are affiliated with our sponsor, any member of our management, other members of our sponsor or any other investor) that have committed to purchase an aggregate of (a)
[ ]
Class
 B ordinary shares
(of

which up to
[ ]
Class
 B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering) at a purchase price per Class
 B ordinary share of $
[ ]
, and (b)
 an aggregate of
[ ]
private placement units (or up to
[ ]
private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $
[ ]
per private placement unit, for an aggregate purchase price of $[ ] (or $
[ ]
if the underwriters’ over allotment option is exercised in full) from the company in a private placement that will close simultaneously with this offering;

•
“ordinary resolution” are to a resolution of the company passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time);

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“permitted withdrawals” refer to amounts to pay our taxes, if any, and such withdrawals can only be made from interest and not from the principal held in the trust account;

•	“private investor shares” refer to [ ] Class B ordinary shares to be purchased by the non-managing investors in a private placement, of which [ ] Class B ordinary shares remain subject to forfeiture;

•	“private placement rights” refer to the rights to receive 1/10th of one Class A ordinary share upon the consummation of an initial business combination included in the private placement units;

•
“private placement shares” refer to (i)
[ ]
Class
 A ordinary shares included in private placement units to be purchased by the designated investors in a private placement pursuant to the Unit Purchase Agreement concurrently with this offering, and (ii)
[ ]
Class
 A ordinary shares (or
[ ]
Class
 A ordinary shares if the underwriters exercise their over-allotment option in full) included in private placement units to be purchased by the non-managing
investors in a private placement concurrently with this offering;

•
“private placement units” refer to the units issued in private placements pursuant to the Unit Purchase Agreement with each of the designated investors for
[ ]
private placement units, and the
non-managing
investors for
[ ]
private placement units (or
[ ]
private placement units if the underwriters exercise their over-allotment option in full) that will occur concurrently with the closing of this offering, which private placement units are identical to the public units sold in this offering, subject to certain limited exceptions as described in this prospectus;

•
“public rights” are to the rights to receive 1/10th of one Class
 A ordinary share upon the consummation of an initial business combination that are being sold as part of the public units in this offering;

•
“public shares” are to our Class
 A ordinary shares sold as part of the public units in this offering (whether they are purchased in this offering or thereafter on the open market; such Class
 A ordinary shares exclude private placement shares and any Class
 A ordinary shares that are issued upon conversion of our Class
 B ordinary shares);

•
“public shareholders” refer to the holders of our public shares, including our sponsor (as defined below), any non-managing
investors, executive officers and directors to the extent they purchase public shares, provided that their status as “public shareholders” shall only exist with respect to such public shares;

•	“rights” refer to the public rights and the private placement rights;

•
“special resolution” are to a resolution of our company passed by at least a two-thirds
(2/3) majority (or such higher approval threshold as specified in our amended and restated memorandum and articles of association) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of our company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. For example, assuming that only the holders of one-third
of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at such shareholders meeting, a special resolution can be passed by holders of at least
[ ]
ordinary shares of our company (assuming no exercise of the over-allotment option by the underwriters), which means that the designated investors along with non-managing
investors holding
[ ]
ordinary shares in the aggregate may adopt such special resolution without any additional vote by public shareholders. If all the issued and outstanding ordinary shares of our company are present and entitled to vote at such shareholders meeting, a special resolution will require vote of holders of at least
[ ]
ordinary shares of our company (assuming no exercise of the over-allotment option by the underwriters), which in addition to the founder shares, private investor shares and private placement units that our designated investors and non-managing
investors have committed to purchase, will require approximately
[ ]
public shares, or approximately
[ ]
% of the 22,000,000;

•
“sponsor” refer to GigAcquisitions10 Corp., a company owned by Dr.
 Avi Katz, our Chief Executive Officer and Chairman of the Board, and Dr.
 Raluca Dinu, who is one of our directors; Drs. Katz and Dinu are husband and wife;

•	“underwriters’ over-allotment option” are to the underwriters’ 45-day option to purchase up to an additional 3,300,000 units to cover over-allotments, if any; and

•	“we,” “us” or “our company” refer to GigCapital10 Corp.
All references in this prospectus to shares of the company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares, or as otherwise permitted by our amended and restated memorandum and articles of association, as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law (that is, an issuance of shares from share premium).
Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. You should rely only on the information contained in this prospectus. We have not, and the Underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.
“Private-to-Public
Equity (PPE)
TM
” is a trademark of GigManagement, LLC, an affiliate of our sponsor, and all are used pursuant to an agreement.
General
We are a newly organized
Private-to-Public
Equity (PPE) company, also known as a blank check company or SPAC, formed by an affiliate of the serial SPAC issuer GigCapital Global, and incorporated in the Cayman Islands on July 17, 2026 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our sponsor and its principals may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but from the date of our incorporation through the date of this prospectus, there have been no substantive discussions, directly or indirectly, between any of our officers, directors, promoters and other affiliates on our behalf and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.
While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the aerospace and defense (“A&D”) services industry and the technology, media and telecommunications (“TMT”) industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and artificial intelligence (“AI”) driven life sciences platforms. Our management team believes there is a backlog of companies that are interested in becoming public companies. We believe that because this backlog is substantial, there may be a number of attractive companies that will not be able to list via a traditional initial public offering (an “IPO”) in the near-term and therefore may opt to pursue a listing via a SPAC instead. Moreover, we believe current market conditions are causing middle-market financial sponsors and venture capital firms to consider alternative methods for providing liquidity to their limited partners.
Business Strategy
Our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, further accelerate the growth of a company at the intersection of the A&D services industry and the TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms, and to contribute to the global A&D and TMT economy. Our company’s unique expertise offers a comprehensive framework for a publicly traded company to foster both organic and strategic growth initiatives within its operational ecosystem. Our selection process is expected to leverage our management team’s broad and deep relationship network and unique expertise in the A&D and TMT industries. Market size, growth potential, competition, and barriers to entry are all essential factors to consider as we identify the acquisition target. Our team intends to utilize an in-depth
evaluation process of potential acquisition targets based on financial performance, strategic fit, and potential synergies as well as the company’s products, and services to ensure our target is aligned. Although, the global A&D and TMT economy is highly regulated, and there are many legal and regulatory considerations that companies must consider, such as licensing requirements, export controls, and liability issues; our management team’s expertise and track record in the A&D and TMT ecosystem, and all related technologies, will help mitigate these factors by proactively advising potential target companies on navigating these issues.
Overall, an acquisition and value creation strategy impacting the global A&D and TMT economy requires a careful and strategic approach, the potential benefits can be significant for companies with the ability to identify and acquire complementary businesses and technologies with synergies through effective integration. Our management team believes that the global A&D and TMT economy has significant market growth potential, related to the development and use of innovative technologies. All of these sectors demonstrated solid compounded annual growth (“CAGR”), outperforming the industry indices. The life science sector demonstrated a meaningful CAGR in all related elements of this vertical, namely Biotechnology (+20% to +30%), Genomics (+25% to +26%), and AI Driven Life Sciences, which have been among the highest performing healthcare investment sectors, substantially outperforming the S&P 500 (+9% to +10%), the Nasdaq Composite (+10% to +15%), and traditional healthcare benchmarks. This performance evidences the strong investor demand for innovation driven healthcare technology platforms. Over the last decade, there has been a steady increase in the demand for space-based services and applications for both the private sector as well as various government agencies. Over the last few years, rising geopolitical tensions plus ever-growing commercial applications in a variety of fields of use, have driven the increased demand for unmanned aerial vehicles (“UMV”) systems and other drone technologies.
We expect to distinguish ourselves with our ability to:

•
Tap into our vast international network of relationships to develop a distinctive pipeline of acquisition opportunities.
We believe the combination of our Chief Executive Officer’s industry experience and our directors’ and management’s ability and network of relationships with world-wide chief executive officers, top government executives and officials, highly ranked military officers, founders, family offices, private equity, hedge-funds, venture capitalists, sponsors and investment banks will help us to identify and evaluate suitable target businesses that could benefit from our operational and strategic expertise and from management’s experience in structuring complex transactions and accessing capital for growth.

•
Revitalize the acquisition target and generate value for shareholders after the business combination.
Given our management’s experience, we are confident that our officers and directors will be able to drive value after the combination. By implementing strategies that have proven successful in the past, they intend to focus on accelerating revenue growth, improving profit margins and fostering a results-driven culture.

•
Show a proven record of successful completions of business combinations
. We believe that our management team’s track record and experience will provide a distinct advantage for identifying, valuing and completing a business combination that will meet our investors’ expectations. GigCapital10 is our tenth SPAC affiliated with GigCapital Global, with six out of nine prior SPACs having completed business combinations, and two SPACs looking for a suitable business target, as summarized below.

•
GigCapital, Inc. (“GIG1”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the technology, media, and telecommunications (“TMT”) industry, completed its initial public offering (IPO) in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth
(1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction successfully closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the board of directors of Kaleyra from its IPO through the sale of the company.

•
GigCapital2, Inc. (“GIG2”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry, completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth
(1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8, 2021, GIG2 successfully completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the OTC Pink, and subsequently on the OTC Expert Market, under the new ticker symbol “UPHL.” UpHealth, Inc. closed down certain of its subsidiaries and sold subsidiaries Innovations Group Incorporated to Belmar Pharma Solutions in June 2023 and Cloudbreak Health to an affiliate of GTCR, LLC in March 2024. Following an adverse legal judgement, in September 2023, UpHealth Holdings, Inc., a subsidiary of UpHealth, Inc., filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. In addition, in October 2023, two of UpHealth Holdings’ wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. In September 2025, UpHealth Holdings, Inc. was ordered to liquidate following its bankruptcy filing. Dr. Katz served as the Chairman of the board of directors from its IPO through liquidation.

•
GigCapital3, Inc. (“GIG3”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry, completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 successfully completed its business combination with Lightning Systems, Inc., which did business as Lightning eMotors, and GIG3 retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” before being listed on the OTC Expert Market under the ticker symbol “ZEVY.” In October 2021, Dr. Katz left Lightning eMotors as he did not stand for reelection to the board of directors. Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024.

•
GigCapital4, Inc. (“GIG4”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries, completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third
(1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” On December 9, 2021, GIG4 successfully completed its business combination with BigBear.ai Holdings, LLC, following which it was renamed as BigBear.ai Holdings, Inc. (NYSE: BBAI). In September 2024, Dr. Katz left BigBear.ai Holdings, Inc. as he did not stand for reelection to the board of directors.

•
GigCapital5, Inc. (“GIG5”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, advanced medical equipment, intelligent automation and sustainable industries, completed its initial public offering in September 2021, in which it sold 23,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG5 common stock and one warrant to purchase one share of GIG5 common stock, generating aggregate proceeds of $230 million. GIG5 listed on the NYSE under the symbol “GIA” and then subsequently transferred to Nasdaq. In March 2024, GIG5 successfully completed its business combination with QT Imaging, Inc., following which it was renamed as QT Imaging Holdings, Inc. (Nasdaq: QTI).

•
GigInternational1, Inc. (“GIW”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market, completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GIW common stock and one-half
(1/2) of one (1) warrant to purchase one share of GIW common stock, generating aggregate proceeds of $209 million. GIW listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account.

•	GigCapital7 Corp. (“GIG7”), a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, artificial intelligence and machine learning, cybersecurity, medical technology and medical equipment, semiconductors and sustainable industries, completed its initial public offering in August 2024, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one Class A ordinary share and one redeemable warrant to purchase one Class A ordinary share of GIG7, generating $200 million. GIG7 listed on Nasdaq under the symbol “GIG”. In May 2026, GIG7 successfully completed its business combination with Hadron Energy, Inc., which successfully completed its business combination with the company achieving a number of non-redeemed
shares that resulted in more than $30 million in cash at the per share redemption value being released from the trust account to the company at closing, following which it was renamed Hadron Energy, Inc. (Nasdaq: HDRN)

•
GigCapital8 Corp. (“GIG8”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML industries, completed its initial public offering in October 2025, in which it sold 25,300,000 units at a price per unit of $10.00, with each unit consisting of one Class A ordinary share and one-fifth
of one right to receive one Class A ordinary share upon the consummation of the business combination, generating proceeds of about $253 million. GIG8 listed on Nasdaq under the symbol “GIW” and in June 2026, GIG8 signed a non-binding
Letter of Intent with Quantisimo Corp., a company focused on the development, commercialization, and deployment of trusted quantum technologies, and is expected to enter into a definitive business combination agreement in approximately 60 days, with the business combination closing anticipated to be in Q1 2027.

•
GigCapital9 Corp. (“GIG9”), a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML industries, completed its initial public offering in January 2026, in which it sold 25,300,000 units at a price per unit of $10.00, with each unit consisting of one Class A ordinary share and one-fifth
of one right to receive one Class A ordinary share upon the consummation of the business combination, generating proceeds of about $253 million. GIG9 listed on Nasdaq under the symbol “GIX” and is currently looking for a suitable acquisition target.

With respect to the foregoing examples, the past performance of the members of our management team or their affiliates, including with respect to GIG1, GIG2, GIG3, GIG4, GIG5, GIG7, GIG8 and GIG9, and their engagement in the TMT and other markets for more than 35 years, is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. The principals of the company and our management team have a significant number of relationships across numerous innovative industries. The operational background of the GigCapital Global team provides significant touchpoints across relevant industries. They have developed a meaningful pipeline of high potential, mutually interested U.S. and foreign acquisition targets from extensive screening with previous GigCapital PPE platforms. Our management team’s expertise in data-driven identification, evaluation and engagement with potential targets will facilitate and efficient de-SPAC
process. You should not rely on the historical record of the performance of our management or any of its affiliates’ performance, including GIG1, GIG2, GIG3, GIG4, GIG5, GIG7, GIG8 and GIG9, as indicative of our future performance. Members of our management team and their affiliates are likely to form other
Private-to-Public
Equity (PPE) companies prior to the completion of our initial business combination.
Management Team
We believe our management team’s knowledge, decades of experience and relationships across various industries can effect a positive transformation or augmentation of an existing business model through implementing proven business strategies within the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. Our team is well positioned to originate attractive investment opportunities and has a history of executing various business transactions in multiple geographies and under varying economic and financial market conditions.
We have assembled a strong management team with a broad network of connections and corporate relationships across the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. We are confident that we will be able to use our individual experiences as well as our networks to achieve success. Together, we will formulate an all-encompassing
plan for growth, one that accounts for both organic expansion and expansion via mergers and acquisitions. In the end, we will attempt to transform our target company into a widely respected industry leader by leveraging the benefits of becoming a public company, including access to finance and equity for expansion.
Any experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as an assurance of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Moreover, although some of our key personnel may remain with a target business as members of the board of directors or in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Additionally, our management team members are subject to certain conflicts of interest.
For more information, please refer to “
Risk Factors - Risks Related to Management Team
.”
Executive Officers and Directors
Dr. Avi S. Katz
serves as our Chief Executive Officer and Chairman of the Board. Dr. Katz has served as the Chairman of the Board of QT Imaging Holdings, Inc. (Nasdaq: QTI) since the inception of GIG5 in January 2021, and as the Executive Chairman of the Board of Hadron Energy Inc. (Nasdaq: HDRN) since the inception of GIG7 in May 2024, both of which he co-founded
with Dr. Dinu. Dr. Katz holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. Dr. Katz has spent approximately 40 years in international executive positions within the TMT industry founding and managing startups, and at privately held start-ups,
and publicly traded
middle-cap
companies and large enterprises. In February 2014 he
co-founded
and served as the Chaiman of the Board of
Brazil-Photonics
until its sale in September 2017, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). After the sale of GigPeak (NYSE: GIG) (also known as GigOptix), which he founded and bootstrapped in April 2007 to IDT in April 2017, in October 2017, Dr. Katz founded GigCapital Global as a serial issuer enterprise of private-to-public
equity (PPE) entities, also known as special-purpose-acquisition-company (SPAC). Dr. Katz founded GIG1, GIG2, GIG3, and co-founded
GIG4, GIG5, GIW, GIG7, GIG8, and GIG9 with Dr. Dinu, and served as the Chief Executive Officer and Executive Chairman of all those entities. The chronology of the GigCapital PPE inceptions: In September 2017, Dr. Katz founded GIG1, a company formed for the purpose of acquiring a company in the TMT industry. GIG1 completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth
(1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to the NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the Board and Secretary of Kaleyra since the consummation of the transaction in November 2019 until the acquisition by Tata. In this capacity, Dr. Katz steered many restructurings and refinancings, including the acquisition of mGage from Blackstone for about $225 million in a cash and stock deal in June 2021. Prior to that time, Dr. Katz served as the Executive Chairman, Secretary, and Chief Executive Officer of GIG1. In March 2019, Dr. Katz founded GIG2, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG2 completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth
(1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8, 2021, GIG2 completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the OTC Pink, and subsequently on the OTC Expert Market, under the new ticker symbol “UPHL.” Dr. Katz initially served as the Chief Executive Officer of GIG2 until August 2019, when Dr. Dinu substituted for him in that position. He also served as the Executive Chairman and Secretary of GIG2 since inception until the closing of the business combination in June 2021, when Dr. Katz was appointed as the
Co-Chairman
of the board of directors of UpHealth, becoming the sole Chairman of the Board of UpHealth in June 2022. In this capacity, Dr. Katz has steered many restructurings and refinancings of the company, including the sales of two divisions of the company - IGI, which was sold for $56 million in a cash deal to Belmar Pharma Solutions in June 2023, and Cloudbreak Health, which was sold for $180 million in a cash deal to GTCR in March 2024. However, some subsidiaries of UpHealth, Inc., such as UpHealth Holdings, Inc. and its wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of U.S. Bankruptcy Code in 2023. In September 2025, UpHealth Holdings, Inc. was ordered to liquidate following its bankruptcy filing. Dr. Katz served as the Chairman of the board of directors from its IPO through liquidation. In February 2020, Drs. Katz and Dinu founded GIG3, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG3 completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 completed its business combination with Lightning Systems, Inc., which did business as Lightning eMotors, and GIG3 retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” but now is listed on the OTC Expert Market under the ticker symbol “ZEVY.” Dr. Katz served as the Chief Executive Officer, Executive Chairman and Secretary of GIG3 since its inception until the closing of the business combination in May 2021, when Dr. Katz was appointed as the
Co-Chairman
of the board of directors of Lightning eMotors and served in that position until October 2021 when he did not stand for reelection to the board of directors. Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024. In December 2020, Drs. Katz and Dinu
co-founded
GIG4, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries. GIG4 completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third
(1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” In June 2021, GIG4 announced its agreement for a business combination with BigBear.ai Holdings, LLC. The business combination between GIG4 and BigBear.ai Holdings, LLC closed in December 9, 2021, and GIG4 was renamed BigBear.ai Holdings, Inc. BigBear.ai moved its listing from Nasdaq to the NYSE, where it is listed under the ticker symbol “BBAI.” Dr. Katz served as the Executive Chairman of GIG4 from its inception until the closing of the business combination with BigBear.ai on December 9, 2021, and since then and until March 2024, has continued to serve as a member of the board of directors of BigBear.ai. In February 2021, Drs. Katz and Dinu
co-founded
GIW, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GIW completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GIW common stock and one-half
(1/2) of one (1) warrant to purchase one share of GIW common stock, generating aggregate proceeds of $209 million. GIW listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account. Dr. Katz was the Executive Chairman of GIW since its inception. GIG5 completed its initial public offering in September 2021, raising $230 million and, in March 2024, completed its business combination with QT Imaging Holdings, Inc. which is listed on Nasdaq under the ticker symbol “QTI.” GIG7 completed its initial public offering in August 2024, raising $200 million and, in May 2026, completed its business combination agreement with Hadron Energy, Inc. which is listed on Nasdaq and trades under the ticker symbol “HDRN.” GIG8 completed its initial public offering in October 2025, raising approximately $253 million. It is listed on Nasdaq under the symbol “GIW.” GIG9 completed its initial public offering in January 2026, raising approximately $253 million. It is listed on Nasdaq under the symbol “GIX.” Prior to launching his first
Private-to-Public
(PPE) company in 2017, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak, originally known as GigOptix, Inc. He served as Chairman of the Board, Chief Executive Officer and President of GigOptix /GigPeak from its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and a member of the board of directors of Intransa, Inc. From 2000 to 2003, Dr. Katz was the chief executive officer, president and a member of the board of directors of Equator Technologies. Prior to it, Dr. Katz held several leadership positions over the span of his career within the TMT industry since serving as member of Technical Staff at AT&T Bell Laboratories between 1988 and 1994, and made numerous angel investments in high-tech companies around the world, being a serial entrepreneur. He holds many U.S. and international patents, authored and co-authored
more than 350 published scientific and technical articles in reputable journals, and is the editor of a number of technical books. Dr. Katz is a global philanthropist, and among many other activities, serves as board member of the NY Philharmonic Company. He is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Naval ASW class, and holds a B.Sc. and Ph.D. in Materials from the Technion (Israel Institute of Technology). Dr. Katz is married to Dr. Dinu, one of our directors.
Dr. Raluca Dinu
is our director. Dr. Dinu is the Chief Executive Officer, President, Secretary, serving in those roles since March 2024 and as a director of QT Imaging Holdings, Inc. (Nasdaq: QTI), since its inception by her and Dr. Katz as GIG5 in February 2021. Dr. Dinu has spent approximately 21 years in international executive positions within the TMT industry working for privately held start-ups,
middle-cap
companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. She served as the Chief Executive Officer of GIG2 from August 2019 to June 2021 and as a member of its board of directors since March 2019 and has continued in that role after that company became UpHealth, Inc. She also served on the board of directors of GIG3 beginning in February 2020 and continued in that role after that company became Lightning eMotors, Inc. in May 2021 until October 2021. She has also served as a member of the board of directors of BigBear.ai Holdings, Inc. since its inception in December 2020 as GIG4 until March 2024, and prior to the December 2021 business combination, was also the President, Chief Executive Officer and Secretary of GIG4 since its inception in December 2020. Drs. Katz and Dinu co-founded
GIG7 in May 2024, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, AI/ML, cybersecurity, MedTech, semiconductor and sustainable industries and GIG8 in June 2025, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company at the intersection of the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML. Dr. Dinu has served on the board of directors of GIG7, GIG8 and GIG9 since their inception. GIG7 completed its business combination in May 2026, and Dr. Dinu now serves as a director of the post-business combination company. GIG8 completed its initial public offering in October 2025 and GIG9 completed its initial public offering in

January 2026. Drs. Katz and Dinu also
co-founded
GIW, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GIW completed its initial public offering in May 2021, and Dr. Dinu served as a director beginning with the inception of GIW and as the Chief Executive Officer, President and Secretary of GIW beginning in March 2021. In November 2022, GIW decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account. Dr. Dinu also holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of Optical Interconnects Division of Integrated Device Technology, Inc. (“IDT”) (Nasdaq: IDTI). Prior to that, she held several executive-level positions at GigPeak, Inc. (NYSE MKT: GIG) including Executive Vice President and Chief Operation Officer from April 2016 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the board of directors of
Brazil-Photonics,
in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). From 2001 to 2008, Dr. Dinu was Vice President of Engineering at Lumera (Nasdaq: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an
Executive-M.B.A.
from Stanford University. She also has a Corporate Director certificate from Harvard Business School, after completing the certification for Audit Committees and Compensation Committees in 2021 and Making Corporate Boards More Effective in 2022. Dr. Dinu is married to Dr. Katz, our Chairman of the Board.
Christine M. Marshall
joined our company as Chief Financial Officer on July 17, 2026. Ms. Marshall is an accomplished finance leader with extensive expertise in GAAP, SEC reporting, SOX compliance, financial policies and procedures, process enhancements, mergers and acquisitions, debt offerings and operation accounting. Ms. Marshall has a proven track record of building and leading high performing teams throughout her long career. Prior to joining our company, Ms. Marshall was a consultant for the DeWinter Group from September 2023 to March 2024, and in that capacity, acted as the Interim Controller for one of their SaaS clients. Ms. Marshall was the chief financial officer of GIG7 up until its business combination in May 2026. Ms. Marshall has been the chief financial officer of GIG8 since June 2025 and GIG9 since October 2025. From 2015 to 2023, Ms. Marshall was the Senior Director of Accounting, as well as for a portion that time, the Assistant Controller at Vocera Communications, Inc., a company supplying a wireless network-based software solution for voice communication in a variety of settings, which was acquired by Stryker Corporation in February 2022. Her extensive experience also includes acting as an External Reporting and Technical Accounting Consultant from 2009 until 2015 for a number of companies. From 2005 until 2007, Ms. Marshall also performed management and technical accounting functions in her role as External Reporting Manager at Adaptec, Inc., a computer storage company acquired by Microchip Technology. She was also previously a Senior Manager of Assurance and Advisory Services at Deloitte, one of the largest global accounting firms, from 1993 until 2004. Ms. Marshall holds a Bachelor of Science in Commerce from Santa Clara University and is a Certified Public Accountant (inactive) with the State of California.
Nominees for our Board of Directors
Ambassador Adrian Zuckerman
will serve as our independent director upon the completion of this offering. Ambassador Zuckerman was the United States Ambassador to Romania from 2019 to 2021. Under his leadership Romania signed a ten-year
defense cooperation agreement with the United States that provided financial, military and strategic support and cooperation. He also advanced and helped structure an intergovernmental agreement between the US and Romania for the $8 billion refurbishment of the Cernavoda nuclear plant which included refurbishing one operating reactor and building two additional nuclear reactors. To help finance this project, the Ambassador negotiated a $7 billion financing agreement with the Export-Import Bank of the United States (EXIM). The Cernavoda project was the largest-ever joint project between the United States and Romania. He was the recipient of the Star of Romania, Order of Grand Cross. Ambassador Zuckerman has worked as an Of Counsel to DLA Piper LLP (US) from 2021 to date, bringing his unique skills as a lawyer and former government official to advise multinational corporations on legal, regulatory and governmental affairs as they expand into emerging markets in Eastern Europe and around the world. He has served on the board of directors of GIG7 since August 2024 and on the post business combination board of Hadron Energy, Inc. since May 2026. He has also served on the board of directors of GIG8 since October 2025 and GIG9 since January 2026. Before being named as the United States Ambassador to Romania, he was a partner at Seyfath Shaw LLP from 2013 to 2019. Ambassador Zuckerman is also a member of the advisory board of the Krach Institute for Tech Diplomacy at Purdue University. He holds an undergraduate degree from the Massachusetts Institute of Technology and a law degree from the New York Law School.
Rafael Beyar, M.D., D.Sc., M.P.H.
will serve as our independent director upon the completion of this offering. Mr. Beyar is an interventional cardiologist, biomedical engineer and innovator who served as director of Rambam Health Care Campus from 2006 to 2019. He is Professor Emeritus of Medicine and Biomedical Engineering at the Technion, served as dean of the Faculty of Medicine from 1999 to 2004 and is a visiting professor at Johns Hopkins University. Mr. Beyar received an M.D. from Tel Aviv University, a D.Sc. in Biomedical Engineering from the Technion and an M.P.H. from the Bloomberg School of Public Health at Johns Hopkins University. He trained in cardiology at Rambam and Johns Hopkins. Mr. Beyar’s research interests include cardiovascular simulations, coronary stents and cardiovascular robotics. He has authored more than 230 publications and 15 books and has received numerous awards. During his term as dean, Mr. Beyar established the Johns Hopkins-Technion Collaboration Program, and Professors Hershko and Chechakoes were awarded the Nobel Prize in Chemistry in 2004. Mr. Beyar led the hospital through the 2006 Second Lebanon War, when it was under rocket attack. He also led the vision and development of the hospital’s
2,000-bed
Fortified Underground Emergency Hospital, Children’s Hospital, Oncology Center and Heart Hospital. The Health Discovery Tower, currently underway at the center of the campus, is a premier integrated research and innovation hub in collaboration with the Technion and the University of Haifa. Mr. Beyar founded the hospital’s technology transfer company, Rambam MedTech, and the
Mind-Up
Incubator with Rambam, Medtronic, IBM, Pitango and Impact First. Mr. Beyar served as chair of the Israeli Basket Committee and serves as chair of the Steering Committee for the Israeli Organ Transplant Center. Mr. Beyar
co-founded
InStent, which was acquired by Medtronic, and NaviCath (later Corindus), a Technion Incubator Company that developed the first-in-the-world
robotic coronary intervention and was acquired by Siemens Healthineers. He currently serves as a director or advisor to several start-up
companies. After his term as director of Rambam, Mr. Beyar
co-founded
and serves as managing general partner of ALIVE Israel HealthTech Fund. In 1996, Mr. Beyar founded Innovation in Cardiovascular Interventions (ICI), an international meeting which he continues to co-chair
with Professor Chaim Lotan. He served as chairman of the National Committee appointed by the Council for Higher Education for medical school curriculum and clinical fields and was a member of the Innovation Authority’s Bioconvergence Committee.
Stas Budagov, CPA, CIA
will serve as our independent director upon the completion of this offering. Mr. Budagov currently serves as a Partner at AME Associates, an accounting and financial consulting firm, where he advises public and private companies on complex technical accounting, SEC and financial reporting, internal controls, transaction readiness and other accounting and finance matters. From December 2023 to August 2025, Mr. Budagov served as Chief Financial Officer of QT Imaging Holdings, Inc., a publicly traded medical device company (Nasdaq: QTI). In this role, Mr. Budagov led the company’s accounting and finance functions, including through its business combination and de-SPAC
transaction, and oversaw SEC reporting, financial planning and analysis, corporate governance, and risk management. He also worked closely with the QTI’s Board of Directors and Audit Committee on financial reporting, business performance, risk management and other corporate matters. Mr. Budagov has more than 15 years of accounting, finance and consulting experience with public and private companies. Prior to joining QTI, Mr. Budagov provided financial and accounting consulting services through CBIZ APG and, from 2017 to 2022, through Acilon Consulting LLC, a boutique accounting and finance consulting firm. During this period, he served in interim finance leadership and senior advisory roles for public and private companies, including as acting revenue director at Natera, Inc., a publicly traded biotechnology company, and acting finance director at Kodiak Sciences, Inc., a publicly traded life sciences company. Throughout his consulting career, Mr. Budagov has advised companies on SEC and financial reporting, IPO readiness, technical accounting, internal controls and SOX compliance and has participated in more than seven IPO and public-company transaction projects involving
S-1
and
S-4
registration statements, principally for companies in the biotechnology, life sciences and medical device industries. From 2013 to 2017, Mr. Budagov was a manager with The Siegfried Group. During that period, he spent approximately three years on engagement with Ernst & Young LLP, where he supervised and managed audits of financial statements and internal controls for private and
SEC-reporting
companies, and subsequently advised public-company management teams regarding audit processes, internal controls, transaction due diligence and commercial contracts. Earlier in his career, Mr. Budagov worked in public accounting, including as a senior accountant at Cherry Bekaert LLP and as a staff accountant at Matthews, Carter & Boyce. Mr. Budagov earned a Bachelor of Science degree in Accounting from George Mason University. He has been a Certified Public Accountant in the Commonwealth of Virginia since 2013 and has been a Certified Internal Auditor since 2017.
Gil Frostig
will serve as our independent director upon the completion of this offering. Mr. Frostig is a general partner and CTO of
J-Ventures
Fund and also acts as an independent investor and adviser to start-up
companies. Since 2018, he has served on Advisory Boards for QDM and Geneyx Genomex Ltd. From 2013 to 2018, Mr. Frostig served as the Vice President of Engineering at Qualcomm Corporation, where he was in charge of Bluetooth and NFC Si components development, and part of the executive team of its WiFi product line, capturing the number one market share position for Access Points and Clients in enterprise and in retail. From 1983 to 2013, Mr. Frostig served as Vice President and General Manager at Intel Corp. (“Intel”). While at Intel, he managed all of the Ethernet (LAN) developments and products for client and server solutions, capturing the number one market share position in 1 Gbps Ethernet. Mr. Frostig led Intel’s foray into WiFi by developing and providing the WiFi solution for Intel’s Centrino platform, which started the global success of WiFi in general. Mr. Frostig received his B.Sc. in Electrical Engineering from the Technion, Israel Institute of Technology.
Investment Criteria
Consistent with our strategy, we have identified general criteria and guidelines that we believe are important in evaluating prospective acquisition target and, when evaluating a prospective acquisition target, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information that will be made available to us. We intend to use the following and other criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with an acquisition target business that does not meet any or all of these criteria or guidelines:

•
Companies that embrace today’s digital transformation and intelligent automation.
We will seek acquisition candidates active in the A&D services industry and the TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms anywhere in the world that embrace today’s digital transformation and intelligent automation as a competitive advantage. Businesses who rethink their current and future capabilities amid disruption will be better positioned for growth in the digital age. We seek to combine with the best available U.S. private or overseas private or foreign listed companies.

•	Companies that will benefit from a public listing. We will focus on partners looking to move to the next level through a public business combination and roll-up and primarily seek companies with entrepreneurial owners and leadership that may benefit from being publicly traded and may effectively utilize in furtherance of growth a broader access to capital and a public profile. A public status is designed to enhance organic and strategic growth opportunities and accelerate execution of business ideas in dynamic and competitive growth markets.

•
Companies that will benefit from our industry expertise and relationships.
We will seek companies that will be best positioned to leverage our industry expertise, international capabilities, global experience, prior references, insights and relationships to create opportunities for value creation, whether through acquisitions, capital investments in organic growth opportunities, generating greater operating efficiencies or significantly improving financial performance. Our management has a proven track record and extensive M&A and capital market experience to help to define the public market strategy for our initial business combination. We believe our strategy leverages our management team’s distinctive background and vast network of industry leaders in the A&D and TMT industries, including, command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. We will seek to identify such opportunities for value creation in evaluating potential business combinations. Our management also demonstrated the speed, certainty and efficiency in executing prior deals, which is highly desirable to quality business partners.

•
Companies that are market-leading participants
. We will seek an acquisition target that has an established business and market position. While we will focus on the A&D services industry and the TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms, we will not seek a target that is pre-revenue
or in early stages of development with unproven technologies.

•
Companies with strong management.
We will prioritize entities with well-established, proven and talented management teams that wish to continue to drive their companies to growth by leveraging a public market platform and are eager to succeed with support from an interactive and hands-on
board of directors. To the extent we believe it will enhance shareholder value, we would seek to selectively supplement the existing leadership of the business with proven leaders from our network, whether at the senior management level or at the board level. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant.

Our Acquisition Process
We intend to partner with a late-stage growth and high-quality acquisition target where our management team can offer financial, operational, and executive mentoring in order to accelerate its growth and expansion, organically and strategically, from a privately held entity to a fast-growing publicly traded company. Our approach can be broken down into several phases:

•
Inception
. This phase usually lasts up to approx.
2-3
months and entails incorporating a SPAC and bringing on a
Private-to-Public
(PPE) management team that includes A&D and TMT experts, entrepreneurs and executive operators. During this phase, a blank check company also secures a sponsorship team composed of industry veterans in the A&D and TMT sectors, family offices, institutional buyers, private equity firms and hedge funds. In launching an initial public offering, the SPAC management pays the most attention to forming an IPO book to ensure a solid balance of fundamental equity investors.

•	Searching . The search for a financially viable acquisition target ready to become a public company may take approx. 6 to 12 months. Our search for a potential business combination will focus on the

A&D and TMT sectors, and other diversified verticals nationally and worldwide. In determining whether a company may become our initial business combination, we look at the acquisition target’s prospects as a public company, consider potential avenues for exit and financing, and if the company is supported by an entrepreneurial management team and technology-oriented owners.

•
Engagement
. The next step is negotiation and execution of a letter of intent. It may take approx. from 3 to 6 weeks, and approx. another 5 to 10 weeks are required to conduct due diligence review and sign a binding definitive agreement.

•
Closing
. Following entry into the binding definitive agreement, the acquisition target must deliver audited financial statements as required to enable us to file all necessary SEC filings and obtain SEC clearance of these filings in a process that may take approx. 3 to 6 months. During this phase, to the extent not yet done, we also need to secure financing through back-stop lenders or fundamental equity investors and ensure compliance with the minimum listing conditions (e.g., maintaining a market-cap,
providing a required float and secure minimum
round-lot
shareholders), before closing a business combination. With the support of our investors, underwriters, legal counsel, accounting, investment and commercial banking firms, research analysts, investor and public relations and human resources firms, we create a
“one-stop-shop”
to ensure the successful path to becoming a public company.

•
Growth and Exit
. The final phase may last approx. from 1 to 4 years, during which we invest our time and resources in expanding and growing the business. We actively participate in meetings of the board of directors and strategic advisory board, provide continuous financing and M&A advisory support for growth, geographic
e
xpansion and cons
olid
ation, and prepare the business combination for
de-SPAC.

Sponsor
Our sponsor, GigAcquisitions10 Corp., is a Cayman Islands exempted company. Although our sponsor is permitted to undertake any activities permitted under the Companies Act and other applicable law, our sponsor’s operations are focused on investing in our company.
Our Chief Executive Officer
, Avi S. Katz, and Dr. Raluca Dinu, our director, currently own 100% of the shares in the sponsor, and hold voting and investment discretion with respect to the securities held of record by the sponsor. Dr. Avi S. Katz and Dr. Raluca Dinu are sole directors of the sponsor. No other entity or person has a direct or indirect material interest in our sponsor.
The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
GigAcquisitions10 Corp.	$30,000 per month	Office space, administrative and shared personnel support services

	[ ] Class B ordinary shares, of which [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the few investors at an aggregate price of $[ ].	$25,000, part of which will be recouped through the sales of founder shares to the few investors

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid

	$100,000 loan	Repaympent of loans made to us to cover offering related and organizational expenses

	Up to $1,500,000 in working capital loans, which loans may be convertible into private placement units at a price of $10.00 per unit at the option of the lender	Working capital loans to finance transaction costs in connection with an initial business combination

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

Chief Financial Officer (Christine Marshall)	Initially $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month.	Monthly payments to Chief Financial Officer

	15,000 insider shares, subject to forfeiture if Ms. Marshall resigns or is removed for cause from her position with the Company prior to consummation of our initial business combination	Future services as Chief Financial Officer

GigAcquisitions10 Corp.	[ ] private placement units to be purchased simultaneously with the closing of this offering (including if the underwriters’ over-allotment option is exercised in full)	$[ ]

Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion

GigAcquisitions10 Corp, our officers, directors, or our or their affiliates	Finder’s fees, advisory fees, consulting fees, success fees
Any services in order to effectuate the completion of our initial business combination, which, if payments are made in connection with such services prior to the completion of our initial business combination, will be paid from funds held outside the trust account. No agreements have been signed as of the date of this prospectus.

We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions. No agreements have been signed as of the date of this prospectus.
Because we have or will receive an aggregate of $[ ] for the 10,857,857 Class B ordinary shares that have or will be issued collectively to our sponsor, the few investors, the non-managing
investors and Ms. Marshall, or a nominal aggregate purchase price of $[ ] per share, our public shareholders will incur an immediate and material dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the Class B ordinary shares may result in material dilution to our public shareholders due to the anti-dilution rights of our Class B ordinary shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion. In addition, because our designated investors and the non-managing
investors will acquire the private placement units, including the private placement shares, at a price of $[ ] per private placement unit that is less than the amount paid by our public shareholders for the public units which we are selling in this offering, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. Additionally, our public shareholders may experience dilution from the conversion of the private placement rights that form a part of the private placement units into 36,000 Class A ordinary shares (or converting into up to [ ] Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) to be purchased in the private placement simultaneously with the closing of this offering. Further, our public shareholders may experience material dilution if the $1,500,000 in working capital loans is fully advanced by the sponsor and the sponsor elects to convert the working capital loans into private placement units at $10.00 per unit, resulting in the sponsor receiving an additional 150,000 private placement units.
See the sections titled
“
Risk Factors - Risks Relating to our Securities - The nominal purchase price paid by our designated investors for the founder shares and paid by the non-managing
investors for the private investor shares, as well as the grant of the insider shares to our Chief Financial
Officer, in addition to the sale of private placement units to the designated investors and the non-managing
investors, may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.”
and “
Dilution
.”
The founder shares, insider shares and private investor shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 30% of the sum of (i) all ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the securities underlying the private placement units issued to the sponsor and non-managing
investors), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares and insider shares will never occur on a less than
one-for-one
basis.
See the section titled “
Summary - The Offering - Conversion of founder shares, insider shares and private investor shares and anti-dilution rights
.”
If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares, insider shares and private investor shares result in the issuance of Class A ordinary shares on a greater than one-for-one
basis upon conversion of the founder shares, insider shares and private investor shares at the time of our initial business combination.
Pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers, and the few investors has agreed to restrictions on its ability to transfer, assign, or sell the founder shares, insider shares and private placement units, as summarized in the table below. In addition, the non-managing
investors have agreed to substantially the same certain transfer restrictions with respect to the private placement units and private investor shares held by them, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder shares and insider shares
The earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial

GigAcquisitions10 Corp.

Dr. Avi S. Katz

Dr. Raluca Dinu

Ambassador Adrian Zuckerman

Rafael Beyar

Stas Budagov

Gil Frostig

Christine M. Marshall

The few investors acquiring founder shares from GigAcquisitions10 Corp.

Transfers permitted (1) amongst such holders and their affiliates, to our executive officers or directors, or to any affiliate or family member of any of our executive officers or directors, (2) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of our company’s securities, (5) through private sales or transfers made in connection with the consummation of our initial business combination at prices no greater than the price at which such securities were

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

originally purchased, (6) to us for no value for cancellation in connection with the consummation of our initial business combination; provided that (except for clause (6)) these transferees (“permitted transferees”) shall enter into a written agreement with us agreeing to be bound by the transfer restrictions agreed to by the original holder in connection with the purchase of the securities being transferred. In addition, the sponsor, executive officers and directors may transfer, assign or sell any of the founder shares, insider shares or private placement units ((including underlying securities) (i) in the event of our liquidation prior to the consummation of our initial business combination; (ii) by virtue of the laws of the Cayman Islands, by virtue of sponsor’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of the sponsor, or by virtue of the constitutional, organizational or formational documents of a subsidiary of the sponsor that holds any such securities, upon liquidation or dissolution of such subsidiary; or (iii) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
the completion of our initial business combination.

Private placement units (including underlying securities)	Thirty days after the completion of our initial business combination
GigAcquisitions10 Corp.

Dr. Avi S. Katz

Dr. Raluca Dinu

Ambassador Adrian Zuckerman

Rafael Beyar

Stas Budagov

Gil Frostig

The few investors acquiring founder shares from GigAcquisitions10 Corp.

Non-managing
investors
Same as above.

Private investor shares
The earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.
		Non-managing investors	Same as above.

Any units, share rights, ordinary shares or any	180 days from the date of this prospectus	GigAcquisitions10 Corp. Dr . Avi S. Katz	We, our sponsor, directors and officers, and the few investors have agreed that, for a period

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or rights		Dr. Raluca Dinu Ambassador Adrian Zuckerman Mizrachi Rafael Beyar Stas Budagov Gil Frostig Christine M. Marshall The few investors acquiring founder shares from GigAcquisitions10 Corp.
of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, share rights, shares or any other securities convertible into, or exercisable, or exchangeable for, shares, subject to certain exceptions.

The representative in its sole discretion may release any of the securities subject to these lock-up
agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares, insider shares and private placement units pursuant to the letter agreement described in the immediately preceding paragraphs.

Up to [ ] of the founder shares and up to [ ] of the private investor shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised. In addition, in order to facilitate our initial business combination as determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, insider shares private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one
at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein.
Our letter agreement may be amended without shareholder approval. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement.

The
non-managing
investors have agreed in their subscription agreements to the transfer restrictions with respect to the private investor shares and private placement units. Since such subscription agreements are bilateral contractual obligations of the company and such non-managing
investors, the transfer restrictions may be amended without any vote of the public shareholders. However, the non-managing
sponsor investors will not be subject to transfer restrictions or a lock-up
agreement on any public units, public shares or public rights that they may purchase in this offering or thereafter.
See “
Summary—The Offering -
Transfer restrictions applicable to founder shares, insider shares, private investor shares, private placement shares and private placement rights (and shares into which the rights convert).
”
Initial Business
Combination
We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of permitted withdrawals, if any), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, we will file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.
We will have until 24 months from the closing of this offering to consummate an initial business combination (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. While we do not currently intend to seek such shareholder approval, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the completion window beyond 36 months from the closing of this offering. If we seek such shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a price per share, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned therein (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we determine not to or are unable to extend the completion window or fail to obtain shareholder approval to extend the completion window, our designated investors’ investment in our founder shares and our private placement units, including the component securities thereof, will be worthless. If we are unable to consummate an initial business combination within the completion window, we will, as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account and net of interest that may be used by us to pay permitted withdrawals, and less up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.00 per public share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public shareholders.
Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding permitted withdrawals) at the time of the agreement to enter into the initial business combination. Such initial business combination must be approved by a majority of the company’s independent directors. The fair market value of the acquisition target(s) will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow, valuation of the specific market segment of the target and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of our board of directors in evaluating the fair market value of the acquisition target(s). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the acquisition target, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business(es), we may, in our sole discretion, obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. However, unless we consummate our initial business combination with an affiliated entity, our board of directors is not required to obtain an opinion from an independent investment banking firm or another independent entity that the price we are paying is fair to our shareholders from a financial point of view.
As described below adjacent to the caption “
Summary
-
The Offering - Offering proceeds to be held in the trust account
”
NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the public units be deposited in a trust account. Of the $220,000,000 gross proceeds we will receive from this offering and the sale of the private investor shares and private placement units (or $253,000,000 if the over-allotment option is exercised in full), an aggregate of $220,000,000 (or $10.00 per unit), or $253,000,000 (or $10.00 per unit) if the over- allotment option is exercised in full, will be placed in a segregated trust account located in the United States maintained by Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.
We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the acquisition target(s). We may, however, structure our initial business combination where we merge directly with the acquisition target or where we acquire less than 100% of such interests or assets of the acquisition target in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the acquisition target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the acquisition target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the acquisition target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the acquisition target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of an acquisition target(s) are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, as described above.
As more fully discussed in “
Management-Conflicts of Interest
” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or contractual obligations, including, among other things, UpHealth, Inc., QT Imaging Holdings, Inc., Hadron Energy, Inc., GIG8 and GIG9, he or she may be required to present such business combination opportunity to such entities prior to presenting such business combination opportunity to us. Certain of our directors currently have, and any of our officers or directors may in the future have, certain relevant fiduciary duties or contractual obligations.
In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Further, there is a significant overlap among the directors and officers of UpHealth, Inc., QT Imaging Holdings, Inc., Hadron Energy, Inc., GIG8, GIG9 and our company. Dr. Katz, our Chief Executive Officer and Chairman, serves as the Chairman of UpHealth, Inc., QT Imaging Holdings, Inc., GIG8 and GIG9, and the Executive Chairman of Hadron Energy, Inc.,. Dr. Dinu, our director, is also the Chief Executive Officer and a member of the board of directors of QT Imaging Holdings, Inc., as well as a member of the board of directors of each of UpHealth, Inc., Hadron Energy, Inc., GIG8 and GIG9. Our Director, Ambassador Adrian Zuckerman, is also a board member of Hadron Energy, Inc., GIG8 and GIG9. Christine Marshall, our Chief Financial Officer, serves in the same position at GIG8 and GIG9. Any of such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination, particularly as we are planning to focus the target search of our company in different industries, such as the A&D services industry and the TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms.
Emerging Growth Company Status and Other Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates
exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates
exceeds $220 million as of the prior July 17th, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates
exceeds $700 million as of the prior June 30th.
Prior to the date of this prospectus, we will file a Registration Statement on Form
8-A
with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Corporate Information
Our executive offices are located at 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303, and our telephone number is (650)
276-7040.

THE OFFERING
In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered
22,000,000 public units (or 25,300,000 public units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each public unit consisting of one Class A ordinary share and one right to receive one-tenth
(1/10) of one Class A ordinary share upon consummation of our initial business combination, subject to the conditions described in this prospectus. Every ten rights entitle the holder to receive one ordinary share upon consummation of our initial business combination.

Listing of our securities and proposed symbols
We anticipate that the public units, as well as the public shares and public rights underlying the public units (once they begin separate trading), will be listed on NYSE under the symbols “GIA U,” “GIA,” and “GIA R,” respectively.

Each of the public units, public shares and public rights may trade separately on the 52nd day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable. In no event will the underwriters allow separate trading of our public shares and public rights until we file a Current Report on Form
8-K
with the SEC with an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. Once our public shares and public rights commence separate trading, the holders thereof will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the public units into public shares and public rights. No fractional rights will be issued upon separation of the public units and only whole rights will trade.
We will file a Current Report on Form
8-K
with the SEC, including an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering, promptly upon the closing of this offering, which is anticipated to take place two business days from the date the public units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form
8-K,
a second or amended Current Report on Form
8-K
will be filed to provide updated financial information to reflect the exercise of the over- allotment option. We will also include in the initial Current Report on Form
8-K,
or any amendment thereto or subsequent filing, as applicable, information indicating if the underwriters have allowed separate trading of the public shares and public rights prior to the 52nd day after the date of this prospectus.
Units:

Issued and outstanding before this offering:	0 units

Issued and outstanding after this offering and the concurrent private placement:	22,360,000 units (1)
Ordinary shares:

Issued and outstanding before this offering:	[ ] shares (2)

Issued and outstanding after this offering and the concurrent private placement:	31,803,571 shares (3)
Rights:

Outstanding before this offering	0 rights

Outstanding after this offering and the concurrent private placement	22,360,000 rights (4)

Term of Rights
Except in cases where we are not the surviving company in an initial business combination, each holder of a right will automatically receive one-tenth
(1/10) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth
(1/10) of a Class A ordinary share of the new entity underlying each right upon consummation of the initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise determined by the board of directors as provided by Cayman Islands laws. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of an initial business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless

(1)
Assumes no exercise of the underwriters’ over-allotment option, and includes, accordingly, (i) an aggregate of 22,000,000 public units and (ii) 360,000 private placement units purchased by our designated investors and non-managing
investors.

(2)
Includes up to [ ] founder shares issued to the designated investors that are subject to forfeiture if the over-allotment option is not exercised. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of a holder on a one-for-one
basis, subject to adjustment as described below adjacent to the caption “
Conversion of founder shares, insider shares and private investor shares and anti-dilution rights
” and in our amended and restated memorandum and articles of association.

(3)
Assumes no exercise of the underwriters’ over-allotment option, and includes, accordingly, (i) an aggregate of 22,000,000 public shares, (ii) an aggregate of 9,443,571 Class B ordinary shares purchased by the designated investors, Chief Financial Officer and non-managing
investors, and (iii) 360,000 private placement shares included in the private placement units purchased by the designated investors and non-managing
investors.

(4)
Represents 22,000,000 public rights and 360,000 private placement rights. Because we will not issue fractional ordinary shares in connection with an exchange of rights, and fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with Cayman Islands law, a holder of private placement rights must hold such rights in multiples of ten in order to receive a whole share. Furthermore, because not all of the holders of the 360,000 private placement rights will hold rights in multiples of ten, such private placement rights are only expected to be converted into [ ] Class A ordinary shares upon consummation of our initial business combination.

Founder shares, insider shares, private investor shares and private placement units
At our formation on July 17, 2026, one Class B ordinary share that was allotted to Ascentium upon our formation was transferred by Ascentium to our sponsor and on July 31, 2026, 10,842,856 Class B ordinary shares were issued to our sponsor for an aggregate purchase price of $25,000, or a purchase price of $0.0023 per share, of which up to 1,414,286 Class B ordinary shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Subsequent to this purchase, our sponsor forfeited [ ] Class B ordinary shares back to us, and in doing so, reduced the amount that remains subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering by 30% of this amount, or by [ ] Class B ordinary shares. In addition, as discussed below, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares, of which 30% of such founder shares, or [ ] founder shares, will also be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. As a result, as of the time of this offering, the number of founder shares that will be subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering will be [ ] founder shares. In connection with the entry by our designated investors into the Unit Purchase Agreements, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the non-affiliated
few investors at an aggregate price of $[ ], thus recouping in part the amount that our sponsor paid to purchase all of the founder shares that it purchased, including the [ ] founder shares that it will retain following the sales of founder shares to the few investors, with the result that our sponsor will have a $[ ] per share basis in the founder shares.

On [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination.
Our sponsor which is owned by two of our directors, Dr. Avi S. Katz and Dr. Raluca Dinu (or non affiliated investors to which our sponsor assigns this subscription as described below) and the few investors have entered into Unit Purchase Agreements to subscribe to purchase an aggregate of [ ] private placement units (including if the underwriters’ over-allotment option is exercised in full), at a price of $[ ] per unit, for an aggregate purchase price of $[ ] in a private placement that will close simultaneously with the closing of this offering. Our sponsor will purchase [ ] of the [ ] private placement units for a purchase price of $[ ], with the few investors purchasing the remainder of the [ ] private placement units. Each private placement unit sold in this private placement consists of one Class A ordinary share and one right to receive one-tenth
of one Class A ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Our sponsor reserves the right to allocate participation in the private placement for the [ ] private placement units for which it has entered into a Unit Purchase Agreement to some non-affiliated
investors in connection with the completion of this offering in exchange for interests in our founder shares.
The
non-managing
investors, which is a group of institutional accredited investors (none of which are affiliated with any member of our management, our sponsor or any other investor), have committed to purchase an aggregate of (a) [ ] Class B ordinary shares (of which up to [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering) as the private investor shares at a purchase price per Class B ordinary share of $[ ], and (b) an aggregate of [ ] private placement units (or up to [ ] private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $[ ] per private placement unit, for an aggregate purchase price of $[ ] (or $[ ] if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the completion of this offering.
The number of founder shares and private investor shares, and the forfeiture mechanism underlying the founder shares and private investor shares, has been determined in order to ensure that the founder shares and private investor shares will collectively represent approximately 30% of the outstanding ordinary shares upon completion of this offering and the exercise of the underwriters’ over-allotment option, if any (not including the private placement shares). If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or a share contribution back to capital, as applicable, immediately prior to the consummation of the offering, in such amount so that the founder shares and private investor shares will continue collectively representing approximately 30% of the issued and outstanding ordinary shares (not including the private placement shares) upon completion of this offering. Prior to the investment in the company of an aggregate of $25,000 by our sponsor (before giving effect to the sales of shares to the other designated investors), we had no assets, tangible or intangible.
A portion of the purchase price of the private placement units and private investor shares will be added to the proceeds of this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds from the sale of the private placement units and private investor shares held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law).
The founder shares, insider shares private investor shares, private placement shares and shares issued upon conversion of the private placement rights upon the consummation of our initial business combination are identical to the public shares being sold in this offering, except that:

•
only holders of the founder shares, insider shares and private investor shares have the right to vote on the appointment of directors prior to the completion of our initial business combination (by a majority of votes cast by the holders of the founder shares, insider shares and private investor shares);

•	the founder shares, insider shares private investor and private placement units (including underlying securities) are subject to certain transfer restrictions, as described in more detail below;

•
as described below adjacent to the caption “Voting arrangements with our sponsor, non-managing
investors and related parties,” our sponsor, officers and directors, and the few investors will each enter into a letter agreement with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares, insider shares and private placement shares in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares, insider shares and private placement shares if we fail to complete our initial business combination within the completion window; and (3) to waive their redemption rights with respect to their founder shares, insider shares and private placement shares in connection with a shareholder vote to approve an amendment to our company’s amended and restated memorandum and articles of association that would modify the substance or timing of our company’s obligation to redeem 100% of our company’s public shares if our company does not timely complete the initial business combination or with respect to any other provision relating to shareholders’ rights or pre-business
combination activity. The
non-managing
investors have entered into written agreements, pursuant to which they have agreed: (1) to waive their redemption rights with respect to their private investor shares and private placement shares held by them in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; (2) to waive their rights to liquidating distributions from the trust account with respect to their private investor shares and private placement shares if we fail to complete our initial business combination within the completion window; and (3) to waive their redemption rights with respect to their private investor shares and private placement shares in connection with a shareholder vote to approve an amendment to our company’s amended and restated memorandum and articles of association that would modify the substance or timing of our company’s obligation to redeem 100% of our company’s public shares if our company does not timely complete the initial business combination or with respect to any other provision relating to shareholders’ rights or pre-business
combination activity. Notwithstanding the foregoing, our initial shareholders will be entitled to liquidating distributions from the trust account with respect to any public shares purchased in this offering or on the open market after the completion of this offering if we fail to complete our initial business combination within the prescribed time frame;

•
the
non-managing
investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued the private investor shares and private placement units of our company. The non-managing
investors are not required to (i) hold any public units, public shares or public rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination (although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination), or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing
investors will have the same rights to the funds held in the trust account with respect to the public shares comprising part of the public units they may purchase in this offering or otherwise acquire as the rights afforded to our other public shareholders. However, if the non-managing
investors purchase public units or public shares or otherwise hold a substantial number of our public units or public shares, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement units.

•
the founder shares, insider shares and private investor shares will automatically convert into our Class A ordinary shares at the time of our initial business combination or earlier at the option of the holder on a one-for-one
basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Conversion of founder shares, insider shares and private investor shares and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•	the founder shares, insider shares private investor shares, private placement shares and any shares issued upon conversion of the private placement rights are entitled to registration rights.

Sponsor’s Securities and Compensation
The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

	Description	Price Paid or Payable
Number of founder shares
[ ] Class B ordinary shares, of which [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the few investors at an aggregate price of $[ ].
$25,000, part of which will be recouped through the sales of founder shares to the few investors

Number of private placement units	[ ] private placement units to be purchased simultaneously with the closing of this offering (including if the underwriters’ over-allotment option is exercised in full)	$[ ]

	Description	Price Paid or Payable

Office space and general and administrative services	Office space, administrative and shared personnel support services	$30,000 per month

Compensation to Chief Financial Officer	Initially $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month	Monthly payments to Chief Financial Officer

	15,000 insider shares, subject to forfeiture if Ms. Marshall resigns or is removed for cause from her position with the Company prior to consummation of our initial business combination	Future services as Chief Financial Officer

Promissory Note	$100,000 loan	Repayment of loans made to us to cover offering related and organizational expenses

Working Capital Loans	Up to $1,500,000 in working capital loans, which loans may be convertible into private placement units at a price of $10.00 per unit at the option of the lender (1)	Working capital loans to finance transaction costs in connection with an initial business combination

Expense reimbursement	Services in connection with identifying, investigating and completing an initial business combination	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination

Anti-dilution protection upon conversion of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares and insider shares on a greater than one-to-one basis upon conversion

(1)
After the completion of this offering, our board of directors may approve working capital loans for the purpose of funding working capital, which loans may be converted into our private placement units.
See
“
Risk Factors -
Risks Relating to our Search for, and Consummation of or Inability to Consummate, a
Business Combination
- We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.
“ and
“Risks Relating to our Securities—Unlike some other similarly structured blank check companies, our sponsor will receive additional Class
 A ordinary shares if we issue shares to consummate an initial business combination.
”

As described below adjacent to the caption “Conversion of founder shares, insider shares and private investor shares and anti-dilution rights” the founder shares, insider shares and private placement shares and Class A ordinary shares issuable in connection with the conversion of the founder shares, insider shares and private placement may result in material dilution to our public shareholders. Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option and the forfeiture of [ ] founder shares and [ ] private investor shares, our designated investors will have paid an aggregate of $[ ]to own [ ] founder shares and [ ] private placement units, and our
non-managing
investors will have paid an aggregate of $[ ] for [ ] private investor shares and [ ] private placement units. Our sponsor (after giving effect to the sale of shares to the few investors) will have a $[ ] per share basis in the founder shares that it retains, each of the other designated investors and the non-managing
investors will have paid $[ ] per founder share, and each of the designated investors and non-managing
investors will have paid $[ ] per private placement unit. In addition, our Chief Financial Officer was granted 15,000 insider shares solely in consideration of future services to us. Furthermore, the anti-dilution rights of our founder shares, insider shares and private investor shares may result in an issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion. Our sponsor or its affiliates may receive additional compensation and/or may be issued additional securities in connection with an initial business combination, including securities that may result in material dilution to public shareholders. For more information also see below adjacent to the caption “Limited payments to insiders.”

Transfer restrictions applicable to founder shares, private placement units, private investor shares, private placement shares and private placement rights (and shares into which the rights convert)	Except with respect to permitted transferees as described herein under “Principal Shareholders,” our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares and private investor shares until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property and their private placement units, private placement shares, private placement rights and shares issued upon conversion of the private placement rights until thirty days after the consummation of the initial business combination.
Notwithstanding the foregoing, the
lock-up
period of the
non-managing
investors shall not be longer than the sponsor’s
lock-up
period; provided that if upon consummation of an initial business combination, any securityholder holding more than three percent (3.0%) of the capital stock of the surviving company is not subject to a lock-up
agreement or is subject to a
lock-up
agreement for a shorter period of time than the
non-managing
investors, unless required to comply with NYSE listing conditions, the non-managing
investors’
lock-up
period shall be reduced to the shortest
lock-up
period or terminated, as the case may be. Further, if any such securityholder is released from the lock-up
period subsequent to the consummation of an initial business combination, the company shall release the private investor shares, private placement shares and shares issued upon conversion of the private placement rights held by the non-managing
investors from the
lock-up
provisions.
Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares, private investor shares, private placement units, private placement shares, private placement rights and shares issued upon conversion of the private placement rights. We refer to such transfer restrictions throughout this prospectus as the
“lock-up.”

Conversion of founder shares, insider shares and private investor shares and anti-dilution rights	Subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the founder shares, insider shares and private investor shares, which are designated as Class B ordinary shares, will be convertible at the option of the holder on a one-for-one
basis or will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares, insider shares and private investor shares will equal, in the aggregate, on an
as-converted
basis, approximately 30% of the sum of (i) all ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the securities underlying the private placement units issued to the sponsor and non-managing
investors), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Voting arrangements with our officers and directors, the designated investors and the non-managing investors parties	Our sponsor, officers and directors, and the few investors and the other designated investors will each enter into a letter agreement with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares, insider shares and private placement shares in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares, insider shares and private placement shares if we fail to complete our initial business combination within the completion window; and (3) to waive their redemption rights with respect to their founder shares, insider shares and private placement shares in connection with a shareholder vote to approve an amendment to the company’s amended and restated memorandum and articles of association that would modify the substance or timing of the company’s obligation to redeem 100% of the company’s public shares if the company does not timely complete the initial business combination or with respect to any other provision relating to shareholders’ rights or pre-business
combination activity. The
non-managing
investors have entered into written subscription agreements, pursuant to which they have agreed: (1) to waive their redemption rights with respect to their private investor shares and private placement shares held by them in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; (2) to waive their rights to liquidating distributions from the trust account with respect to their private investor shares and private placement shares if we fail to complete our initial business combination within the completion window; and (3) to waive their redemption rights with respect to their private investor shares and private placement shares in connection with a shareholder vote to approve an amendment to the company’s amended and restated memorandum and articles of association that would modify the substance or timing of the company’s obligation to redeem 100% of the company’s public shares if the company does not timely complete the initial business combination or with respect to any other provision relating to shareholders’ rights or pre-business
combination

activity. Notwithstanding the foregoing, our initial shareholders will be entitled to liquidating distributions from the trust account with respect to any public shares purchased in this offering or on the open market after the completion of this offering if we fail to complete our initial business combination within the prescribed time frame.
Any permitted transferees would be subject to the same restrictions and other agreements as the transferor.
If we submit an initial business combination to our shareholders for a vote, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting, are voted in favor of the business combination. Our initial shareholders have agreed to vote their founder shares, insider shares, private investor shares and private placement shares in favor of such initial business combination. However, our sponsor, officers and directors have also agreed to vote any public shares they may hold in favor of such initial business combination. As a result, in addition to the founder shares, insider shares, private investor shares and private placement shares that our designated investors and the non-managing
investors have committed to purchase (as described above), we would need approximately [ ] public shares, or approximately [ ]% of the 22,000,000 public shares sold in this offering, to be voted in favor of a transaction (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and [ ] founder shares and [ ] private investor shares have been forfeited) in order to have such initial business combination approved.
Assuming that only the holders of
one-third
of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our founder shares held by our designated investors to be voted in favor of an initial business combination in order to approve such initial business combination. In addition, if the non-managing
investors purchase any public units, and assuming none of them will trade such public units after this offering, depending upon the amount of public units purchased by the non-managing
investors, we may be able to have our initial shareholders approve our initial business combination without vote of the other public shareholders.

Expression of Interest	None of the
non-managing
investors have currently expressed to us an interest in purchasing any of the public units in this offering and neither us nor the representatives have had discussions with any non-managing
investors regarding any purchases of public units in this offering. However, we expect that some or all of the non-managing
investors may seek to purchase public units in the offering, but if they do indicate an interest in doing so, that a smaller amount of the public units in this offering will be offered by the underwriters to the non-managing
investors than the amount for which the
non-managing
investors may express an interest. Furthermore, we would not expect any of the non-managing
investors to express an interest to purchase more than 9.9% of the public units to be sold in this offering. There can be no assurance that the non-managing
investors will acquire any public units, either directly or indirectly, in this offering, or as to the amount of the public units the non-managing
investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, the underwriters have full discretion to allocate the public units to investors and may determine to sell a different number or no public units to the non-managing
investors. If the
non-managing
investors purchase public units in the offering, and depending on how many public units are purchased by the non-managing
investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors. We do not expect any potential purchases of units by the non-managing
investors to negatively impact our ability to meet NYSE listing eligibility requirements. The underwriters will receive the same upfront discounts and commissions on public units purchased by the non-managing
investors in the offering, if any, as it will on the other public units sold to the public in this offering. In addition, although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination, none of the non-managing
investors has any obligation to vote any public shares which they may hold in favor of our initial business combination. Nevertheless, regardless of the number of public units they may purchase, the non-managing
investors will be incentivized to vote their public shares in favor of a business combination due to their ownership of private investor shares and private placement shares and private placement rights issued as part of the private placement units. In the event that the non-managing
investors purchase such public units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders may be required to approve our initial business combination if all of our issued and outstanding shares are voted. However, because the non-managing
investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing
investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing
investors will vote on any business combination. Additionally, these non-managing
investors have the potential to realize enhanced economic returns from their investments compared to other investors in this offering. If the non-managing
investors that purchase public units otherwise hold a substantial number of our public units, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement shares. Such ownership may create an incentive for the non-managing
investors to vote any public shares they own in favor of a business combination and make a substantial profit on their private investor shares and private placement shares, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders. For more information on different interests between the non-managing
investors and public shareholders,
please see
“Risk Factors - Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination - Our management team, the non-managing
investors and our sponsor may make a profit on any initial business combination, even if any public shareholders who did not redeem their shares would experience a loss on that business combination. As a result, the economic interests of our management team, the non-managing
investors and our sponsor may not fully align with the economic interests of public shareholders.”

The
non-managing
investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued the private investor shares and private placement units of our company. The non-managing
investors are not required to (i) hold any public units, public shares or public rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination (although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination), or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing
investors will have the same rights to the funds held in the trust account with respect to the public shares comprising part of the public units they may purchase in this offering or otherwise acquire as the rights afforded to our other public shareholders. However, if the non-managing
investors purchase public units or public shares or otherwise hold a substantial number of our public units or public shares, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement units.
For more information on additional financing we may raise in connection with our initial business combination and risks related thereto, see “
Risk Factors -Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination
-
We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.”

Offering proceeds to be held in the trust account
NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the public units be deposited in a trust account. Of the $220,000,000 gross proceeds we will receive from this offering and the sale of the private investor shares and private placement units (or $253,000,000 if the over-allotment option is exercised in full), an aggregate of $220,000,000 (or $10.00 per unit), or $253,000,000 (or $10.00 per unit) if the over-allotment option is exercised in full, will be placed in a segregated trust account located in the United States maintained by Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; or (3) our redemption of our public shares in connection with the approval of any amendment to the provisions of our amended and restated memorandum and articles of association governing our pre-initial
business combination activity and related shareholders’ rights. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for permitted withdrawals. Based upon current interest rates, we expect the trust account to generate approximately $9,108,000 of interest annually (or $10,474,200 if the over-allotment option is exercised in full) (assuming an interest rate of 4.14% per year). Unless and until we complete our initial business combination, we may pay our expenses only from:

•
that portion of the net proceeds of this offering not held in the trust account and cash held outside the trust account before the offering, which will be approximately $[ ] in working capital (or, if the underwriters exercise the over-allotment option in full, $[ ] in working capital) after the payment of approximately $[ ] in net offering expenses (or, if the underwriters exercise the over-allotment option in full, approximately $[ ] in net offering expenses), relating to this offering; and

•
any loans or additional investments from our sponsor, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds or invest in us and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid to our sponsor, officers and directors, or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from that portion of the proceeds of this offering prior to the consummation of our initial business combination:

•
payment to an affiliate of our sponsor, GigManagement, LLC, of a monthly fee of $30,000 for office space and administrative and support services until the consummation of an initial business combination;

•	payment to the company’s Chief Financial Officer of initially $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month for her services the company;

•
reimbursement of
out-of-pocket
expenses incurred by our executive officers and directors and advisory fees to directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations as well as advisory fees to directors pertaining to board committee service and extraordinary administrative and analytical services;

•	payment for analyst and consultant services as approved by our board of directors; and

•
repayment upon consummation of our initial business combination of any loans which may be made by our sponsor, executive officers and directors, or their affiliates, to finance transaction costs in connection with an intended initial business combination. The terms of any such loans have not been determined nor have any written agreements been executed with respect thereto.

These payments may be funded using that portion of the net proceeds of this offering not held in the trust account, or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or any of their affiliates.
Our sponsor, officers and directors, or their affiliates, may have interests that differ from you in connection with the business combination, including the fact that they will receive payments for services rendered prior to, or in order to effectuate, the consummation of an initial business combination and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Audit Committee	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee (which will be composed entirely of independent directors) to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see “
Management-Committees of the Board of Directors-Audit Committee
.”

Election of directors; Voting rights
Prior to the completion of our initial business combination, only holders of our founder shares, insider shares and private investor shares will have the right to vote on the appointment of directors (by a majority of votes cast by the holders of the founder shares, insider shares, private investor shares and private placement shares). Holders of our public shares will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds)
of our ordinary shares voting at the applicable general meeting.

With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of NYSE then in effect, holders of our founder shares, insider shares, private investor shares and private placement shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in trust (less permitted withdrawals) at the time of our signing a definitive agreement in connection with our initial business combination. Such initial business combination must be approved by a majority of the company’s independent directors. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our board of directors is not able to independently determine the fair market value of the acquisition target(s), we may obtain an opinion, in our sole discretion, from an independent investment banking firm that is a member of FINRA, or from another independent entity. However, unless we consummate our initial business combination with an affiliated entity, our board of directors is not required to obtain an opinion from an independent investment banking firm or another independent entity that the price we are paying is fair to our shareholders from a financial point of view. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the acquisition target or otherwise acquire a controlling interest in the acquisition target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the acquisition target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the acquisition target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test; provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the acquisition targets.

Permitted purchases of public shares by our affiliates
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, or any of their affiliates may purchase shares of our public shares in privately negotiated transactions or on the open market either prior to or following the completion of our initial business combination. Please see “
Proposed Business-Initial Business
Combination
” for a description of how such persons will determine from which shareholders to seek to acquire shares. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, executive officers, or any of their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase public shares in such transactions. If any of our sponsor, directors, executive officers, or any of their affiliates engages in such transactions, they will not make any such purchases when they are in possession of any material non-public
information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders (hereinafter in this paragraph, as defined in the Exchange Act) to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public
information and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether any of our insiders will make such purchases pursuant to a Rule
10b5-1
plan, as that would be dependent upon several factors, including but not limited to, the timing and size of any such purchase. Depending on the circumstances, any of our insiders may decide to make purchases of our public shares pursuant to a Rule
10b5-1
plan or may determine that acting pursuant to such a plan is not required under the Exchange Act.

We do not currently anticipate that purchases of our public shares by any of our sponsor, directors, executive officers or any of their affiliates, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. None of our sponsor, directors, officers or any of their affiliates will purchase public shares if such purchases would violate Section 9(a)(2) or Rule
10b-5
of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. Our initial shareholders have entered into agreements with us, pursuant to which they agree to waive their redemption rights with respect to their founder shares, insider shares, private investor shares and any Class A ordinary shares issuable upon conversion thereof in connection with the consummation of our initial business combination.

The
non-managing
investors are not granted any shareholder or other rights in addition to those afforded to our other public shareholders, and will only be issued the private investor shares and private placement units of our company. The non-managing
investors are not required to (i) hold any public units, public shares or public rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination (although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination), or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing
investors will have the same rights to the funds held in the trust account with respect to the public shares comprising part of the public units they may purchase in this offering or otherwise acquire as the rights afforded to our other public shareholders. However, if the non-managing
investors purchase public units or public shares or otherwise hold a substantial number of our public units or public shares, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement units.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a shareholder meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

•
Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor, directors and executive officers will terminate any plan established in accordance with Rule
10b5-1
under the Exchange Act to purchase public shares on the open market, in order to comply with Rule
14e-5
under the Exchange Act.

•
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule
14e-1(a)
under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

•
We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our NYSE listings or Exchange Act registration.

•
If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, pursuant to the terms of agreements entered into with us, our initial shareholders will agree (and any of their permitted transferees will agree) to vote their founder shares, insider shares, private investor shares and private placement shares held by them in favor of our initial business combination, but not any public shares that the non-managing
investors may buy in this offering or after this offering on the open market. As a result, in addition to the founder shares, insider shares, private investor shares and private placement shares that our designated investors and the non-managing
investors have purchased or committed to purchase (as described above), we would need approximately [ ] public shares, or approximately [ ]% of the 22,000,000 public shares sold in this offering, to be voted in favor of a transaction (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and [ ] founder shares and [ ] private investor shares have been forfeited) in order to have such initial business combination approved. Assuming that only the holders of one-third
of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our founder shares held by our sponsor to be voted in favor of an initial business combination in order to approve an initial business combination. These voting thresholds, and the voting agreements of our initial shareholders may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our amended and restated memorandum and articles of association will require that at least five clear days’ notice will be given of any such shareholder meeting.

•	Redemptions of our public shares may also be subject to a cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the acquisition target or its owners; (2) cash to be transferred to the acquisition target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we would not complete the business combination or redeem any public shares, and all public shares submitted for redemption would be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two (2) business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the public shares sold in this offering if we hold a shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with
Our amended and restated memorandum and articles of association will provide that amendments to any its provisions relating to our pre-initial
business combination activity and related shareholder rights, as well as any other provision of the amended proposed amendments to our charter documents
and restated memorandum and articles of association, may be amended if approved by holders of a majority of our issued and outstanding ordinary shares, which attend and vote at a shareholder meeting of the company, subject to applicable stock exchange rules. If an amendment to any such provision is approved by the requisite shareholder vote, then the corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended.

After the completion of this offering, and prior to the consummation of our initial business combination, we may not issue any additional shares that would entitle the holders thereof to receive funds from the trust account or vote on an initial business combination, on any pre-business
combination activity or on any amendment to the provisions of our amended and restated memorandum and articles of association relating to our pre-initial
business combination activity and related shareholders’ rights.

Our sponsor, executive officers and directors (and any of their permitted transferees), who will beneficially own approximately [ ]% of our outstanding ordinary shares upon the closing of this offering (assuming they do not purchase public units in this offering and that the underwriters do not exercise their over-allotment option), may participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose; provided, that, each of them has agreed (and their permitted transferees will agree), pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals.

Our initial shareholders will enter into agreements with us pursuant to which they will agree to waive their redemption rights with respect to their founder shares, insider shares, private placement shares and any Class A ordinary shares issuable upon conversion thereof in connection with any amendment to the provisions of our amended and restated memorandum and articles of association relating to our pre-initial
business combination activity and related shareholders’ rights), divided by the number of then issued and outstanding public shares.

Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “
Redemption rights
for public shareholders upon completion of our initial business combination
,” to pay all or a portion of the consideration payable to the acquisition target or owners of the acquisition target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination
We will have only 24 months from the closing of this offering to complete our initial business combination (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. While we do not currently intend to seek such shareholder approval, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the completion window beyond 36 months from the closing of this offering. If we seek such shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a price per share, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned therein (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we determine not to or are unable to extend the completion window or fail to obtain shareholder approval to extend the completion window, our designated investors’ investment in our founder shares and our private placement units, including the component securities thereof, will be worthless. If we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the outstanding public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.
Our initial shareholders have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares, insider shares, private investor shares and private placement shares if we fail to complete our initial business combination within the completion window. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Conflicts of Interest
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Our sponsor, officers or directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As the number of special purpose acquisition companies increases, the competition for available targets with attractive business models and strong financial presence intensifies, which could cause targets companies to demand improved acquisition terms. This could affect our ability to find and consummate an initial business combination or negotiate favorable to us provisions.
See “
Risk Factors - We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers or directors, which may raise potential conflicts of interest.
” and “-
As the number of special purpose acquisition companies evaluating targets increases, and other issued SPAC entities may come to market with superior terms for the acquisition targets,
attractive targets may become scarcer and there may be more
competition for attractive targets. This could increase the cost of our initial business
combination and could even result in our
inability to
find a target or to consummate an initial business combination.”
However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
Our executive officers and our directors may have interests that differ from you in connection with the business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account, and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
Our sponsor, which is owned by two of our directors, Dr. Raluca Dinu and Dr. Avi S. Katz, will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account or are entitled to receive liquidating distributions from the trust account in the event they choose to purchase public shares. Upon the closing of this offering, assuming the underwriters’ over-allotment option is not exercised, our sponsor will have paid an aggregate of $[ ] to own [ ] founder shares and [ ] private placement units. Our sponsor (after giving effect to the sale of shares to the few investors) will have a $[ ] per share basis in the founder shares that it retains. In addition, on [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination. Accordingly, our management team may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our designated investors had paid the same per share price for the founder shares as our public shareholders paid for their public shares in this offering, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination. These interests of our sponsor, executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public shareholders.
Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. In the event we do not consummate a business combination within the completion window, and unless the time for us to consummate a business combination has been extended, the founder shares, insider shares, private investor shares and the private placement units will expire worthless, which could create an incentive to our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors. The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence.
See “
Risk Factors -
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their
determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
”
Additionally, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares, insider shares, private placement units and any public shares held by them in connection with the consummation of our initial business combination. Further, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares, insider shares and private placement units held by them if we are unable to complete our initial business combination within the completion window or by such earlier liquidation date as our board of directors may approve. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the rights may expire worthless.
With certain limited exceptions, the founder shares and insider shares will not be transferable, assignable or salable by our sponsor or its permitted transferees until The earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement units (including the securities comprising such units) will not be transferable, assignable or salable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and executive officers and directors may directly or indirectly own ordinary shares and rights following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination because of their financial interest in completing an initial business combination within the completion window or by such earlier liquidation date as our board of directors may approve.
Our sponsor, officers, advisors and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying and investigation potential target businesses, performing business due diligence on suitable target businesses and business combinations. There is no limit on the amount of out-of-pocket
expenses reimbursable by us provided, however, to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
In the event our sponsor or members of our management team provide loans to us to finance transaction costs in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid unless we consummate such business combination.
Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a target business that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
For more information, see the section entitled “Management-Conflicts of Interest.”

Indemnity
Our sponsor has agreed that it will be liable to us, if and to the extent any claims by any third party for services rendered or products sold to us, or a prospective target business with which we have entered into an acquisition agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations. We believe, however, the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all third-party vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 31, 2026
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$12,835	$	[	] (1)
Total assets	$125,000	$	[	] (2)
Total liabilities	$112,165	$	[	] (3)
Value of Class A ordinary shares subject to redemption	$—		$220,000,000	(4)
Shareholders’ equity	$12,835	$	[	] (5)

(1)	The “as adjusted” calculation equals the actual working capital of $12,835, plus $[ ] held outside the trust account less $[ ] for the overallotment liability.
(2)	The “as adjusted” calculation equals the actual total assets of $125,000 plus $[ ] cash held in trust from the proceeds of this offering, plus the $[ ] held outside the trust account.
(3)
The “as adjusted” calculation equals the actual total liabilities, plus $[ ] for the over-allotment liability. The $[ ] over-allotment liability represents the value of the
45-day
over-allotment option grant to the underwriters to purchase up to 3,300,000 and [ ] units, at the initial offering price, less the underwriting commissions. This over-allotment option is considered a freestanding financial instrument, indexed to the contingently redeemable shares, and is accounted for as a liability in accordance with Accounting Standards Codification 480, Distinguishing Liabilities from Equity.

(4)	Equals 22,000,000 public shares at $10.00 per share.
(5)
Excludes 22,000,000 Class A ordinary shares purchased in the public market which are subject to conversion in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” value of Class A ordinary shares which may be redeemed in connection with our initial business combination ($10.00 per share).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain the required funds to complete our offering and working capital expenses;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses, including their industry and geographic location;

•	the ability of our executive officers and directors to generate a number of potential investment opportunities;

•	failure to list or delisting of our securities from NYSE or an inability to have our securities listed on NYSE following a business combination;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities; or

•	our financial performance following this offering.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk Factors.
”
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. Although we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

RISKS
We are a recently incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Please see “
Proposed Business - Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.
Summary of Risk Factors
An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•
Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, and even if we hold a vote, our initial shareholders will participate in such vote, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

•
If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote their Class B ordinary shares and private placement shares, which constitutes approximately 30.8% of the issued and outstanding ordinary shares following this offering (assuming no exercise of the underwriters’ over-allotment option), in favor of such initial business combination, regardless of how our public shareholders vote. If any of the non-managing investors purchase public units, our initial shareholders will beneficially own a greater amount of the 31,803,571 ordinary shares of the company that will be issued and outstanding shares following this offering (assuming no exercise of the underwriters’ over-allotment option) than 30.8%, and although the non-managing investors have not committed to vote any public shares that they may acquire in favor of a business combination, they may do so because of their ownership of the private investor shares and private placement units, regardless of how other public shareholders vote.

•	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•
The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating our initial business combination which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

•
We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

•
As the number of SPACs evaluating targets increases, and other issued SPAC entities may come to market with superior terms for the acquisition targets, attractive targets may become scarcer and there may be more competition for attractive targets. potentially increasing the cost of, or impairing our ability to consummate, our initial business combination.

•
If we seek shareholder approval of our initial business combination pursuant to a proxy solicitation, our sponsor, directors, executive officers, and their affiliates may elect to purchase shares from other shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

•
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our rights will expire worthless.

•
None of the
non-managing
investors have expressed an interest to purchase public units in this offering, but if they do so, although it may not affect our ability to meet NYSE listing requirements or maintain such listing, it may reduce the trading volume, volatility and liquidity for our public shares, if the non-managing
investors choose post offering not to trade any public shares that they acquire in the offering or otherwise, and it may adversely affect the trading price of our public shares.

•
If the net proceeds of this offering and the sale of the private investor shares and private placement units not being held in the trust account are insufficient to allow us to operate for at least the next 24 months from the closing of this offering, we may be unable to complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

•	If third parties bring claims against the company, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00 per share.

•
The grant of registration rights to our initial shareholders, including the non-managing
investors, may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our public shares.

•
Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

•
We may seek acquisition opportunities outside the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms which may be outside of our management’s areas of expertise.

•
We may only be able to complete one business combination with the proceeds of this offering, and the sale of the private investor shares and private placement units, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

•	Our initial shareholders will control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

•	Our initial shareholders will control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

•	Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

•	We are likely to be treated as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

•	If we are unable to consummate our initial business combination within the completion window, our public shareholders may be forced to wait beyond such period before redemption from our trust account.

•
If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), a U.S. federal excise tax could be imposed on us in connection with any redemptions of our public shares after or in connection with such initial business combination.

•	An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor.

•
Transactions in connection with or in anticipation of our initial business combination and our structure thereafter may not be tax-efficient
to our shareholders and rights holders. As a result of our initial business combination, our tax obligations may be more complex, burdensome and uncertain.

•	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our public units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination
Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, and even if we hold a vote, holders of our founder shares, insider shares, private investor shares and private placement shares will participate in such vote, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.
We may choose not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange rules or if we decide to hold a shareholder vote for business or other reasons. For instance, NYSE rules currently allow us to engage in a tender offer in lieu of a shareholder meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “
Proposed Business
-
Initial Business Combination-Shareholders may not have the ability to approve our initial business combination
” for additional information. Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.
If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote their Class B ordinary shares and private placement shares, which constitutes approximately [ ]% of the issued and outstanding ordinary shares following this offering (assuming no exercise of the underwriters’ over-allotment option), in favor of such initial business combination, regardless of how our public shareholders vote. If any of the non-managing
investors purchase public units, our initial shareholders will beneficially own a greater amount of the 31,803,571 ordinary shares of the company that will be issued and outstanding shares following this offering (assuming no exercise of the underwriters’ over-allotment option) than 30.8%, and although the non-managing
investors have not committed to vote any public shares that they may acquire in favor of a business combination, they may do so because of their ownership of the private investor shares and private placement units, regardless of how other public shareholders vote.
We expect that our initial shareholders and their permitted transferees, will beneficially own approximately 30.8% of the issued and outstanding ordinary shares at the time of any such shareholder vote (assuming none of the initial shareholders purchases any public units in this offering). Our initial shareholders and management team also may from time to time purchase public units or public shares prior to our initial business combination. If the non-managing
investors purchase public units in this offering and assuming none of them will trade such public units after the closing, or they subsequently acquire public units in open-market trades, the initial shareholders will beneficially own more than 30.8% of the issued and outstanding ordinary shares at the time of any shareholder vote (assuming no exercise of the over-allotment option by the underwriters). Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. Our initial shareholders (and their permitted transferees) will agree, pursuant to the terms of the agreements to be entered into with us, to vote their founder shares, insider shares, private investor shares and private placement shares in favor of our initial business combination, but there will not be any agreement with respect to the voting of any public shares that the non-managing
investors may purchase in this offering or after the closing on the open market. As a result, in addition to the Class B ordinary shares and private placement shares held by our initial shareholders, we would need approximately [ ] public shares, or approximately [ ]% of the 22,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and 1,414,286 Class B ordinary shares are forfeited) in order to have such initial business combination approved.
None of the
non-managing
investors have currently expressed to us an interest in purchasing any of the public units in this offering and neither us nor the representatives have had discussions with any non-managing
investors regarding any purchases of public units in this offering. However, we expect that some or all of the non-managing
investors may seek to purchase public units in the offering, but if they do indicate an interest in doing so, that a smaller amount of the public units in this offering will be offered by the underwriters to the non-managing
investors than the amount for which the
non-managing
investors may express an interest. Furthermore, we would not expect any of the non-managing
investors to express an interest to purchase more than 9.9% of the public units to be sold in this offering. There can be no assurance that the non-managing
investors will acquire any public units, either directly or indirectly, in this offering, or as to the amount of the public units the non-managing
investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, the underwriters have full discretion to allocate the public units to investors and may determine to sell a different number or no public units to the non-managing
investors. If the
non-managing
investors purchase public units in the offering, and depending on how many public units are purchased by the non-managing
investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors. We do not expect any potential purchases of units by the non-managing
investors to negatively impact our ability to meet NYSE listing eligibility requirements. The underwriters will receive the same upfront discounts and commissions on public units purchased by the non-managing
investors in the offering, if any, as it will on the other public units sold to the public in this offering. In addition, although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination, none of the non-managing
investors has any obligation to vote any public shares which they may hold in favor of our initial business combination. Nevertheless, regardless of the number of public units they may purchase, the non-managing
investors will be incentivized to vote their public shares in favor of a business combination due to their ownership of private investor shares and private placement shares and private placement rights issued as part of the private placement units. In the event that the non-managing
investors purchase such public units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders may be required to approve our initial business combination if all of our issued and outstanding shares are voted. However, because the non-managing
investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing
investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing
investors will vote on any business combination. Additionally, these non-managing
investors have the potential to realize enhanced economic returns from their investments compared to other investors in this offering. If the non-managing
investors that purchase public units otherwise hold a substantial number of our public units, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement shares. Such ownership may create an incentive for the non-managing
investors to vote any public shares they own in favor of a business combination and make a substantial profit on their private investor shares and private placement shares, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders. For more information on different interests between the non-managing
investors and public shareholders, please see “-
Our management team, the
non-managing
investors and our sponsor may make a profit on any initial business combination, even if any public shareholders who did not redeem their shares would experience a loss on that business combination. As a result, the economic interests of our management team, the non-managing
investors and our sponsor may not fully align with the economic interests of public shareholders.
Assuming that only the holders of
one-third
of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the company, we will not need any public shares in addition to our founder shares and insider shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds
of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders to vote their founder shares, insider shares, private investor shares and private placement shares in favor of our initial business combination will increase the likelihood that an ordinary resolution will be passed, being the requisite shareholder approval for such initial business combination.
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.
The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.
We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with such business combination. Our amended and restated memorandum and articles of association will require us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination.
Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion of the Class B ordinary shares at the time of our initial business combination. The effect of this dilution will be greater for shareholders who do not redeem. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “
—The nominal purchase price paid by our designated investors for the founder shares and paid by the non-managing
investors for the private investor shares, as well as the grant of the insider shares to our Chief Financial Officer, in addition to the sale of private placement units to the designated investors and the non-managing
investors, may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination
.” The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.
The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares on the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares on the open market.
The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.
Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within the completion window. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a consummated initial business combination.
We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
We must complete our initial business combination within the completion window. We may not be able to find a suitable target business and consummate our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, political considerations, volatility in the capital and debt markets, other social and geopolitical events, and the other risks described herein, including, but not limited to, the war between Russia and Ukraine and the Israel-Hamas conflict. Additionally, the outbreak of unforeseen occurrence of natural disasters, such as the recent
COVID-19
pandemic, may negatively impact businesses we may seek to acquire and may make it harder for us to find a suitable target business and consummate our initial business combination.

If we are unable to consummate our initial business combination within the required time period (or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the outstanding public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares. See “
Risk Factors—Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination
-
If third parties bring claims against the company, the proceeds held in trust could be reduced and the per-share
redemption price received by shareholders may be less than $10.00 per share
.”
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent and ongoing military action between Russia and Ukraine.
On February 24, 2022, Russian military forces launched a military action in Ukraine, and sustained conflict and disruption in the region is likely. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage. Russia’s recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military action against Ukraine have led to an unprecedented expansion of sanction programs imposed by the United States, the European Union, the United Kingdom, Canada, Switzerland, Japan and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called
Donetsk People’s Republic and the
so-called
Luhansk People’s Republic.
The situation is rapidly evolving as a result of the conflict in Ukraine, and the United States, the European Union, the United Kingdom and other countries may implement additional sanctions, export controls or other measures against Russia, Belarus and other countries, regions, officials, individuals or industries in the respective territories. Such sanctions and other measures, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, could adversely affect the global economy and financial markets and could adversely affect our ability to search for a business combination or finance such business combination, and the business, financial condition and results of operations of any target business with which we ultimately consummate a business combination may be materially adversely affected.
Military or other conflicts in Ukraine, the Middle East and Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.
Military or other conflicts in Ukraine, the Middle East, Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.
Our search for and ability to complete a business combination, and any target business with which we ultimately complete a business combination, may be adversely affected by general market conditions, political considerations, pandemics, volatility in the capital and debt markets and other social and geopolitical events.
Our search for and ability to complete a business combination is subject to macroeconomic and geopolitical risks, including the emergence or continuation of widespread health emergencies or pandemics (similar to the recent
COVID-19
pandemic), cyberattacks or campaigns, the current or anticipated impact of climate change, extreme weather events or natural disasters, military conflict, civil unrest, terrorism or other similar events, which could adversely affect business and economic conditions in the U.S. and abroad. The business of any potential target business with which we consummate a business combination could be materially and adversely affected by these types of events. Furthermore, we may be unable to complete a business combination as a result of these macroeconomic, geopolitical or other events, including if these events restrict travel, or limit the ability to have meetings with potential investors or the acquisition target’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which one of these types of events could impact our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted. In addition, various conflicts, such as Russia’s invasion of Ukraine, and conflicts in the Middle East, could result in regional instability and adversely impact commodity and other financial markets as well as economic conditions. These events could create inflationary pressure or otherwise effect the global economy, all of which could negatively impact our ability to complete a business combination or otherwise affect target businesses.
If any macroeconomic, geopolitical or other matters of global concern cause disruptions to the business environment for an extended period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. Additionally, our ability to complete a business combination transaction may depend on the ability to raise sufficient equity and debt financing, and any of these or similar events could adversely impact our or the acquisition target’s ability to do so due to, among other things, increased market volatility, decreased market liquidity and the availability of third-party financing on terms acceptable to us or at all.
Macro-economic turbulence and instability relating to recent and ongoing global conflicts and other drivers of uncertainty may adversely affect our business, investments and results of operations and our ability to successfully consummate a business combination.
A deterioration in economic conditions and related drivers of global uncertainty and change, such as reduced business activity, high unemployment, rising interest rates, housing prices, and energy prices (including the price of gasoline), increased consumer indebtedness, lack of available credit, the rate of inflation, and consumer perceptions of the economy, as well as other factors, such as terrorist attacks, protests, looting, and other forms of civil unrest, cyberattacks and data breaches, public health emergencies (such as the
COVID-19
pandemic and other epidemics), extreme weather conditions and climate change, significant changes in the political environment, political instability, armed conflict (such as the ongoing military conflict between Ukraine and Russia and the military conflict in Israel and Gaza) and/or public policy, including increased state, local or federal taxation, could adversely affect our financial condition, the financial condition of prospective target companies for our initial business combination, or the financial condition of the combined company even if we successfully consummate a business combination, as well as our ability to locate a commercially viable target company for our business combination in the first instance.
Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.
Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

As the number of special purpose acquisition companies evaluating targets increases, and other issued SPAC entities may come to market with superior terms for the acquisition targets, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
If we seek shareholder approval of our initial business combination pursuant to a proxy solicitation, our sponsor, directors, executive officers, and their affiliates may elect to purchase shares from other shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.
If we seek shareholder approval of our initial business combination pursuant to a proxy solicitation (meaning we would not conduct redemptions pursuant to the tender offer rules), our sponsor, directors, executive officers, or any of their affiliates are permitted to purchase ordinary shares in privately negotiated transactions or on the open market either prior to or following the consummation of our initial business combination. Any such purchase would be required to include a contractual acknowledgement that the selling shareholder, although he may still be the record holder of the shares being sold, would, upon consummation of such sale, no longer be the beneficial owner of such shares and would agree not to exercise the redemption rights applicable to such shares. In the event that our sponsor, directors, executive officers, or any of their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, any such selling shareholders would be required to revoke their prior elections to redeem their public shares prior to the consummation of the transaction.
The purpose of such purchases could be to (1) increase the likelihood of obtaining shareholder approval of the initial business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.
If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy materials documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. Please see “
Proposed Business-Redemption Rights
.”
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there will be numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private share, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. Our sponsor, any of its affiliates or any of their respective clients may make additional investments in us, although our sponsor and its affiliates have no obligation or other duty to do so.
This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for public shares that are redeemed, it will potentially reduce the resources available to us for our initial business combination. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account. Please see “
Risk Factors—Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination
-
If third parties bring claims against the company, the proceeds held in trust could be reduced and the per-share
redemption price received by shareholders may be less than $10.00 per share.
” and other risk factors herein.
We will require public shareholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
We will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, The Depository Trust Company (“DTC”) and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under our amended and restated memorandum and articles of association, we are required to provide at least 7 days advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a shareholder fails to comply with the various procedures that must be complied with in order to validly tender or redeem public shares, its shares may not be redeemed.
Additionally, despite our compliance with the proxy rules or tender offer rules, as applicable, shareholders may not become aware of the opportunity to redeem their shares.
If we seek shareholder approval of our business combination pursuant to a proxy solicitation (meaning we would not conduct redemptions pursuant to the tender offer rules), and if you or a “group” of shareholders are deemed to hold in excess of 15% of the issued and outstanding public shares sold in this offering, you will lose the ability to redeem all such shares in excess of 15% of the issued and outstanding public shares sold in this offering.
If we seek shareholder approval of our initial business combination pursuant to a proxy solicitation (meaning we would not conduct redemptions pursuant to the tender offer rules), our amended and restated memorandum and articles of association will provide that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), would be restricted from seeking redemption rights with respect to an aggregate of more than 15% of the public shares sold in this offering. Your inability to redeem an aggregate of more than 15% of the public shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.
If the net proceeds of this offering and the sale of the private investor shares and private placement units not being held in the trust account are insufficient to allow us to operate for at least the next 24 months from the closing of this offering, we may be unable to complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months from the closing of this offering, assuming that our initial business combination is not consummated during that time. Of the net proceeds of this offering and the sale of the private investor shares and private placement units, only approximately $1,800,000, irrespective whether the underwriters exercise the over-allotment option in full, will be available to us initially outside the trust account to fund our working capital requirements. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a
“no-shop”
provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us.
Although we have no other commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete initial business combination. Furthermore, we may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination. We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.
In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not intend to spend a considerable amount of time actively managing the assets in the trust account for the primary purpose of achieving investment returns. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be held as cash, including in demand deposit accounts at a bank, or invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial
business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act.

Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, such assets, other than cash, are “securities” for purposes of the Investment Company Act and, therefore, there is a risk that we could be deemed an investment company and subject to the Investment Company Act.
We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims were without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.
If our circumstances change over time, we will update our disclosure to reflect how such changes impact the risk that we may be considered to be operating as an unregistered investment company.
To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, the interest earned on the funds held in the trust account may be materially reduced, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company.
We intend to initially hold the funds in the trust account as cash, including in demand deposit accounts at a bank, or in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule
2a-7
under the Investment Company Act. U.S. government treasury obligations are considered “securities” for purposes of the Investment Company Act, while cash is not. As noted above, one of the factors the SEC identified as relevant to the determination of whether a SPAC which holds securities could potentially be deemed an “investment company” under the Investment Company Act is the SPAC’s duration. To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of consummation of our initial business combination or liquidation of the company. Following such liquidation, the rate of interest we receive on the funds held in the trust account may be materially decreased. However, interest previously earned on the funds held in the trust account still may be released to us for permitted withdrawals and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company.
In addition, we may still be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be deemed to be an unregistered investment company, in which case we may be required to liquidate. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest bearing demand deposit account or as cash or cash items at a bank, which could further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company as compared to what they would have received had the investments not been so liquidated. Were we to liquidate the company, and our securityholders would lose the investment opportunity associated with an investment in the acquisition target with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to a deposit account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the FDIC. While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the FDIC.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of approximately $18,000 and to imprisonment for five years in the Cayman Islands.
If third parties bring claims against the company, the proceeds held in trust could be reduced and the per-share
redemption price received by shareholders may be less than $10.00 per share.
The company’s placing of funds in trust may not protect those funds from third party claims against the company. Although the company will seek to have all vendors and service providers the company engages and prospective target businesses the company negotiates with execute agreements with the company waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the company’s public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with the company, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of the company’s public shareholders. If the company is unable to complete a business combination and distribute the proceeds held in trust to the company’s public shareholders, the sponsor has agreed (subject to certain exceptions described in Exhibit 10.1 to this registration statement) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the company for services rendered or contracted for or products sold to the company. However, it may not be able to meet such obligation. Therefore, the per-share
distribution from the trust account may be less than $10.00, plus interest, due to such claims.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.
Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share
redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (except for the company’s independent registered public accounting firm), or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less permitted withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Unlike some other similarly structured blank check companies, our sponsor will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.
The founder shares, insider shares and private investment shares will automatically convert into Class A ordinary shares at the time of our initial business combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of our initial business combination, as may be determined by our directors), or earlier at the option of the holder, on a one-for-one
basis, subject to adjustment for share subdivisions, share dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities convertible or exercisable for Class A ordinary shares are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the initial business combination, the ratio at which founder shares, insider shares and private investment shares will convert into Class A ordinary shares will be adjusted so that the number of Class A ordinary shares issuable upon conversion of all founder shares, insider shares and private investment shares will equal, in the aggregate, on an as-converted
basis, approximately 30% of (i) the total number of all ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the private placement units issued to the sponsor and the non-managing
investors), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units and their underlying securities issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans); provided that such conversion of founder shares and insider shares will never occur on a less than one-for-one
basis.

The grant of registration rights to our initial shareholders, including the non-managing
investors, may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our public shares.
Pursuant to agreements to be entered into on the date of this prospectus, our designated investors, the Chief Financial Officer, the non-managing
investors and their respective permitted transferees, can demand that we register for resale an aggregate of [ ] founder shares (assuming the exercise in full of the over-allotment option by the underwriters), [ ] private investor shares (assuming the exercise in full of the over-allotment option by the underwriters), [ ] private placement shares (assuming the exercise in full of the over-allotment option by the underwriters), [ ] shares issued upon the conversion of the private placement rights upon the consummation of our initial business combination (assuming the exercise in full of the over-allotment option by the underwriters) and underlying securities and securities issued upon conversion of working capital loans, if any. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our public shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our public shares that is expected when the securities owned by our initial shareholders or their respective permitted transferees, are registered.
Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.
Although we intend to focus on the A&D services industry and TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms, we may pursue acquisition opportunities in any geographic region and in any business industry or sector. Except for the limitations that a target business has a fair market value of at least 80% of the value of the trust account (less permitted withdrawals) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our public units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.
The requirement that the acquisition target(s) that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.
Pursuant to NYSE listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete an initial business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. NYSE listing rules require that such initial business combination must be approved by a majority of the company’s independent directors.
We may seek acquisition opportunities outside the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms, which may be outside of our management’s areas of expertise.
We will consider a business combination outside the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms, which may be outside of our management’s areas of expertise, if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our ordinary shares will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any shareholder who chooses to remain a shareholder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or NYSE rules, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over- allotment option is exercised in full) or potentially less than $10.00 per share on our redemption.
We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.
To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining executive officers and directors. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or another independent entity, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.
Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Our board of directors will have significant discretion in choosing the standard used to establish the fair market value of the target acquisition. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.
Our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 177,640,000 authorized but unissued Class A ordinary shares and 10,556,429 authorized but unissued Class B ordinary shares (assuming that the underwriters have not exercised their over-allotment option and 1,414,286 Class B ordinary shares have been forfeited, as further described in this prospectus) available for issuance which amount does not take into account shares issuable upon conversion of the Class B ordinary shares, if any. The Class B ordinary shares are automatically convertible into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holder on a one-for-one
basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preferred shares issued and outstanding.
The post-business combination company may issue a substantial number of additional Class A ordinary shares or preferred shares to complete its initial business combination or under an employee incentive plan after completion of an initial business combination. The post-business combination company may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one
at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond the completion window or (y) amend the foregoing provisions. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preferred shares:

•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded to Class A ordinary shares;

•
could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, the post-business combination company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the post-business combination company’s officers and directors;

•
may have the effect of delaying or preventing a change of control of the post-business combination company by diluting the share ownership or voting rights of a person seeking to obtain control of the post-business combination company; and

•	may adversely affect prevailing market prices for our public shares.
For more information on additional financing that we may raise in connection with our business combination and risks related thereto, also see “
Risk Factors- Risks Relating to the Post-Business Combination Company
-The
post-business combination company may issue shares to investors in connection
with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs
” and “
Risk Factors—Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination—We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us
.”
Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account.
We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our warrants will expire worthless.
We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers or directors, which may raise potential conflicts of interest.
We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our sponsor, executive officers, directors, and each of their affiliates, with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers or directors, or any of their affiliates. Our directors also serve as executive officers and board members for other entities. Our sponsor, executive officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “
Proposed
Business-Initial Business Combination-Selection of a Target Business and Structuring of a
Business Combination
” and such transaction was approved by a majority of our disinterested directors. In such event, neither the sponsor, nor any executive officer or director, will be entitled to receive or accept a finder’s fee or any other compensation in the event such party originates a business combination. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our shareholders, whether or not a conflict of interest may exist.
The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “
Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits
” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.
Since our sponsor, officers and directors, any other holder of our founder shares, insider shares, private investor shares and private placement units, including the non-managing
investors, will lose their entire investment in us if our initial business combination is not consummated (other than with respect to public shares they may acquire during or after this offering), and our executive officers and certain of our directors have significant financial interests in us or our sponsor, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.
At our formation on July 17, 2026, one Class B ordinary share that was allotted to Ascentium upon our formation was transferred by Ascentium to our sponsor and on July 31, 2026, 10,842,856 Class B ordinary shares were issued to our sponsor for an aggregate purchase price of $25,000, or a purchase price of $0.0023 per share, of which up to 1,414,286 Class B ordinary shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Subsequent to this purchase, our sponsor forfeited [ ] Class B ordinary shares back to us, and in doing so, reduced the amount that remains subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering by 30% of this amount, or by [ ] Class B ordinary shares. In addition, as discussed below, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares, of which 30% of such founder shares, or [ ] founder shares, will also be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. As a result, as of the time of this offering, the number of founder shares that will be subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering will be [ ] founder shares. In connection with the entry by our sponsor and the few investors into the Unit Purchase Agreements, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the non-affiliated
few investors at an aggregate price of $[ ], thus recouping in part the amount that our sponsor paid to purchase all of the founder shares that it purchased, including the [ ] founder shares that it will retain following the sales of founder shares to the few investors, with the result that our sponsor will have a $[ ] per share basis in the founder shares. Following these sales, up to [ ] founder shares held by our designated investors will remain subject to forfeiture on a pro rata basis depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. On [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination. The number of founder shares and insider shares to be held after this offering is determined based on the expectation that the founder shares and insider shares together with the private investor shares held by non-managing
investors would represent [ ]% of the issued and outstanding ordinary shares upon the completion of this offering. The founder shares, insider shares and the private investor shares will be worthless if we do not complete an initial business combination. Drs. Katz and Dinu, who are husband and wife, have a financial interest in our sponsor. Drs. Katz and Dinu are also managing members of GigManagement, LLC that is providing us with office space and general and administrative services. See “-
Certain Relationships and Related Party
Transactions
.” The personal and financial interests of our sponsor, as well as our executive officers and directors with a significant financial interest in our sponsor, may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the end of the completion window nears, which is the deadline for our completion of an initial business combination.
We may only be able to complete one business combination with the proceeds of this offering, and the sale of the private investor shares and private placement units, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
The gross proceeds after this offering, the sale of private investor shares and private placement units that we may use to complete our initial business combination will provide us with $220,000,000 (or $253,000,000 if the underwriters’ over-allotment option is exercised in full).
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.
This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in our initial business combination with a company that is not as profitable as we suspected, or at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, or at all.
Unlike some blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.
Since we have no specified percentage threshold for redemption contained in our amended and restated memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Historically, blank check companies would not be able to consummate an initial business combination if the holders of such company’s public shares voted against a proposed business combination and elected to redeem more than a specified maximum percentage of the shares sold in such company’s IPO, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies were unable to complete a business combination because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with its initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer, have entered into privately negotiated agreements to sell their shares to us or our sponsor, executive officers, directors, or their affiliates. If too many public shareholders exercise their redemption rights so that we cannot satisfy any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.
Provisions of our amended and restated memorandum and articles of association that relate to our pre-business
combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least a majority of our issued and outstanding shares. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.
Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-business
combination activity (including the requirement to deposit proceeds of this offering and the sale of the private investor shares and private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds
of our ordinary shares who attend and vote at a shareholder meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares, which are represented in person or by proxy and are voted at a general meeting;
provided
that the provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by a majority of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds)
of our ordinary shares voting at the applicable general meeting. Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own, on an as-converted
basis, 30.8% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any shares in this offering and that no over-allotment option is exercised by the underwriters), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. If any of the non-managing
investors purchase public units, our initial shareholders will beneficially own a greater amount of the 31,803,571 ordinary shares of the company that will be issued and outstanding shares following this offering (assuming no exercise of the underwriters’
over-allotment
option) than 30.8%, and although the
non-managing
investors have not committed to vote any public shares that they may acquire in any manner, they may do so because of their ownership of the private investor shares and private placement units, regardless of how other public shareholders vote. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business
combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.
If an amendment to any such provision is approved by the requisite shareholder vote, then the corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended. Subsequent to this offering and prior to the consummation of our initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our sponsor, executive officers and directors (and their permitted transferees) will collectively beneficially own approximately [ ]% of our outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any public units in this offering and that the underwriters do not exercise their over-allotment option), and they may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose;
provided, that
, each of them has agreed (and any of their permitted transferees will agree), pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption.
Although we believe that the net proceeds of this offering and the sale of the founder shares, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private investor shares and private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.
Our initial shareholders will control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.
Upon consummation of our offering, our initial shareholders will own approximately 30.8% of the issued and outstanding shares (assuming that they do not purchase any public units in this offering and that the underwriters do not exercise their over-allotment option). None of our sponsor, executive officers, directors, or any of their affiliates has indicated any intention to purchase public units in this offering or any public units or public shares from persons on the open market or in private transactions. Similarly, none of the non-managing
investors have currently expressed to us an interest in purchasing any of the public units in this offering and neither us nor the representatives have had discussions with any non-managing
investors regarding any purchases of public units in this offering. However, we expect that some or all of the non-managing
investors may seek to purchase public units in the offering, but if they do indicate an interest in doing so, that a smaller amount of the public units in this offering will be offered by the underwriters to the non-managing
investors than the amount for which the
non-managing
investors may express an interest. Furthermore, we would not expect any of the non-managing
investors to express an interest to purchase more than 9.9% of the public units to be sold in this offering. There can be no assurance that the non-managing
investors will acquire any public units, either directly or indirectly, in this offering, or as to the amount of the public units the non-managing
investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, the underwriters have full discretion to allocate the public units to investors and may determine to sell a different number or no public units to the non-managing
investors. If any of the
non-managing
investors purchase public units, our initial shareholders will beneficially own a greater amount of the 31,803,571 ordinary shares of the company that will be issued and outstanding shares following this offering (assuming no exercise of the underwriters’ over-allotment option) than 30.8%, and although the non-managing
investors have not committed to vote any public shares that they may acquire in favor of a business combination, they may do so because of their ownership of the private investor shares and private placement units, regardless of how other public shareholders vote.
In addition, our sponsor, executive officers, directors, or any of their affiliates could determine in the future to make additional purchases on the open market or in private transactions, to the extent permitted by law, in order to influence the vote or magnitude of the number of shareholders seeking to tender their shares to us. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our public shares. Accordingly, the initial shareholders may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association.

If our initial shareholders purchase any public shares in this offering or if our initial shareholders purchase any additional public shares in the aftermarket or in privately negotiated transactions, this would increase their control. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. In connection with any vote for a proposed business combination our sponsor, executive officers and directors have agreed to vote all their shares held by them immediately before this offering, as well as any public shares acquired in this offering or in the aftermarket in favor of such proposed business combination.
Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The United States federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, United States generally accepted accounting principles (“GAAP”), or International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our completion window.
Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
We will require public shareholders who wish to redeem their public shares in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our public shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.
Our management team and advisors, the other designated investors and the non-managing
investors may make a profit on any initial business combination, even if any public shareholders who did not redeem their shares would experience a loss on that business combination. As a result, the economic interests of our management team and advisors, the other designated investors and the non-managing
investors may not fully align with the economic interests of public shareholders.
Like most special purpose acquisition companies, our structure may not fully align the economic interests of our sponsor and those persons, including certain of our officers and directors, who have interests in our sponsor with the economic interests of our public shareholders. Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option and the forfeiture of [ ] founder shares and [ ] private investor shares, our designated investors will have paid an aggregate of $[ ]to own [ ] founder shares and [ ] private placement units, and our non-managing
investors will have paid an aggregate of $[ ] for [ ] private investor shares and [ ] private placement units. Our sponsor (after giving effect to the sale of shares to the few investors) will have a $[ ] per share basis in the founder shares that it retains, each of the other designated investors and the non-managing
investors will have paid $[ ] per founder share, and each of the designated investors and non-managing
investors will have paid $[ ] per private placement unit. Our Chief Financial Officer was granted 15,000 insider shares solely in consideration of future services to us. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the [ ] founder and insider shares held by the designated investors and our Chief Financial Officer would have an aggregate implied value of $[ ], and the [ ] private placement shares that would be held by the sponsor and the designated investors would have an aggregate implied value of $[ ], for an aggregated implied value of all such shares of $[ ]. Similarly, assuming a trading price of $10.00 per share upon consummation of our initial business combination, the [ ] private investor shares held by the non-managing
investors would have an aggregate implied value of $[ ], and the [ ] private placement shares that would be held by the non-managing
investors would have an aggregate implied value of $[ ], for an aggregate implied value of all such shares of $[ ]. Even if the trading price of our public shares was as low as $[ ] per share, the value of the founder and insider shares would be equal to the $25,000 amount paid to us by the sponsor for the founder shares. Additionally, even if the trading price of our public shares was as low as $[ ] per share, the value of the combined private investor shares and private placement shares collectively held by the non-managing
investors would be equal to the aggregate investment of the
non-managing
investors in us. Furthermore, if the trading price of our public shares was as low as $[ ] per share, the value of the aggregated shares of the designated investors and non-managing
investors collectively (the founder shares, insider shares, private investors shares and the private placement shares combined) would be equal to the total amount paid by the designated investors (after giving effect to the sale of shares to the few investors) and non-managing
investors to acquire our securities.
As a result, so long as we complete an initial business combination, our management team and advisors, the other designated investors and the
non-managing
investors are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares lose significant value. Accordingly, the designated investors, the non-managing
investors, and our Chief Financial Officer may have incentives to pursue and consummate an initial business combination quickly, with a risky or not well established target business, and/or on transaction terms favorable to the equityholders of the target business, rather than continue to seek a more favorable business combination transaction that could result in an improved outcome for our public shareholders or liquidate and return all of the cash in the trust to the public shareholders. For the foregoing reasons, you should consider the designated investors’, the non-managing
investors’ and our management team’s financial incentive to complete an initial business combination when evaluating whether to invest in this offering and/or redeem your shares prior to or in connection with an initial business combination. This includes the fact that the non-managing
investors will share in any appreciation of the private investor shares if we successfully complete a business combination. Accordingly, non-managing
investors’ interests in the private investor shares owned by them may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.
If we are unable to consummate our initial business combination within completion window, our public shareholders may be forced to wait beyond such period before redemption from our trust account.
If we are unable to consummate our initial business combination within the completion window (or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the outstanding public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account (net of permitted withdrawals, and less up to $100,000 of interest to pay dissolution expenses) pro rata to our public shareholders, then such winding up, liquidation and distribution must comply with the applicable provisions of Cayman law. In that case, investors may be forced to wait beyond the completion window before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their public shares. Only upon any such redemption of public shares as we are required to effect or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.
We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public shareholders may have to remain shareholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares on the open market.
If the number of our public shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full completion window, in order to be able to receive a portion of the trust account, or attempt to sell their shares on the open market prior to such time, in which case they may receive less than they would have in a liquidation of the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares on the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares on the open market.
Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
We will have until the duration of the completion window to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within the completion window, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek such shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a price per share, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned therein (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we determine not to or are unable to extend the completion window or fail to obtain shareholder approval to extend the completion window, we will, as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to possible claims of creditors and the requirements of other applicable law.
We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.
We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.
To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.
We may not hold an annual meeting of shareholders until after the consummation of our initial business combination.
In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after the first full fiscal year that the company is in existence. As an exempted company, there is no requirement under the Companies Act for us to hold annual or shareholder meetings to elect directors. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We may seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.
In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate a business combination. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds
of our ordinary shares who attend and vote at a shareholder meeting of the company. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we implement, following the approval of the shareholders, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our public shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our public shares. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered hereby, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share
amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share
amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination and will also not be able to vote on our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination.
Prior to the completion of our initial business combination, only holders of our founder shares, insider shares and private investor shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.
Further, prior to the closing of our initial business combination, transferring the company by way of continuation in a jurisdiction outside the Cayman Islands would only require the approval of our board of directors.
The provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by a majority of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds)
of our ordinary shares voting at the applicable general meeting.
We may not be able to complete a business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.
Our sponsor is a Cayman Islands exempted company. Our sponsor, following the sale of founders shares to the few investors, owns [ ] founder shares (of which, [ ] are subject to forfeiture if the underwriters do not exercise their over-allotment option). Our sponsor is governed by a board of directors consisting of two directors, Avi S. Katz and Raluca Dinu, who are U.S. citizens. As such, Drs. Katz and Dinu have voting and investment discretion with respect to the securities held of record by the sponsor and may be deemed to have shared beneficial ownership of the securities held directly by the sponsor. The sponsor is not “controlled” (as defined in 31 CFR 800.208) by a foreign person, such that the sponsor’s involvement in any business combination would be a “covered transaction” (as defined in 31 CFR 800.213). However, we do have two directors and one GigCapital Global advisor, Admiral (Ret.) David Ben-Bashat, Maj. General (Ret.) Avi Mizrachi and Zeev Weiner, who are
non-U.S.
persons, none of whom are deemed to have voting and investment discretion with respect to the securities held of record by the sponsor or “control” of the sponsor, and none of whom has purchased any of our securities. Further, it is possible that
non-U.S.
persons could be involved in our business combination, which may increase the risk that our business combination becomes subject to regulatory review, including review by the Committee on Foreign Investment in the United States (“CFIUS”), and that restrictions, limitations or conditions will be imposed by CFIUS. If our business combination with a U.S. business is subject to CFIUS review, the scope of which was expanded by FIRRMA, to include certain non-passive,
non-controlling
investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with a business combination without notifying CFIUS and risk CFIUS intervention, before or after closing a business combination. CFIUS may decide to block or delay our business combination, impose conditions to mitigate national security concerns with respect to such business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete a business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. A failure to notify CFIUS of a transaction where such notification was required or otherwise warranted based on the national security considerations presented by an investment target may expose our sponsor and/or the combined company to legal penalties, costs, and/or other adverse reputational and financial effects, thus potentially diminishing the value of the combined company. In addition, CFIUS is actively pursuing transactions that were not notified to it and may ask questions regarding, or impose restrictions or mitigation on, a business combination post-closing.
Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our business combination. If we cannot complete a business combination within the completion window because the transaction is still under review or because our business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, shareholders of record may only receive their pro rata portion of funds available in the trust account. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction for an additional fee. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation;
provided
that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless the Financial Industry Regulatory Authority (“FINRA”) determines that such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing, valuation and consummation of an initial business combination.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.
There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.
Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.
Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.
We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.
Risks Relating to the Post-Business Combination Company
Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, or we may be subject to restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our public shares, which could cause you to lose some or all of your investment.
Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business. Factors outside of the target business and outside of our control may, at any time, arise. As a result of these factors, we may be forced to later write-down or write-off
assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash
items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing
debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Our management team and our shareholders may not be able to maintain control of a target business after our initial business combination.
We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the post-transaction company.
Transactions in connection with or in anticipation of our initial business combination and our structure thereafter may not be tax-efficient
to our shareholders. As a result of our initial business combination, our tax obligations may be more complex, burdensome and uncertain.
Although we will attempt to structure transactions in connection with our initial business combination in a tax-efficient
manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in anticipation of or as a result of our initial business combination, we may enter into one or more transactions that require shareholders to recognize gain or income for tax purposes or otherwise increase their tax burden without prior notice to or approval from our shareholders. We do not intend to make any cash distributions to shareholders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder may be required to satisfy any liability resulting from any such transactions with cash from its own funds or by selling all or a portion of such holder’s shares.
Furthermore, we will likely effect a business combination with a target company that has business operations outside of the Cayman Islands and, possibly, business operations in multiple jurisdictions, and we may reincorporate in a different jurisdiction in connection therewith (including, but not limited to, the jurisdiction in which the target company or business is located). For example, in anticipation of engaging in a business combination with certain target companies, we may unilaterally convert into a U.S. company without notice pursuant to our amended and restated memorandum and articles, even if such a business combination ultimately is not achieved. If we effect any such transaction, including such a conversion, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in many jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax
profitability and financial condition. In addition, shareholders may be subject to additional income, withholding or other taxes with respect to their ownership of us after any such transaction.
After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.
The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.
The post-business combination company may issue shares to investors in connection with our initial business combination at a price which is less than $10.00 or the prevailing market price of our shares at that time, which could dilute the interests of our existing shareholders and add costs.
In connection with our initial business combination, the post-business combination company may issue shares to investors in private placement transactions
(so-called
PIPE transactions) in order to complete an initial business combination and provide sufficient liquidity and capital to the post-business combination entity. The price of the shares so issued in connection with an initial business combination may b
e
less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Any such issuances of equity securities at a price that is less than $10.00 or the prevailing market price of our shares at that time could be structured to ensure a return on investment to the investors and could dilute the interests of our existing shareholders in a manner that would not ordinarily occur in a traditional initial public offering and could result in both a reduction in the trading price of our shares to the price at which the post-business combination company issues such equity securities and fluctuations in the net tangible book value per share of the combined company’s securities following the completion of our initial business combination. The post-business combination company may also provide price protection or other incentives, or issue convertible securities such as preferred equity or convertible debt, and the exercise or conversion price of those securities may be fixed or adjustable, and may be less, and potentially significantly less, than $10.00 per share or the market price for our shares at such time. Such issuances could also result in additional transaction costs related to our initial business combination compared to a traditional initial public offering, including the placement fees associated with the engagement of a placement agent in connection with PIPE transactions.
Risks Relating to Acquiring and Operating a Business in Foreign Countries
If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.
If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks, natural disasters, widespread health emergencies and wars; and

•	deterioration of political relations with the United States.
We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

Risks Relating to Our Management Team
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors, including but not limited to new and existing
Private-to-Public
Equity (PPE) companies, for which they may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. In particular, certain of our officers and directors provide services to affiliates of our sponsor. In particular, certain of our officers and directors serve as officers or directors of UpHealth, Inc., QT Imaging Holdings, Inc., Hadron Energy, Inc., GIG8 and GIG9. Our independent directors also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “
Management-Directors and Officers
.”
Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our executive officers and directors, some of whom may join the post-transaction company following our initial business combination. The loss of our executive officers or directors could negatively impact the operations and profitability of our business.
Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have consummated our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man
insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us. Additionally, we do not intend to have any full-time employees prior to the consummation of our initial business combination.
The role of such persons in the target business following a business combination, however, cannot presently be ascertained. Although some of such persons may remain with the post-transaction company in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities that are engaged in a similar business. In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company, or operating company, with which they may become involved. Any of such companies may present additional conflicts of interest in pursuing an acquisition target.
Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.
Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “
Management-Directors
and Officers
,” “
Management-Conflicts of Interest
” and “
Certain Relationships and Related Party Transactions
.”
Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders
.
Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any taxes, if any, payable on interest earned) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.
Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Our executive officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our executive officers and directors may be able to remain with the post-transaction company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. Moreover, there is no certainty that any of our executive officers or directors will remain with the post-transaction company after the consummation of our initial business combination. Our executive officers and directors may not remain in senior management or advisory positions with the post-transaction company. The determination as to whether any of our executive officers and directors will remain with the post-transaction company will be made at the time of our initial business combination.
The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition target’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the post-transaction company following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.
Past performance by our management team may not be indicative of future performance of an investment in the company.
Information regarding performance by, or businesses associated with, our management team and their affiliates, including GIG1, GIG2, GIG3, GIG4, GIG5, GIG7, GIG8 and GIG9, is presented for informational purposes only. Past performance by our management team, including with respect to GIG1, GIG2, GIG3, GIG4, GIG5, GIG7, GIG8, and GIG9, is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.
Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, may be, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.
During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain persons were, are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any such litigation, investigations or other proceedings may divert our management team’s and directors’ attention and resources away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
The market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims
(“run-off
insurance”). The need for
run-off
insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
Our letter agreement with our sponsor, officers and directors, and the few investors may be amended without shareholder approval.
Our letter agreement with our sponsor, officers and directors, and the few investors contains provisions relating to transfer restrictions of our founder shares and insider shares, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval with our written consent as well as the written consent of the sponsor and our directors and officers to the extent they are the subject of any change, amendment, modification or waiver to the letter agreement. The written consent of D. Boral Capital LLC as the representative of the underwriters (the “Representative”) will also be required for an amendment of a provision of the letter agreement that subjects the sponsor and our directors and officers to certain of the restrictions included in the underwriting agreement and pursuant to which the sponsor and our officers and directors agree that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares (for more information, also see “
Underwriting-Contractual Transfer Restrictions
”). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.
It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.
In particular, there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. For a more detailed discussion, see the section of this prospectus captioned “
Description of Securities - Certain Differences in Corporate Law
.”
Risks Relating to Our Securities
The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share
redemption amount received by public shareholders may be less than $10.00 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata
share of the proceeds held in the trust account, plus any interest income, net of permitted withdrawals (less, in the case we are unable to complete our initial business combination, of up to $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share
redemption amount received by public shareholders may be less than $10.00 per share.
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.
Our public shareholders shall be entitled to receive funds from the trust account only (i) in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, (ii) if they redeem their shares in connection with an initial business combination that we consummate or, (iii) if they redeem their shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, or (B) with respect to any other provision relating to our pre-business
combination activity and related shareholders’ rights. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your securities, potentially at a loss.

NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We intend to apply to have our units listed on NYSE. We expect that our units will be listed on NYSE on or promptly after the date of this prospectus. Following the date our Class A ordinary shares and warrants are eligible to trade separately, we anticipate that our Class A ordinary shares and rights will be separately listed on NYSE. We cannot guarantee that our securities will be approved for listing on NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NYSE in the future or prior to our initial business combination. In order to continue listing our securities on NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain an average global market capitalization and a minimum number of holders of our securities (generally 300 round lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NYSE’s initial listing requirements, which are more rigorous than NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on NYSE. For instance, our share price would generally be required to be at least $4.00 per share, our global market capitalization would be required to be at least $200,000,000, unless the business combination target can satisfy the earnings test required by the NYSE for initial listing, the aggregate market value of the publicly-held shares would be required to be at least $40,000,000 and we would be required to have at least 400 round lot holders. We cannot assure you that we will be able to meet those initial listing requirements at that time. If NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter
market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our public shares is a “penny stock” which will require brokers trading in our public shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

•	a limited availability of market quotations for our securities;
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our public units and eventually our public shares and public rights will be listed on NYSE, our public units, public shares, and public rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “
Proposed Business-Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
.”
Purchases of public shares on the open market or in privately negotiated transactions by our sponsor, directors, executive officers, or their affiliates may make it difficult for us to maintain the listing of our public shares on NYSE following the consummation of an initial business combination.
If our sponsor, directors, executive officers, or their affiliates purchase public shares on the open market or in privately negotiated transactions, the public “float” of our public shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on NYSE following consummation of the initial business combination. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our initial shareholders, directors, executive officers, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial shareholders, directors, officers, and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. It is intended that, if Rule
10b-18
would apply to purchases by our initial shareholders, directors, officers, and their affiliates, then such purchases will comply with Rule
10b-18
under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.
There is no limit on the number of shares our initial shareholders, directors, officers, or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public
information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
The purpose of any such purchases of shares could be to (i) increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our initial shareholders, directors, officers, and/or their affiliates anticipate that they may identify the shareholders with whom our initial shareholders, directors, officers, or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (holding public shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our initial shareholders, directors, officers, or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our initial shareholders, directors, officers, their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our initial shareholders, directors, officers, and/or their affiliates who are affiliated purchasers under Rule
10b-18
under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule
10b-18,
which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule
10b-5
of the Exchange Act. Rule
10b-18
has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our initial shareholders, directors, officers, and/or their affiliates will be subject to restrictions in making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule
10b-5
of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Additionally, in the event our initial shareholders, directors, officers, or their affiliates were to purchase public shares from public shareholders, such purchases would be structured in compliance with the requirements of Rule
14e-5
under the Exchange Act including, in pertinent part, through adherence to the following:

•
Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our initial shareholders, directors, officers, and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

•
if our initial shareholders, directors, officers, and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•
our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our initial shareholders, directors, officers, and their affiliates would not be voted in favor of approving the business combination transaction;

•
our initial shareholders, directors, officers, and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights;

•	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•	the amount of our securities purchased outside of the redemption offer by our initial shareholders, directors, officers, and their affiliates, along with the purchase price;

•	the purpose of the purchases by our initial shareholders, directors, officers, and their affiliates;

•	the impact, if any, of the purchases by our initial shareholders, directors, officers, and their affiliates on the likelihood that the business combination transaction will be approved;

•
the identities of our security holders who sold to our initial shareholders, directors, officers, and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our initial shareholders, directors, officers, and their affiliates; and

•	the number of our securities for which we have received redemption requests pursuant to our redemption offer.
Since only holders of our founder shares, insider shares and private investor shares will have the right to vote on the appointment of directors prior to our initial business combination, NYSE may consider us to be a “controlled company” within the meaning of NYSE’s rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies.
After completion of this offering, only holders of our founder shares, insider shares and private investor shares will have the right to vote on the appointment of directors. As a result, NYSE may consider us to be a “controlled company” within the meaning of NYSE’s corporate governance standards. Under NYSE corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of “independent directors,” as defined under NYSE rules;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	we have independent director oversight of our director nominations.
We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of NYSE, subject to applicable phase-in
rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of NYSE’s corporate governance requirements.
Because we have or will receive an aggregate of $
[ ]
for the
10,857,857
Class
 B ordinary shares that have or will be issued collectively to our sponsor, the few investors, the non-managing
investors and Ms.
 Marshall, or a nominal aggregate purchase price of $
[ ]
per share, our public shareholders will incur an immediate and material dilution upon the closing of this offering, and our designated investors and the non-managing
investors will purchase
360,000 private placement units at a purchase price of $
[ ]
per private placement unit, you will experience immediate and substantial dilution from the purchase of our public shares.
The difference between the public offering price per share and the pro forma net tangible book value per public share after this offering constitutes the dilution to you and the other investors in this offering. Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option and the forfeiture of [ ] founder shares and [ ] private investor shares, our designated investors will have paid an aggregate of $[ ] to own [ ] founder shares and [ ] private placement units, and our non-managing
investors will have paid an aggregate of $[ ] for [ ] private investor shares and [ ] private placement units. Our sponsor (after giving effect to the sale of shares to the few investors) will have a $[ ] per share basis in the founder shares that it retains, each of the other designated investors and the non-managing
investors will have paid $[ ] per founder share, and each of the designated investors and non-managing
investors will have paid $[ ] per private placement unit. In addition, our Chief Financial Officer was granted 15,000 insider shares solely in consideration of future services to us. Upon closing of this offering, and assuming that the underwriters do not exercise the over-allotment option, you and the other public shareholders will incur an immediate and substantial dilution of approximately [ ]% or $[ ] per share (the difference between the pro forma net tangible book value of $[ ] per share and the initial offering price of $10.00 per share). This dilution would increase to the extent that the anti-dilution provisions of the founder shares, insider shares and private investor shares result in the issuance of

Class A ordinary shares on a greater than
one-to-one
basis upon conversion of such shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, insider shares and private investor shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. Moreover, although we are of the view that our sponsor, directors and officers paid or will pay fair value for the founder shares and insider shares and the non-managing
investors will pay fair value for the private investor shares, there is no assurance that a taxing authority would agree with us, and if a taxing authority were to successfully assert otherwise, we may be subject to material withholding and other tax liabilities that could adversely affect our financial condition.
None of the
non-managing
investors have expressed an interest to purchase public units in this offering, but if they do so, although it may not affect our ability to meet NYSE listing requirements or maintain such listing, it may reduce the trading volume, volatility and liquidity for our public shares, if the non-managing
investors choose post-offering not to trade any public shares that they acquire in the offering or otherwise, and it may adversely affect the trading price of our public shares.
None of the
non-managing
investors have currently expressed to us an interest in purchasing any of the public units in this offering and neither us nor the representatives have had discussions with any non-managing
investors regarding any purchases of public units in this offering. However, we expect that some or all of the non-managing
investors may seek to purchase public units in the offering, but if they do indicate an interest in doing so, that a smaller amount of the public units in this offering will be offered by the underwriters to the non-managing
investors than the amount for which the
non-managing
investors may express an interest. Furthermore, we would not expect any of the non-managing
investors to express an interest to purchase more than 9.9% of the public units to be sold in this offering. There can be no assurance that the non-managing
investors will acquire any public units, either directly or indirectly, in this offering, or as to the amount of the public units the non-managing
investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, the underwriters have full discretion to allocate the public units to investors and may determine to sell a different number or no public units to the non-managing
investors. If the
non-managing
investors purchase public units in the offering, and depending on how many public units are purchased by the non-managing
investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors.
We do not expect any potential purchases of units by the
non-managing
investors to negatively impact our ability to meet NYSE listing eligibility requirements. However, NYSE’s initial listing eligibility requirements for special purpose acquisition companies provide that we must have at least 300 round lot holders upon the completion of the offering, and that in order to maintain the listing on NYSE, that we must have at least 300 public shareholders. To the extent that the non-managing
investors purchase substantially all of the public units in this offering, then unless there are a sufficient number of other purchasers of public units in this offering to satisfy the NYSE listing eligibility requirements, we will not be successful in listing on NYSE, and if we are able to list on NYSE, but the non-managing
investors continue to hold the shares included in the public units that they acquire in this offering, whereas other purchasers do not do so and the trading volume, volatility or liquidity are effected by the public units not having been more widely offered, then it is possible that we will not be able to maintain the number of public shareholders required by NYSE to continue to list on NYSE.
The underwriters will receive the same upfront discounts and commissions on public units purchased by the non-managing
investors in the offering, if any, as it will on the other public units sold to the public in this offering. In addition, although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination, none of the non-managing
investors has any obligation to vote any public shares which they may hold in favor of our initial business combination. Nevertheless, regardless of the number of public units they may purchase, the non-managing
investors will be

incentivized to vote their public shares in favor of a business combination due to their ownership of private investor shares and private placement units. In the event that the non-managing
investors purchase such public units (either in this offering or after) and vote them in favor of our initial business combination, no affirmative votes from other public shareholders may be required to approve our initial business combination if all of our issued and outstanding shares are voted. However, because the non-managing
investors are not obligated to continue owning any public shares following the closing of this offering and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these non-managing
investors will be public shareholders at the time our shareholders vote on our initial business combination, and, if they are public shareholders, we cannot assure you as to how such non-managing
investors will vote on any business combination. Additionally, these non-managing
investors have the potential to realize enhanced economic returns from their investments compared to other investors in this offering. If the non-managing
investors that purchase public units otherwise hold a substantial number of our public units, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement units. Such ownership may create an incentive for the non-managing
investors to vote any public shares they own in favor of a business combination and make a substantial profit on their private investor shares and private placement units, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.
The nominal purchase price paid by our designated investors for the founder shares and paid by the non-managing
investors for the private investor shares, as well as the grant of the insider shares to our Chief Financial Officer, in addition to the sale of private placement units to the designated investors and the non-managing
investors, may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.
At our formation on July 17, 2026, one Class B ordinary share that was allotted to Ascentium upon our formation was transferred by Ascentium to our sponsor and on July 31, 2026, 10,842,856 Class B ordinary shares were issued to our sponsor for an aggregate purchase price of $25,000, or a purchase price of $0.0023 per share, of which up to 1,414,286 Class B ordinary shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Subsequent to this purchase, our sponsor forfeited [ ] Class B ordinary shares back to us, and in doing so, reduced the amount that remains subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering by 30% of this amount, or by [ ] Class B ordinary shares. In addition, as discussed below, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares, of which 30% of such founder shares, or [ ] founder shares, will also be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. As a result, as of the time of this offering, the number of founder shares that will be subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering will be [ ] founder shares. In connection with the entry by our sponsor and the few investors into the Unit Purchase Agreements, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the non-affiliated
few investors at an aggregate price of $[ ], thus recouping in part the amount that our sponsor paid to purchase all of the founder shares that it purchased, including the [ ] founder shares that it will retain following the sale of founder shares to the few investors, with the result that our sponsor will have a $[ ] per share basis in the founder shares. Up to [ ] founder shares held by our designated investors will remain subject to forfeiture on a pro rata basis depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Our designated investors will also purchase [ ] private placement units (including if the underwriters’ over-allotment option is exercised in full), at a price of $[ ] per unit, for an aggregate purchase price of $[ ] in a private placement that will close simultaneously with the closing of this offering.

On [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination.
Separately, the
non-managing
investors have committed to purchase an aggregate of (a) [ ] Class B ordinary shares (of which up to [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering) at a purchase price per Class B ordinary share of $[ ], and (b) an aggregate of [ ] private placement units (or up to [ ] private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $[ ] per private placement unit, for an aggregate purchase price of $[ ] (or $[ ] if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.
As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares, insider shares, private placement shares and private investor shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares, insider shares, private investor shares and private placement shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $220,000,000, which is the amount in cash we would have for our initial business combination in the trust account, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s equityholders or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects. At such valuation, our shares would have an implied value of $[ ] per share upon consummation of our initial business combination, which would be a [ ]% decrease as compared to the initial implied value per public share of $10.00 (the price per unit in this offering, assuming no value is ascribed to the public rights).

Public shares		22,000,000
Founder shares (1)		9,428,571
Insider shares (2)		15,000
Private investor shares (3)		[	]
Private placement shares underlying private placement units (4)		360,000
Total shares		[	]
Total funds in trust available for initial business combination		$220,000,000
Initial implied value per public share (5)		$10.00
Implied value per share upon consummation of initial business combination (6)	$	[	]

(1)	Assumes that the over-allotment option has not been exercised and an aggregate of 1,414,286 founder shares have been forfeited by our designated investors as a result thereof.
(2)
15,000 insider shares remain subject to forfeiture back to us in the event the Chief Financial Officer resigns or is removed for cause from her position with us prior to consummation of our initial business combination.

(3)	Assumes that the over-allotment option has not been exercised and an aggregate of [ ] private investor shares have been forfeited by the non-managing investors as a result thereof.
(4)
Assumes that the over-allotment option has not been exercised and the total of 360,000 private placement shares underlying 360,000 private placement units are outstanding, consisting of [ ] private placement shares held by the designated investors and [ ] private placement shares held by the non-managing
investors, and assuming further that no private placement rights have been exercised.

(5)	While the public shareholders’ investment is in both the public shares and the public rights, for purposes of this table the full investment amount is ascribed to the public shares only.

(6)
All founder shares, insider shares and private investor shares would automatically convert into Class A ordinary shares upon completion of our initial business combination or earlier at the option of the holder.

This dilution would increase to the extent that the anti-dilution provisions of the founder shares, insider shares and private investor shares result in the issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion of the founder shares, insider shares and private investor shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, insider shares and private investor shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.
The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, holders of the founder shares, insider shares, private placement units and any units that may be issued upon conversion of working capital loans may demand that we register such units and/or underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the founder shares, insider shares, private placement units and any units that may be issued upon conversion of working capital loans are registered.
We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding rights.
Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the holders of the rights.
Our rights may have an adverse effect on the market price of our ordinary shares and make it more difficult to complete our initial business combination.
We will be issuing rights as part of the units sold in this offering entitling the holders to receive an aggregate of up to 2,200,000 Class A ordinary shares (or up to 2,530,000 Class A ordinary shares if the over-allotment option is exercised in full). Simultaneously with the closing of this offering, we will be issuing as part of the private placement units rights entitling the holders to receive an aggregate of 36,000 Class A ordinary shares (or [ ] Class A ordinary shares if the over-allotment option is exercised in full).
To the extent we issue ordinary shares to complete a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon conversion of the rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our rights may make it more difficult to complete a business combination or increase the cost of acquiring the target business.

If we are deemed to be an investment company for purposes of the Investment Company Act, we could be forced to liquidate and investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our rights would expire worthless.
As indicated above, we have the duration of the completion window to consummate an initial business combination. It is possible that a claim in the future could be made that we have been operating as an unregistered investment company. It is also possible that the investment of funds from this offering and private placement of units during our life as a blank check company, and the earning and use of interest from such investment, both of which will likely continue until we consummate an initial business combination, could increase the likelihood of us being found to have been operating as an unregistered investment company more than if we sought to potentially mitigate this risk by holding such funds as cash. Furthermore, the longer the funds are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, the greater the risk could be that we are considered an investment company. If we are deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, it could cause us to liquidate. If we are forced to liquidate, investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our rights would expire worthless.
Our rights agreement will designate the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, as applicable, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.
Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights, as applicable, shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, as applicable, is filed in a court other than a court of the State of New York located in the County of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, as applicable, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such right holder in any such action brought in such court to enforce the forum provisions by service upon such right holder’s counsel in the foreign action as agent for such right holder.

This
choice-of-forum
provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Right holders who are unable to bring their claims in the judicial forum of their choosing may be required to incur additional costs in pursuit of actions which are subject to our choice-of-forum
provisions. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
The determination of the offering price of our public units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.
Prior to this offering there has been no public market for any of our securities. The public offering price of the public units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the Representative, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the public units, including the public shares and public rights:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt-to-equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.
Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
Although we have applied to list our securities on NYSE, as of the date of this prospectus there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on NYSE, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from NYSE for any reason, and are quoted on the OTCID Basic Market, the Pink Limited Market or the Expert Limited Market systems for quotations of equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if our securities were listed on NYSE or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.
We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions
(so-called
PIPE transactions) at a price of $10.00 per share or which approximates the per-share

amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.
An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor.
An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor. For instance, because there is no authority that directly addresses the U.S. federal income tax implications of instruments similar to the public units we are issuing in this offering, the allocation an investor makes of the purchase price of a public unit between the public share and the public rights included in each unit could be challenged by the Internal Revenue Service (the “IRS”) or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of public rights is unclear under current law. Additionally, it is unclear whether the redemption rights with respect to our public shares suspend the running of a U.S. Holder’s (as defined in the section captioned “
Taxation-Material United States Federal Income Tax
Considerations-U.S.
Holders
” below) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of public shares is long-term capital gain or loss and for determining whether any dividend we pay would be eligible for favorable U.S. federal income tax treatment. See “
Taxation-Material United States Federal Income Tax Considerations
” below for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Each prospective investor is urged to consult with and rely solely upon its own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
Whether a redemption of public shares will be treated as a sale of such public shares for U.S. federal income tax purposes will depend on a shareholder’s specific facts.
The U.S. federal income tax treatment of a redemption of public shares will depend on whether the redemption qualifies as a sale of such public shares under Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which will depend largely on the total number of our shares treated as held by the shareholder electing to redeem public shares (including any shares constructively owned by the holder as a result of owning private placement rights or public rights or otherwise) relative to all of our shares outstanding both before and after the redemption. If such redemption is not treated as a sale of public shares for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution of cash from us. For more information about the U.S. federal income tax treatment of the redemption of public shares, see the sections entitled “
Taxation-Material United States Federal Income Tax
Considerations-U.S.
Holders-Redemption or Repurchase of public Shares
” or “
Taxation-Material United States Federal Income Tax
Considerations-Non-U.S.
Holders
,” as applicable.
We are likely to be treated as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.
If we are treated as a PFIC for any taxable year in which a U.S. Holder holds our Class A ordinary shares or rights (regardless of whether we remain a PFIC for subsequent taxable years), such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on, among other things, the timing of our business combination, the amount of our passive income and assets in the year of the business combination, whether we combine with a U.S. or
non-U.S.
target company, and the amount of passive income and assets of the acquired business. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. However, we anticipate that we are likely to be treated as a PFIC in our current taxable year.

If we determine we are a PFIC for any taxable year, upon written request by a U.S. Holder, we will endeavor to provide to such U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable such U.S. Holder to make and maintain a “qualified electing fund” (“QEF”) election with respect to its Class A ordinary shares, but there is no assurance that we will timely provide such required information. Furthermore, a U.S. Holder may not make a QEF election with respect to its rights to acquire our Class A ordinary shares. The rules dealing with PFICs and with the QEF election are very complex and are affected by various factors in addition to those described in this prospectus. Accordingly, U.S. investors are strongly urged to consult with and rely solely upon their own tax advisors regarding the application of the PFIC rules to them in their particular circumstances.
For a more detailed discussion of the PFIC rules and the related tax considerations for U.S. Holders, see the section of this prospectus captioned “
Taxation-Material United States Federal Income Tax
Considerations-U.S.
Holders-Passive Foreign Investment Company Rules
.”
If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), a U.S. federal excise tax could be imposed on us in connection with any redemptions of our public shares after or in connection with such initial business combination.
The Inflation Reduction Act of 2022 provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “stock buyback tax”), subject to certain exceptions. If applicable, the amount of the stock buyback tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The Biden administration has proposed increasing the stock buyback tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect. In addition, the U.S. Treasury Department and IRS have released preliminary guidance that would potentially cause a
non-U.S.
corporation’s U.S. subsidiaries to be subject to the stock buyback tax with respect to any share repurchases made by the
non-U.S.
corporation under certain circumstances.
As an entity incorporated as a Cayman Islands exempted company, the stock buyback tax is currently not expected to apply to redemptions of our public shares (absent any regulations or other additional guidance that may be issued in the future). However, in connection with an initial business combination involving a company organized under the laws of the United States (or any subdivision thereof), it is possible that we domesticate and continue as a Delaware corporation prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on NYSE, in such a case we could be subject to the stock buyback tax with respect to any subsequent redemptions (including redemptions in connection with the initial business combination) that are treated as repurchases for this purpose. In all cases, whether and to what extent we would be subject to the stock buyback tax will depend on a number of factors, including (i) the structure of the initial business combination, including the extent to which the initial business combination involves a U.S. corporation and the extent to which we issue shares in the initial business combination or otherwise during the same taxable year that are eligible to offset any redemptions or other repurchases, (ii) the fair market value of the shares redeemed and (iii) the extent such redemptions could be treated as dividends and not as repurchases. The applicability of the stock buyback tax to us could be further affected by the content of any regulations, clarifications or other additional guidance from the U.S. Treasury Department that may be issued and applicable to the redemptions.
Any stock buyback tax that becomes payable as a result of any redemptions of our public shares (or other shares into which such public shares may be converted) in connection with our initial business combination or otherwise would be payable by us and not by the redeeming holder. To the extent such taxes are applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such stock buyback tax.
General Risk Factors
We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Our sponsor has the ability to remove itself as the Company’s sponsor or to substantially reduce its interests in the Company before identifying a business combination, which may result in change in the strategy and focus of our Company in pursuing a business combination.
Our sponsor may surrender or forfeit, transfer or exchange our founder shares, insider shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the members of our sponsor could, with the permission of the sponsor’s managing member, transfer their membership interests in the sponsor, thereby transferring control of our sponsor to a third party. Through the forgoing means, our sponsor may remove itself as the Company’s sponsor, substantially reduce its interests in the Company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our sponsor in the securities of the Company or transfer of sponsor interests may lead to the sponsor’s managing member no longer having voting power and control over the affairs of the Company in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team. Additionally, there can be no assurance that any replacement sponsor will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.
We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our public shares held by non-affiliates
exceeds $700 million as of any July 17 before that time, in which case we would no longer be an emerging growth company as of the following January 1. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of our financial statements with another public company, unless it is an emerging growth company that has not opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates
equals or exceeds $220 million as of the prior July 17th, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates
equals or exceeds $700 million as of the prior July 17th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Act applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “
Description of Securities - Certain Differences in Corporate Law
.”
Shareholders of Cayman Islands exempted companies like the company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided
certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing a business combination.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form
10-K
for the year ending December 31, 2025. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.
Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.
Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.
Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.
Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.
This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of July 31, 2026, we had $125,000 in cash and working capital of $12,835. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.
We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.
Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.
Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination.
We are subject to laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable
non-U.S.
jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination.
On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), which became effective on July 1, 2024, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.
We may, in connection with our initial business combination, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
Our initial business combination or reincorporation may result in taxes imposed on shareholders.
We may, subject to requisite shareholder approval under the Companies Act, effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located, or reincorporate in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay taxes attributable to such income. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
Neither the underwriters nor any of their affiliates have an obligation to provide us with potential investment opportunities or to devote any specified amount of time or support to our company’s business.
Neither the underwriters nor any of their affiliates have any legal or contractual obligation to seek on our behalf or to present to us investment opportunities that might be suitable for our business, and may allocate any such opportunities at their discretion to us or other parties. We have no investment management, advisory, consulting or other agreement in place with the underwriters or any of its affiliates that obligates them to undertake efforts on our behalf or that govern the manner in which they will allocate investment opportunities. Even if the underwriters or one of their affiliates refer an opportunity to us, no assurance can be given that such opportunity will result in an acquisition agreement or our initial business combination.
We intend to offer each public shareholder the option to vote in favor of the proposed business combination and still seek redemption of such shareholders’ public shares.
In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our sponsor, executive officers and directors) the right to have his, her or its public shares redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination or votes at all. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.
Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.
We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including private equity groups, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.
In addition, we do not intend to hold an annual meeting of shareholders to elect new directors prior to the completion of our business combination. Unless we hold an annual meeting, all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, the entire board of directors will be considered for election, however our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the completion of our business combination.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early- stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
We may face risks related to companies in the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms.
Business combinations with companies in the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•	an inability to compete effectively in a highly competitive environment with many incumbents having substantially greater resources;

•	an inability to manage rapid change, increasing consumer expectations and growth;

•	an inability to build strong brand identity and improve subscriber or customer satisfaction and loyalty;

•	a reliance on proprietary technology to provide services and to manage our operations, and the failure of this technology to operate effectively, or our failure to use such technology effectively;

•	an inability to deal with our subscribers’ or customers’ privacy concerns;

•	an inability to attract and retain subscribers or customers;

•	an inability to license or enforce intellectual property rights on which our business may depend;

•	any significant disruption in our computer systems or those of third parties that we would utilize in our operations;

•	an inability by us, or a refusal by third parties, to license intellectual property to us upon acceptable terms;

•	potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we may distribute;

•
competition for the leisure and entertainment time and discretionary spending of subscribers or customers, which may intensify in part due to advances in technology and changes in consumer expectations and behavior;

•
disruption or failure of our networks, systems or technology as a result of computer viruses, “cyber-attacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events;

•	an inability to obtain necessary hardware, software and operational support; and

•	reliance on third-party vendors or service providers.
Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences companies. Accordingly, if we acquire a target business in another industry, we will be subject to risks attendant with the specific industry in which the target business we acquire operates, which may or may not be different than those risks listed above.

USE OF PROCEEDS
We are offering 22,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private investor shares and private placement units will be used as set forth in the following table.

	Without Over- Allotment Option	Over- Allotment Option Exercised
Gross proceeds
Offering (1)	$220,000,000		$253,000,000
Sale of private placement units and private investor shares (2)	3,600,000		[	]
Total gross proceeds	$223,600,000		[	]
Offering expenses (3)
Underwriting discount and commissions (4)	$1,000,000		$1,025,000
Legal fees and expenses	400,000		400,000
Accounting fees and expenses	115,000		115,000
FINRA filing fee	42,245		42,245
SEC registration fee	38,433		38,433
NYSE listing fee	85,000		85,000
Miscellaneous expenses (5)	119,322		[	]
Total offering expenses	1,800,000		[	]
Total offering expenses (excluding underwriting discount and commissions)	$800,000	$	[	]
Net proceeds of the offering and private placement
Held in the trust (6)	$220,000,000		$253,000,000
Not held in the trust account	1,800,000		1,800,000
Total net proceeds	$221,800,000		$254,800,000

Use of cash not held in the trust account
Legal, accounting and other third-party expenses related to business combination (7)	$440,000		$440,000
SEC filing and other legal and accounting fees related to regulatory reporting obligations	160,000		160,000
Office space and other administrative expenses ($30,000 per month for up to 24 months)	720,000		720,000
D&O insurance	150,000		150,000
Payments to Chief Financial Officer $10,000 per month initially but potentially up to $20,000 per month) (8)	330,000		330,000
Total	$1,800,000		$1,800,000

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)
Includes 3,600,000 (or $[ ] if the underwriters exercise their over-allotment option) from the sale of (i) [ ] private placement units to the designated investors at a price of $[ ] per private placement unit, and (ii) (A) [ ] private investor shares (of which [ ] private investor shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised in full) at a price of $[ ] per share, and (B) [ ] private placement units (or [ ] private placement units if the underwriters exercise their over-allotment option) to the non-managing
investors at a price of $[ ] per private placement unit.
(3)
A portion of the offering expenses will be paid from the proceeds of a loan from our sponsor of $100,000 as described in this prospectus. This loan will be repaid upon completion of this offering as part of the estimated $[ ] (or $[ ] if the underwriters exercise their over-allotment option) of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting discounts and commissions) and amounts not to be held in the trust account. These expenses are estimates only. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that offering expenses are more than as set forth in this table, they will be repaid using a portion of the $[ ] offering proceeds (or $[ ] if the underwriters exercise their over-allotment option) not held in the trust account and set aside for post-closing working capital expenses.

(4)
If the underwriters’ over-allotment option is exercised, the underwriting discount applicable to each unit sold pursuant to the over-allotment option will be approximately $0.0405. No discounts or commissions will be paid with respect to the purchase of the private placement units.

(5)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(6)
Upon completion of an initial business combination, this amount (plus accrued interest, but minus permitted withdrawals), less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies, or for working capital.

(7)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth in this prospectus. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account.

(8)
Monthly payments to the Chief Financial Officer shall initially be $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month. The amount set forth here contemplates six months of payments at $10,000 per month and 18 months at $15,000 per month.

NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the gross proceeds of this offering and the sale of the private placement units described in this prospectus, $220,000,000 ($10.00 per unit), or $253,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be placed in a segregated trust account located in the United States maintained by Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act and which invest solely in U.S. Treasuries. Except for (x) permitted withdrawals, and (y) up to $100,000 to pay dissolution expenses, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within the completion window; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other
provision relating to our
pre-business
combination activity and related shareholders’ rights.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital. We believe that amounts not held in trust along with permitted withdrawals will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth
due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth
due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our sponsor or an affiliate of our sponsor or our executive officers and directors, but such members of our management team are not under any obligation to advance funds to, or invest in, us.
Commencing on the date that our securities are first listed on NYSE, we have agreed to pay GigManagement, LLC, an affiliate of our sponsor, a monthly fee of $30,000 for office space, utilities and secretarial and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, executive officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units and their underlying securities would be identical to the private placement units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If too many public shareholders exercise their redemption rights so that we cannot satisfy any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination and instead may search for an alternate business combination.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NYSE rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public
information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.
A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within the completion window or, if our amended and restated memorandum and articles of association are amended to so provide, (iii) the redemption of our public shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination the completion window (or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association), or (B) with respect to any other provision relating to shareholders’ rights or pre-business
combination activity, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.
Our initial shareholders will each enter into agreements with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares, insider shares, private investor shares and private placement shares held by them in connection with the consummation of our initial business combination or a tender offer conducted prior to a business combination or in connection with it; and (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares, insider shares, private investor shares and private placement shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame; and (3) to waive their redemption rights with respect to their founder shares, insider shares, private investor shares and private placement shares in connection with a shareholder vote to approve an amendment to our company’s amended and restated memorandum and articles of association that would modify the substance or timing of our company’s obligation to redeem 100% of our company’s public shares if our company does not timely complete the initial business combination or with respect to any other provision relating to shareholders’ rights or pre-business
combination activity.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain the collective ownership of our designated investor’s and Chief Financial Officer’s ownership through their ownership of the founder shares and insider shares, together with ownership by the non-managing
investors of the private investor shares, at least at approximately 30% of the issued and outstanding ordinary shares upon the consummation of this offering (assuming no purchase in this offering and not taking into account ownership of the private placement shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per unit and the net tangible book value (“NTBV”) per Class A ordinary share after this offering constitutes the dilution to investors in this offering. NTBV per share is determined by dividing our NTBV, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares that may be redeemed for cash), by the number of outstanding Class A ordinary shares.
The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement units, as further described in this prospectus and (iv) no value is attributed to the rights, and (B) assume the issuance of 22,000,000 Class A ordinary shares (or 25,300,000 Class A ordinary shares if the over-allotment option is exercised in full), [ ] Class B ordinary shares (up to [ ] of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full) to our initial shareholders, and [ ] private placement shares (or [ ] private placement shares if the over-allotment option is exercised in full) to our initial shareholders. Such calculation does not reflect any dilution associated with the sale and exercise of rights, including the private placement units, which would cause the actual dilution to the public shareholders to be higher. Further, we may need to issue additional securities as we intend to seek an initial business combination with a target company with an enterprise value greater than the net proceeds of the offering and the sale of private placement units and the issuance of the issuance of additional ordinary or preferred shares may significantly dilute the equity interest of public shareholders, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion of the Class B ordinary shares.
The following table illustrates the difference between the public offering price per unit and our Adjusted NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option. The table below is as of [ ], 2026 and therefore doesn’t reflect the subsequent issuance of 15,000 Class B ordinary shares to our Chief Financial Officer:

As of [ ], 2026
Offering Price of $10.00	25% of Maximum Redemption						50% of Maximum Redemption						75% of Maximum Redemption						Maximum Redemption
Adjusted NTBV	Adjusted NBTV			Difference between Adjusted NTBV and Offering Price			Adjusted NTBV			Difference between Adjusted NTBV and Offering Price			Adjusted NTBV			Difference between Adjusted NTBV and Offering Price			Adjusted NTBV			Difference between Adjusted NTBV and Offering Price
Assuming No Exercise of Over-Allotment Option
$[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
Assuming Full Exercise of Over-Allotment Option
$[ ]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Exercise of over-allotment option															Exercise of over-allotment option
	No Redem ption			25% of Maxim um Redemption			50% of Maxim um Redem ption			75% of Maxim um Redem ption			Maxim um Redem ption			No Redem ption			25% of Maxim um Redem ption			50% of Maxim um Redem ption			75% of Maxim um Redem ption			Maxim um Redem ption
Public offering price		$10.00			$10.00			$10.00			$10.00			$10.00			$10.00			$10.00			$10.00			$10.00			$10.00
Net tangible book value before this offering		0.00			0.00			0.00			0.00			0.00			0.00			0.00			0.00			0.00			0.00
Increase attributable to public shareholders and sale of the private rights		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]

Pro forma net tangible book value after this offering		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]

Dilution to public shareholders	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

Percentage of dilution to public shareholders		[ ]	%		[	]%		[	]%		[	]%		[	]%		[	]%		[	]%		[	]%		[	]%		[	]%

Numerator:
Net tangible book deficit before this offering	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
Net proceeds from this offering and the sale of the private placement units		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Less: overallotment liability		[	]		[	]		[ ][	]		[	]		[	]		[	]		[	]		[ ][	]		[	]		[	]
Less: Amounts paid for redemptions		—			(55,000,000)			(110,000,000)			(165,000,000)			(220,000,000)			—			(63,250,000)			(126,500,000)			(189,750,000)			(253,000,000)

Total	$	[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[	]

Denominator:
Ordinary shares outstanding prior to this offering		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[	]
Ordinary shares forfeited if over-allotment is not exercised		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]
Ordinary shares offered		22,000,000			22,000,000			22,000,000			22,000,000			22,000,000			25,300,000			25,300,000			25,300,000			25,300,000			25,300,000
Private placement and Private Investor Shares		[ ]-[	]		[ ]-[	]		[ ]- [	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[	]
Ordinary shares forfeited from Private Investor Shares if over-allotment is not exercised		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[	]
Less: Ordinary shares redeemed		—			(5,500,000)			(11,000,000)			(16,500,000)			(22,000,000)			—			(6,325,000)			(12,650,000)			(18,975,000)			(25,300,000)

Total		31,428,571			25,928,571			20,428,571			14,928,571			9,428,571			[ ]-[	]		[ ]-[	]		[ ]-[	]		[ ]-[	]		[	]

CAPITALIZATION
The following table sets forth our capitalization as of July 31, 2026, and therefore doesn’t reflect the subsequent issuance of 15,000 Class B ordinary shares to our Chief Financial Officer, and as adjusted to give effect to the sale of our public units offered by this prospectus and the sale of the private investor shares and private placement shares in the private placement, the application of the estimated net proceeds derived from the sale of such securities, and the issuance of the private investor shares and private placement shares:

	As of July 31, 2026
	Actual	As Adjusted (2)(3)
Related Party loan (1)	$100,000		$—
Over-allotment liability	—		[	]

Class A ordinary shares, subject to redemption	—		220,000,000

Shareholders’ equity:
Preferred shares, par value $0.0001 per share, 1,000,000 authorized; none issued or outstanding, actual and adjusted	—		—
Class A ordinary shares, par value $0.0001 per share, 200,000,000 shares authorized, no shares issued and outstanding, actual as adjusted	—		[	]
Class B ordinary shares, par value $0.0001 per share, 20,000,000 shares authorized (actual and as adjusted; 10,842,857 shares issued and outstanding, actual; [ ] shares issued and outstanding, as adjusted (4)	1,084		[	]
APIC	23,916		[	]
Accumulated deficit	(12,165)		([	])

Total shareholders’ equity	$12,835	$	[	]

Total capitalization	$112,835	$	[	]

(1)	Our sponsor has loaned us an aggregate of $100,000 as of July 31, 2026, to be used for a portion of the expenses of the offering.
(2)
Includes $[ ] we will receive from the sale of [ ] private placement units to the designated investors at $[ ] per private placement unit. Also includes $[ ] we will receive from the sale of private investor shares and private placement units to the non-managing
investors. Assumes the forfeiture of 1,414,286 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional public units is exercised

(3)
Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or against, or our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(4)
Actual share amount is prior to any forfeiture of founder shares by our designated investors and as adjusted assumes the forfeiture of [ ] shares that are subject to forfeiture depending on the extent to which the underwriter’s option to purchase additional shares is exercised. Actual share amount does not include the 15,000 Class B ordinary shares issued subsequently to our Chief Financial Officer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
Overview
We are a newly organized
Private-to-Public
Equity (PPE) company, also known as a blank check company or special purpose acquisition company (SPAC), incorporated in the Cayman Islands and formed by an affiliate of the serial SPAC issuer GigCapital Global, for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We have not selected any specific business combination target. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus on companies in A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. Our sponsor and its principals may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but from the date of our incorporation through the date of this prospectus, there have been no substantive discussions, directly or indirectly, between any of our officers, directors, promoters and other affiliates on our behalf and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.
We will seek to capitalize on the significant experience and contacts of our management team to complete our initial business combination. GigCapital10 is our tenth SPAC affiliated with GigCapital Global, with six of the other nine having completed business combinations; GIG1, which successfully completed its business combination with Kaleyra S.p.A., following which it was renamed as Kaleyra, Inc. (NYSE American: KLR) in November 2019 (and since that time, Kaleyra uplisted to NYSE), and Kaleyra, Inc. was then acquired in November 2023 by Tata Communications in a $320 million cash deal; GIG2, which successfully completed its business combination with UpHealth Holding, Inc. and Cloudbreak Health, LLC, following which it was renamed as UpHealth, Inc. (OTC Expert Market: UPHL) in June 2021, and UpHealth, Inc. sold its subsidiaries Innovations Group Incorporated in June 2023 to Belmar Pharma Solutions in a $58 million cash deal, and Cloudbreak Health in March 2024 to an affiliate of GTCR, LLC in a $180 million cash deal (some subsidiaries of UpHealth, Inc., such as UpHealth Holdings, Inc. and its wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of U.S. Bankruptcy Code in 2023); GIG3, which successfully completed its business combination with Lightning Systems, Inc. (doing business as Lightning eMotors), following which it was renamed as Lightning eMotors, Inc. (OTC Expert Market: ZEVY) in May 2021 (Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024); GIG4, which successfully completed its business combination with BigBear.ai Holdings, LLC, following which it was renamed as BigBear.ai Holdings, Inc. (NYSE: BBAI) in December 2021; and GIG5, which successfully completed its business combination with QT Imaging, Inc., following which it was renamed as QT Imaging Holdings, Inc. (Nasdaq: QTI) in March 2024. GIG7, which successfully completed its business combination with Hadron Energy, Inc., following which it was renamed Hadron Energy, Inc. in May 2026. GIG8 and GIG9, which are currently looking for suitable business combination targets.
We believe our management team’s distinctive background and record of acquisition and operational success could have a significant impact on target businesses. Although we may pursue our initial business combination in any business, industry or geographic location, we currently intend to focus on opportunities to capitalize on the ability of our management team, particularly our executive officers, to identify, acquire and operate a business in the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms.

Based on few megatrends in the world, we believe that our new SPAC is timely and relevant to support enhancement of public capital investments in growing and commercializing innovative small and middle-cap
exceptional technology companies.
For one, urban population is expected to increase from today’s 53% to 70% by 2050. Based on United Nations data, overall growth of the world’s population will add close to 2.5 billion people to urban areas by 2050.1 The number of new mega-cities will increase rapidly, particularly in developing countries, requiring massive investments in smart and sustainable city infrastructures. These trends will be further emphasized and challenged by the ongoing demographic shift and new population age structure. In addition, climate change and consequent environmental and social impacts are some of the world’s greatest concerns. The United Nations Sustainable Development Goals and the Paris Climate Agreement are driving the agenda and world’s efforts toward a green economy and sustainable solutions.2 Consumer sensitivity to sustainable-marketed products grew substantially in the last 5 years, representing today more than 50% of total Consumer Packaged Goods (CPG) market growth.3 Capital allocation in funds embracing Environmental, Social and Governance principles reached record numbers in the last few years.4
Another megatrend is that data has become many enterprises’ most valuable asset. Digital transformation, built on cloud-based platforms and enabled with new technologies, including AI, the internet of things (IoT), mobile and robotics, offer companies across all industries new opportunities to drive new business models, with the scalability, flexibility, agility, and dynamism heretofore infeasible. These transformations, in turn, are powering the movements to address the other megatrends. The focus of global growth has been shifting. Developing countries, particularly in Asia Pacific and Latin America, are starting to bring their economies to the forefront of interlinked global trade and investment flows. The emerging markets are not only transitioning to more consumption-oriented economies, but also starting to export capital and innovation. Enterprises that are prepared and able to adapt and capitalize on the evolving global competitive landscape will be the winners of the 21st century. Our focus will be on companies with sustainable business and solid corporate governance that may have high impact on the world’s Sustainable Development Goals (SDG) and are determined to better society and the environment.
We intend to effectuate our initial business combination using cash from the proceeds of this offering, our common equity or any preferred equity that we may create in accordance with the terms of our amended and restated memorandum and articles of association, debt, or a combination of cash, common or preferred equity and debt.
The issuance of additional ordinary shares or the creation of one or more classes of preferred shares during our initial business combination:

•	may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;

•	may subordinate the rights of holders of ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are senior to those afforded our ordinary shares;

•
could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
1. Report of the UN Economist Network for the UN 75th Anniversary-Sept. 2020.
2. UN Framework Convention on Climate
Change-FCC/CP/2-15/L.9/Rev1.
3. New York University, Stern School of Business, Center for Sustainable Business. Research on 2015-2020 IRI Purchasing Data Reveals Sustainability Drives Growth, Survives the Pandemic, July 2020.

4. Blackrock -Sustainability: The tectonic shift transforming investing, Feb. 2020.

•	may adversely affect prevailing market prices for our public shares.
Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if any document governing such debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements as of July 31, 2026, we had $125,000 in cash and working capital of $12,835. Further, we expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating
income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied to date through receipt of $125,000 from the sale of the founder shares and a related party loan of $100,000. We estimate that the net proceeds from (1) the sale of the public units in this offering, after deducting net offering expenses of approximately $[ ], which includes underwriting discounts and commissions of $1,000,000 (or in the event that the underwriters exercise the over-allotment option in full, expenses of approximately $[ ], which includes underwriting discounts and commissions of $[ ]), (2) the sale of the private placement units to the designated investors (or non-affiliated
investors to which our sponsor assigns the subscription for such private placement units) for a purchase price of $[ ], and (3) the sale of the private placement units and the private investor shares to the non-managing
investors for a purchase price of $[ ] (or $[ ] in the event that the underwriters exercise the over-allotment option in full), will be $[ ] (or $[ ] if the over-allotment option is exercised in full), of which $220,000,000 (or $253,000,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining estimated $[ ] (or $[ ] if the over-allotment option is exercised in full), plus an additional $125,000 that we already have, will not be held in the trust account.
We intend to use substantially all of the funds held in the trust account (less permitted withdrawals), including any amounts representing interest earned on the trust account (which interest shall be net of permitted withdrawals by us), to acquire a target business or businesses and to pay our expenses relating thereto. We may withdraw interest to pay our taxes, if any. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
We believe that, upon consummation of this offering, the estimated $1,800,000 (irrespective whether the over-allotment option is exercised in full) of cash not held in the trust account along with permitted withdrawals will be sufficient to allow us to operate for at least the next 24 months from the closing of this offering, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur the following approximate expenses to be paid from the $1,800,000 (irrespective whether the over-allotment option is exercised in full) not held in the trust account:

•	$440,000 of expenses for the legal, accounting and other third-party expenses attendant to the structuring and negotiating of our initial business combination;

•	$160,000 of expenses for SEC filing and other legal and accounting fees related to regulatory reporting obligations;

•	$720,000 (equal to $30,000 per month for up to 24 months) for office space and administrative fees;

•	$150,000 for directors and officers insurance; and

•	$330,000 (six months of payments at $10,000 per month and 18 months at $15,000 per month) for payments to our Chief Financial Officer.
If our estimates of the costs of undertaking
in-depth
due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
As of July 31, 2026, we had $125,000 in cash and working capital of $12,835. We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Our plans to raise capital and to consummate our initial business combination may not be successful. These factors among others raise substantial doubt about our ability to continue as a going concern.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes- Oxley Act regarding the adequacy of internal controls. Many small and mid-sized
target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.
Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Related Party Transactions
At our formation on July 17, 2026, one Class B ordinary share that was allotted to Ascentium upon our formation was transferred by Ascentium to our sponsor and on July 31, 2026, 10,842,856 Class B ordinary shares were issued to our sponsor for an aggregate purchase price of $25,000, or a purchase price of $0.0023 per share, of which up to 1,414,286 Class B ordinary shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Subsequent to this purchase, our sponsor forfeited [ ] Class B ordinary shares back to us, and in doing so, reduced the amount that remains subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering by 30% of this amount, or by [ ] Class B ordinary shares. In addition, as discussed below, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares, of which 30% of such founder shares, or [ ] founder shares, will also be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. As a result, as of the time of this offering, the number of founder shares that will be subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering will be [ ] founder shares. In connection with the entry by our sponsor and the few investors into the Unit Purchase Agreements, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the non-affiliated
few investors at an aggregate price of $[ ], thus recouping in part the amount that our sponsor paid to purchase all of the founder shares that it purchased, including the [ ] founder shares that it will retain following the sale of founder shares to the few investors, with the result that our sponsor will have a $[ ] per share basis in the founder shares. The purchase price per founder share was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. Prior to the initial investment of $25,000 by our sponsor, the company had no assets, tangible or intangible. In connection with this offering, up to [ ] founder shares are subject to forfeiture by our designated investors depending on the extent to which the underwriters’ over-allotment option is exercised during this offering.
On July 31, 2026, we entered into a promissory note with our sponsor with a principal amount of $100,000, all of which remained outstanding as of July 31, 2026, to be used for the payment of expenses related to this offering. The promissory note is non-interest
bearing, unsecured and is due on the earlier of (i) December 31, 2027 or (ii) the date on which we consummate this offering.
On [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination.
Dr. Katz, our Chief Executive Officer and Chairman, formed our sponsor, which 100% is owned equally by Drs. Katz and Dinu, who are husband and wife, and have the sole financial and voting interest in our sponsor that entitles them to participate in any economic return that the sponsor receives for its investment in the company. Accordingly, Drs. Katz and Dinu will benefit from the transaction to the extent of their interest in our sponsor.
Drs. Katz and Dinu also formed a limited liability company named GigManagement, LLC, of which 50% is owned by each of Drs. Katz and Dinu. Drs. Katz and Dinu are also managing members of GigManagement, LLC. We are obligated, pursuant to an Administrative Services Agreement, commencing on the date of this prospectus, to pay GigManagement, LLC a monthly fee of $30,000 per month for office space and general and administrative services until the consummation of an initial business combination. In conjunction with our services agreement with GigManagement, LLC, we have rights that permit us to use the trademark
“Private-to-Public
Equity (PPE).”
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors may also approve the payment of advisory fees to directors in connection with such activities, including board committee service and extraordinary administrative and analytical services. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on our behalf.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes.
Pursuant to a registration rights agreement we will enter into an agreement with each of our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in any other registration statement filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their respective lock-up
restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “
Certain Relationships and Related Party Transactions
.”
Quantitative and Qualitative Disclosures about Market Risk
The amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule
2a-7
promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance
Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of the date of this prospectus, we did not have any
off-balance
sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation
S-K
and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging
growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, including but not limited to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are a newly organized
Private-to-Public
Equity (PPE) company, also known as a blank check company or special purpose acquisition company, formed by an affiliate of the serial SPAC issuer GigCapital Global, and incorporated in the Cayman Islands on July 17, 2026 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our sponsor and its principals may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but from the date of our incorporation through the date of this prospectus, there have been no substantive discussions, directly or indirectly, between any of our officers, directors, promoters and other affiliates on our behalf and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.
While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the A&D services industry and the TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms.
Our management team believes there is a backlog of companies that are interested in becoming public companies. We believe that because this backlog is substantial, there may be a number of attractive companies that will not be able to list via a traditional IPO in the near-term, and therefore may opt to pursue a listing via a SPAC instead. Moreover, we believe current market conditions are causing middle-market financial sponsors and venture capital firms to consider alternative methods for providing liquidity to their limited partners.
Business Strategy
Our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, further accelerate the growth of a company at the intersection of the A&D services industry and the TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy, and AI driven life sciences platforms, and to contribute to the global A&D and TMT economy. Our company’s unique expertise offers a comprehensive framework for a publicly traded company to foster both organic and strategic growth initiatives within its operational ecosystem. Our selection process is expected to leverage our management team’s broad and deep relationship network and unique expertise in the A&D and TMT industries. Market size, growth potential, competition, and barriers to entry are all essential factors to consider as we identify the acquisition target. Our team intends to utilize an in-depth
evaluation process of potential acquisition targets based on financial performance, strategic fit, and potential synergies as well as the company’s products, and services to ensure our target is aligned. Although, the global A&D and TMT economy is highly regulated, and there are many legal and regulatory considerations that companies must consider, such as licensing requirements, export controls, and liability issues; our management team’s expertise and track record in the A&D and TMT ecosystem, and all related technologies, will help mitigate these factors by proactively advising potential target companies on navigating these issues.
Overall, an acquisition and value creation strategy impacting the global A&D and TMT economy requires a careful and strategic approach, the potential benefits can be significant for companies with the ability to identify and acquire complementary businesses and technologies with synergies through effective integration. Our management team believes that the global A&D and TMT economy has significant market growth potential, related to the development and use of innovative technologies. All of these sectors demonstrated solid compounded annual growth (“CAGR”), outperforming the industry indices. The life science sector demonstrated a meaningful CAGR in all related elements of this vertical, namely Biotechnology (+20% to +30%), Genomics (+25% to +26%), and AI Driven Life Sciences, which have been among the highest performing healthcare investment sectors, substantially outperforming the S&P 500 (+9% to +10%), the Nasdaq Composite (+10% to +15%), and traditional healthcare benchmarks. This performance evidences the strong investor demand for innovation driven healthcare technology platforms. Over the last decade, there has been a steady increase in the demand for space-based services and applications for both the private sector as well as various government agencies. Over the last few years, rising geopolitical tensions plus ever growing commercial applications in a variety of fields of use, have driven the increased demand for UMV systems and other drone technologies.
We expect to distinguish ourselves with our ability to:
Tap into our vast international network of relationships to develop a distinctive pipeline of acquisition opportunities.
We believe the combination of our Chief Executive Officer’s industry experience and our directors’ and management’s ability and network of relationships with world-wide CEOs, top government executives and officials, highly ranked military officers, founders, family offices, private equity, hedge-funds, venture capitalists, sponsors and investment banks will help us to identify and evaluate suitable target businesses that could benefit from our operational and strategic expertise and from management’s experience in structuring complex transactions and accessing capital for growth.
Revitalize the acquisition target and generate value for shareholders after the business combination.
Given our management’s experience, we are confident that our officers and directors will be able to drive value after the combination. By implementing strategies that have proven successful in the past, they intend to focus on accelerating revenue growth, improving profit margins and fostering a results-driven culture.
Show a proven record of successful completions of business combinations
. We believe that our management team’s track record and experience will provide a distinct advantage for identifying, valuing and completing a business combination that will meet our investors’ expectations. GigCapital10 is our tenth SPAC affiliated with GigCapital Global, with six out of nine prior SPACs having completed business combinations, and two SPACs looking for a suitable business target, as summarized below.

•
GIG1—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry, completed its initial public offering (IPO) in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth
(1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction successfully closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the board of directors of Kaleyra from its IPO through the sale of the company.

•
GIG2—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry, completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth
(1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8,

2021, GIG2 successfully completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the Company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the

•
OTC Pink, and subsequently on the OTC Expert Market, under the new ticker symbol “UPHL.” UpHealth, Inc. closed down certain of its subsidiaries sold subsidiaries Innovations Group Incorporated to Belmar Pharma Solutions in June 2023 and Cloudbreak Health to an affiliate of GTCR, LLC in March 2024. Following an adverse legal judgement, in September 2023, UpHealth Holdings, Inc., a subsidiary of UpHealth, Inc., filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. In addition, in October 2023, two of UpHealth Holdings’ wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. In September 2025, UpHealth Holdings, Inc. was ordered to liquidate following its bankruptcy filing. Dr. Katz served as the Chairman of the board of directors from its IPO through liquidation.

•
GIG3—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry, completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 successfully completed its business combination with Lightning Systems, Inc., which did business as Lightning eMotors, and GIG3 retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” before being listed on the OTC Expert Market under the ticker symbol “ZEVY.” In October 2021, Dr. Katz left Lightning eMotors as he did not stand for reelection to the board of directors. Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024.

•
GIG4—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries, completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third
(1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” On December 9, 2021, GIG4 successfully completed its business combination with BigBear.ai Holdings, LLC, following which it was renamed as BigBear.ai Holdings, Inc. (NYSE: BBAI). In September 2024, Dr. Katz left BigBear.ai Holdings, Inc. as he did not stand for reelection to the board of directors.

•
GIG5—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, advanced medical equipment, intelligent automation and sustainable industries, completed its initial public offering in September 2021, in which it sold 23,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG5 common stock and one warrant to purchase one share of GIG5 common stock, generating aggregate proceeds of $230 million. GIG5 listed on the NYSE under the symbol “GIA” and then subsequently transferred to Nasdaq. In March 2024, GIG5 successfully completed its business combination with QT Imaging, Inc., following which it was renamed as QT Imaging Holdings, Inc. (Nasdaq: QTI).

•
GIG6—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market, completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GIW common stock and one-half
(1/2) of one (1) warrant to purchase one share of GIW common stock, generating aggregate proceeds of $209 million. GIW listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account.

•
GIG7—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, artificial intelligence and machine learning, cybersecurity, medical technology and medical equipment, semiconductors and sustainable industries, completed its initial public offering in August 2024, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one Class A ordinary share and one redeemable warrant to purchase one Class A ordinary share of GIG7, generating $200 million. GIG7 listed on Nasdaq under the symbol “GIG”. In May 2026, GIG7 successfully completed its business combination with Hadron Energy, Inc., following which it was renamed Hadron Energy, Inc. (Nasdaq: HDRN).

•
GIG8—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML industries, completed its initial public offering in October 2025, in which it sold 25,300,000 units at a price per unit of $10.00, with each unit consisting of one Class A ordinary share and one-fifth
of one right to receive one Class A ordinary share upon the consummation of the business combination, generating proceeds of about $253 million. GIG8 listed on Nasdaq under the symbol “GIW” and in June 2026, GIG8 signed a non-binding
Letter of Intent with Quantisimo Corp., a company focused on the development, commercialization, and deployment of trusted quantum technologies.

•
GIG9—a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML industries, completed its initial public offering in January 2026, in which it sold 25,300,000 units at a price per unit of $10.00, with each unit consisting of one Class A ordinary share and one-fifth
of one right to receive one Class A ordinary share upon the consummation of the business combination, generating proceeds of about $253 million. GIG9 listed on Nasdaq under the symbol “GIX” and is currently looking for a suitable acquisition target.

With respect to the foregoing examples, the past performance of the members of our management team or their affiliates, including with respect to GIG1, GIG2, GIG3, GIG4, GIG5, GIG7, GIG8 and GIG9, and their engagement in the TMT and other markets for more than 35 years, is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. The principals of the company and our management team have a significant number of relationships across numerous innovative industries. The operational background of the GigCapital Global team provides significant touchpoints across relevant industries. They have developed a meaningful pipeline of high potential, mutually interested U.S. and foreign acquisition targets from extensive screening with previous GigCapital PPE platforms. Our management team’s expertise in data-driven identification, evaluation and engagement with potential targets will facilitate and efficient de-SPAC
process. You should not rely on the historical record of the performance of our management or any of its affiliates’ performance, including GIG1, GIG2, GIG3, GIG4, GIG5, GIG7, GIG8 and GIG9, as indicative of our future performance. Members of our management team and their affiliates are likely to form other
Private-to-Public
Equity (PPE) companies prior to the completion of our initial business combination. .
Management Team
We believe our management team’s knowledge, decades of experience and relationships across various industries can effect a positive transformation or augmentation of an existing business model through implementing proven business strategies within the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. Our team is well positioned to originate attractive investment opportunities and has a history of executing various business transactions in multiple geographies and under varying economic and financial market conditions.

We have assembled a strong management team with a broad network of connections and corporate relationships across the A&D and TMT industries, including command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. We are confident that we will be able to use our individual experiences as well as our networks to achieve success. Together, we will formulate an all-encompassing
plan for growth, one that accounts for both organic expansion and expansion via mergers and acquisitions. In the end, we will attempt to transform our target company into a widely respected industry leader by leveraging the benefits of becoming a public company, including access to finance and equity for expansion.
Any experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as an assurance of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Moreover, although some of our key personnel may remain with a target business as members of the board of directors or in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Additionally, our management team members are subject to certain conflicts of interest
. For more information, please refer to
“Risk Factors—Risks Related to Management Team.”
Executive Officers and Directors
Dr.
 Avi
 S. Katz
serves as our Chief Executive Officer and Chairman of the Board. Dr. Katz has served as the Chairman of the Board of QT Imaging Holdings, Inc. (Nasdaq: QTI) since the inception of GIG5 in January 2021, and as the Executive Chairman of the Board of Hadron Energy Inc. (Nasdaq: HDRN) since the inception of GIG7 in May 2024, both of which he co-founded
with Dr. Dinu. Dr. Katz holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. Dr. Katz has spent approximately 40 years in international executive positions within the TMT industry founding and managing startups, and at privately held start-ups,
and publicly traded
middle-cap
companies and large enterprises. In February 2014 he
co-founded
and served as the Chaiman of the Board of
Brazil-Photonics
until its sale in September 2017, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). After the sale of GigPeak (NYSE: GIG) (also known as GigOptix), which he founded and bootstrapped in April 2007 to IDT in April 2017, in October 2017, Dr. Katz founded GigCapital Global as a serial issuer enterprise of private-to-public
equity (PPE) entities, also known as special-purpose-acquisition-company (SPAC). Dr. Katz founded GIG1, GIG2, GIG3, and co-founded
GIG4, GIG5, GIW, GIG7, GIG8, and GIG9 with Dr. Dinu, and served as the Chief Executive Officer and Executive Chairman of all those entities. The chronology of the GigCapital PPE inceptions: In September 2017, Dr. Katz founded GIG1, a company formed for the purpose of acquiring a company in the TMT industry. GIG1 completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth
(1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to the NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the Board and Secretary of Kaleyra since the consummation of the transaction in November 2019 until the acquisition by Tata. In this capacity, Dr. Katz steered many restructurings and refinancings, including the acquisition of mGage from Blackstone for about $225 million in a cash and stock deal in June 2021. Prior to that time, Dr. Katz served as the Executive Chairman, Secretary, and Chief Executive Officer of GIG1. In March 2019, Dr. Katz founded GIG2, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry.

GIG2 completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth
(1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8, 2021, GIG2 completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the OTC Pink, and subsequently on the OTC Expert Market, under the new ticker symbol “UPHL.” Dr. Katz initially served as the Chief Executive Officer of GIG2 until August 2019, when Dr. Dinu substituted for him in that position. He also served as the Executive Chairman and Secretary of GIG2 since inception until the closing of the business combination in June 2021, when Dr. Katz was appointed as the
Co-Chairman
of the board of directors of UpHealth, becoming the sole Chairman of the Board of UpHealth in June 2022. In this capacity, Dr. Katz has steered many restructurings and refinancings of the company, including the sales of two divisions of the company—IGI, which was sold for $56 million in a cash deal to Belmar Pharma Solutions in June 2023, and Cloudbreak Health, which was sold for $180 million in a cash deal to GTCR in March 2024. However, some subsidiaries of UpHealth, Inc., such as UpHealth Holdings, Inc. and its wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of U.S. Bankruptcy Code in 2023. In September 2025, UpHealth Holdings, Inc. was ordered to liquidate following its bankruptcy filing. Dr. Katz served as the Chairman of the board of directors from its IPO through liquidation. In February 2020, Drs. Katz and Dinu founded GIG3, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG3 completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 completed its business combination with Lightning Systems, Inc., which did business as Lightning eMotors, and GIG3 retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” but now is listed on the OTC Expert Market under the ticker symbol “ZEVY.” Dr. Katz served as the Chief Executive Officer, Executive Chairman and Secretary of GIG3 since its inception until the closing of the business combination in May 2021, when Dr. Katz was appointed as the
Co-Chairman
of the board of directors of Lightning eMotors and served in that position until October 2021 when he did not stand for reelection to the board of directors. Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024. In December 2020, Drs. Katz and Dinu
co-founded
GIG4, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries. GIG4 completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third
(1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” In June 2021, GIG4 announced its agreement for a business combination with BigBear.ai Holdings, LLC. The business combination between GIG4 and BigBear.ai Holdings, LLC closed in December 9, 2021, and GIG4 was renamed BigBear.ai Holdings, Inc. BigBear.ai moved its listing from Nasdaq to the NYSE, where it is listed under the ticker symbol “BBAI.” Dr. Katz served as the Executive Chairman of GIG4 from its inception until the closing of the business combination with BigBear.ai on December 9, 2021, and since then and until March 2024, has continued to serve as a member of the board of directors of BigBear.ai. In February 2021, Drs. Katz and Dinu
co-founded
GIW, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GIW completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GIW common stock and one-half
(1/2) of one (1) warrant to purchase one share of GIW common stock, generating aggregate proceeds of $209 million. GIW listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account. Dr. Katz was the Executive Chairman of GIW since its inception. GIG5 completed its initial public offering in September 2021, raising $230 million and, in March 2024, completed its business combination with QT Imaging Holdings, Inc. which is listed on Nasdaq under the ticker symbol “QTI.”

GIG7 completed its initial public offering in August 2024, raising $200 million and, in May 2026, completed its business combination agreement with Hadron Energy, Inc. which is listed on Nasdaq and trades under the ticker symbol “HDRN.” GIG8 completed its initial public offering in October 2025, raising approximately $253 million. It is listed on Nasdaq under the symbol “GIW.” GIG9 completed its initial public offering in January 2026, raising approximately $253 million. It is listed on Nasdaq under the symbol “GIX.” Prior to launching his first
Private-to-Public
(PPE) company in 2017, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak, originally known as GigOptix, Inc. He served as Chairman of the Board, Chief Executive Officer and President of GigOptix /GigPeak from its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and a member of the board of directors of Intransa, Inc. From 2000 to 2003, Dr. Katz was the chief executive officer, president and a member of the board of directors of Equator Technologies. Prior to it, Dr. Katz held several leadership positions over the span of his career within the TMT industry since serving as member of Technical Staff at AT&T Bell Laboratories between 1988 and 1994, and made numerous angel investments in high-tech companies around the world, being a serial entrepreneur. He holds many U.S. and international patents, authored and co-authored
more than 350 published scientific and technical articles in reputable journals, and is the editor of a number of technical books. Dr. Katz is a global philanthropist, and among many other activities, serves as board member of the NY Philharmonic Company. He is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Naval ASW class, and holds a B.Sc. and Ph.D. in Materials from the Technion (Israel Institute of Technology). Dr. Katz is married to Dr. Dinu, one of our directors.
Dr.
 Raluca Dinu
is our director. Dr. Dinu is the Chief Executive Officer, President, Secretary, serving in those roles since March 2024 and as a director of QT Imaging Holdings, Inc. (Nasdaq: QTI), since its inception by her and Dr. Katz as GIG5 in February 2021. Dr. Dinu has spent approximately 21 years in international executive positions within the TMT industry working for privately held start-ups,
middle-cap
companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. She served as the Chief Executive Officer of GIG2 from August 2019 to June 2021 and as a member of its board of directors since March 2019 and has continued in that role after that company became UpHealth, Inc. She also served on the board of directors of GIG3 beginning in February 2020 and continued in that role after that company became Lightning eMotors, Inc. in May 2021 until October 2021. She has also served as a member of the board of directors of BigBear.ai Holdings, Inc. since its inception in December 2020 as GIG4 until March 2024, and prior to the December 2021 business combination, was also the President, Chief Executive Officer and Secretary of GIG4 since its inception in December 2020. Drs. Katz and Dinu co-founded
GIG7 in May 2024, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, AI/ML, cybersecurity, MedTech, semiconductor and sustainable industries and GIG8 in June 2025, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company at the intersection of the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML. Dr. Dinu has served on the board of directors of GIG7, GIG8 and GIG9 since their inception. GIG7 completed its business combination in May 2026, and Dr. Dinu now serves as a director of the post-business combination company. GIG8 completed its initial public offering in October 2025 and GIG9 completed its initial public offering in January 2026. Drs. Katz and Dinu also co-founded
GIW, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GIW completed its initial public offering in May 2021, and Dr. Dinu served as a director beginning with the inception of GIW and as the Chief Executive Officer, President and Secretary of GIW beginning in March 2021. In November 2022, GIW decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account. Dr. Dinu also holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of Optical Interconnects Division of Integrated Device Technology, Inc. (“IDT”) (Nasdaq: IDTI). Prior to that, she held several executive-level positions at GigPeak, Inc. (NYSE MKT: GIG)

including Executive Vice President and Chief Operation Officer from April 2016 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the board of directors of
Brazil-Photonics,
in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). From 2001 to 2008, Dr. Dinu was Vice President of Engineering at Lumera (Nasdaq: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an
Executive-M.B.A.
from Stanford University. She also has a Corporate Director certificate from Harvard Business School, after completing the certification for Audit Committees and Compensation Committees in 2021 and Making Corporate Boards More Effective in 2022. Dr. Dinu is married to Dr. Katz, our Chairman of the Board.
Christine M. Marshall
joined our company as Chief Financial Officer on July 17, 2026. Ms. Marshall is an accomplished finance leader with extensive expertise in GAAP, SEC reporting, SOX compliance, financial policies and procedures, process enhancements, mergers and acquisitions, debt offerings and operation accounting. Ms. Marshall has a proven track record of building and leading high performing teams throughout her long career. Prior to joining our company, Ms. Marshall was a consultant for the DeWinter Group from September 2023 to March 2024, and in that capacity, acted as the Interim Controller for one of their SaaS clients. Ms. Marshall was the chief financial officer of GIG7 up until its business combination in May 2026. Ms. Marshall has been the chief financial officer of GIG8 since June 2025 and GIG9 since October 2025. From 2015 to 2023, Ms. Marshall was the Senior Director of Accounting, as well as for a portion that time, the Assistant Controller at Vocera Communications, Inc., a company supplying a wireless network-based software solution for voice communication in a variety of settings, which was acquired by Stryker Corporation in February 2022. Her extensive experience also includes acting as an External Reporting and Technical Accounting Consultant from 2009 until 2015 for a number of companies. From 2005 until 2007, Ms. Marshall also performed management and technical accounting functions in her role as External Reporting Manager at Adaptec, Inc., a computer storage company acquired by Microchip Technology. She was also previously a Senior Manager of Assurance and Advisory Services at Deloitte, one of the largest global accounting firms, from 1993 until 2004. Ms. Marshall holds a Bachelor of Science in Commerce from Santa Clara University and is a Certified Public Accountant (inactive) with the State of California.
Nominees for our Board of Directors
Ambassador Adrian Zuckerman
will serve as our independent director upon the completion of this offering. Ambassador Zuckerman was the United States Ambassador to Romania from 2019 to 2021. Under his leadership Romania signed a ten-year
defense cooperation agreement with the United States that provided financial, military and strategic support and cooperation. He also advanced and helped structure an intergovernmental agreement between the US and Romania for the $8 billion refurbishment of the Cernavoda nuclear plant which included refurbishing one operating reactor and building two additional nuclear reactors. To help finance this project, the Ambassador negotiated a $7 billion financing agreement with the Export-Import Bank of the United States (EXIM). The Cernavoda project was the largest-ever joint project between the United States and Romania. He was the recipient of the Star of Romania, Order of Grand Cross. Ambassador Zuckerman has worked as an Of Counsel to DLA Piper LLP (US) from 2021 to date, bringing his unique skills as a lawyer and former government official to advise multinational corporations on legal, regulatory and governmental affairs as they expand into emerging markets in Eastern Europe and around the world. He has served on the board of directors of GIG7 since August 2024 and on the post business combination board of Hadron Energy, Inc. since May 2026. He has also served on the board of directors of GIG8 since October 2025 and GIG9 since January 2026. Before being named as the United States Ambassador to Romania, he was a partner at Seyfath Shaw LLP from 2013 to 2019. Ambassador Zuckerman is also a member of the advisory board of the Krach

Institute for Tech Diplomacy at Purdue University. He holds an undergraduate degree from the Massachusetts Institute of Technology and a law degree from the New York Law School.
Rafael Beyar, M.D., D.Sc., M.P.H.
will serve as our independent director upon the completion of this offering. Mr. Beyar is an interventional cardiologist, biomedical engineer and innovator who served as director of Rambam Health Care Campus from 2006 to 2019. He is Professor Emeritus of Medicine and Biomedical Engineering at the Technion, served as dean of the Faculty of Medicine from 1999 to 2004 and is a visiting professor at Johns Hopkins University. Mr. Beyar received an M.D. from Tel Aviv University, a D.Sc. in Biomedical Engineering from the Technion and an M.P.H. from the Bloomberg School of Public Health at Johns Hopkins University. He trained in cardiology at Rambam and Johns Hopkins. Mr. Beyar’s research interests include cardiovascular simulations, coronary stents and cardiovascular robotics. He has authored more than 230 publications and 15 books and has received numerous awards. During his term as dean, Mr. Beyar established the Johns Hopkins-Technion Collaboration Program, and Professors Hershko and Chechakoes were awarded the Nobel Prize in Chemistry in 2004. Mr. Beyar led the hospital through the 2006 Second Lebanon War, when it was under rocket attack. He also led the vision and development of the hospital’s
2,000-bed
Fortified Underground Emergency Hospital, Children’s Hospital, Oncology Center and Heart Hospital. The Health Discovery Tower, currently underway at the center of the campus, is a premier integrated research and innovation hub in collaboration with the Technion and the University of Haifa. Mr. Beyar founded the hospital’s technology transfer company, Rambam MedTech, and the
Mind-Up
Incubator with Rambam, Medtronic, IBM, Pitango and Impact First. Mr. Beyar served as chair of the Israeli Basket Committee and serves as chair of the Steering Committee for the Israeli Organ Transplant Center. Mr. Beyar
co-founded
InStent, which was acquired by Medtronic, and NaviCath (later Corindus), a Technion Incubator Company that developed the first-in-the-world
robotic coronary intervention and was acquired by Siemens Healthineers. He currently serves as a director or advisor to several start-up
companies. After his term as director of Rambam, Mr. Beyar
co-founded
and serves as managing general partner of ALIVE Israel HealthTech Fund. In 1996, Mr. Beyar founded Innovation in Cardiovascular Interventions (ICI), an international meeting which he continues to co-chair
with Professor Chaim Lotan. He served as chairman of the National Committee appointed by the Council for Higher Education for medical school curriculum and clinical fields and was a member of the Innovation Authority’s Bioconvergence Committee.
Stas Budagov, CPA, CIA
will serve as our independent director upon the completion of this offering. Mr. Budagov currently serves as a Partner at AME Associates, an accounting and financial consulting firm, where he advises public and private companies on complex technical accounting, SEC and financial reporting, internal controls, transaction readiness and other accounting and finance matters. From December 2023 to August 2025, Mr. Budagov served as Chief Financial Officer of QT Imaging Holdings, Inc., a publicly traded medical device company (Nasdaq: QTI). In this role, Mr. Budagov led the company’s accounting and finance functions, including through its business combination and de-SPAC
transaction, and oversaw SEC reporting, financial planning and analysis, corporate governance, and risk management. He also worked closely with the QTI’s Board of Directors and Audit Committee on financial reporting, business performance, risk management and other corporate matters. Mr. Budagov has more than 15 years of accounting, finance and consulting experience with public and private companies. Prior to joining QTI, Mr. Budagov provided financial and accounting consulting services through CBIZ APG and, from 2017 to 2022, through Acilon Consulting LLC, a boutique accounting and finance consulting firm. During this period, he served in interim finance leadership and senior advisory roles for public and private companies, including as acting revenue director at Natera, Inc., a publicly traded biotechnology company, and acting finance director at Kodiak Sciences, Inc., a publicly traded life sciences company. Throughout his consulting career, Mr. Budagov has advised companies on SEC and financial reporting, IPO readiness, technical accounting, internal controls and SOX compliance and has participated in more than seven IPO and public-company transaction projects involving
S-1
and
S-4
registration statements, principally for companies in the biotechnology, life sciences and medical device industries. From 2013 to 2017, Mr. Budagov was a manager with The Siegfried Group. During that period, he spent approximately three years on engagement with Ernst & Young LLP, where he supervised and managed audits of financial statements and internal controls for private and
SEC-reporting
companies, and subsequently advised

public-company management teams regarding audit processes, internal controls, transaction due diligence and commercial contracts. Earlier in his career, Mr. Budagov worked in public accounting, including as a senior accountant at Cherry Bekaert LLP and as a staff accountant at Matthews, Carter & Boyce. Mr. Budagov earned a Bachelor of Science degree in Accounting from George Mason University. He has been a Certified Public Accountant in the Commonwealth of Virginia since 2013 and has been a Certified Internal Auditor since 2017.
Gil Frostig
will serve as our independent director upon the completion of this offering. Mr. Frostig is a general partner and CTO of
J-Ventures
Fund and also acts as an independent investor and adviser to start-up
companies. Since 2018, he has served on Advisory Boards for QDM and Geneyx Genomex Ltd. From 2013 to 2018, Mr. Frostig served as the Vice President of Engineering at Qualcomm Corporation, where he was in charge of Bluetooth and NFC Si components development, and part of the executive team of its WiFi product line, capturing the number one market share position for Access Points and Clients in enterprise and in retail. From 1983 to 2013, Mr. Frostig served as Vice President and General Manager at Intel Corp. (“Intel”). While at Intel, he managed all of the Ethernet (LAN) developments and products for client and server solutions, capturing the number one market share position in 1 Gbps Ethernet. Mr. Frostig led Intel’s foray into WiFi by developing and providing the WiFi solution for Intel’s Centrino platform, which started the global success of WiFi in general. Mr. Frostig received his B.Sc. in Electrical Engineering from the Technion, Israel Institute of Technology.
Investment Criteria
Consistent with our strategy, we have identified general criteria and guidelines that we believe are important in evaluating prospective acquisition target and, when evaluating a prospective acquisition target, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information that will be made available to us. We intend to use the following and other criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with an acquisition target business that does not meet any or all of these criteria or guidelines:

•
Companies that embrace today’s digital transformation and intelligent automation. We will seek acquisition candidates active in the A&D services industry and TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy, and AI driven life sciences anywhere in the world that embrace today’s digital transformation and intelligent automation as a competitive advantage. Businesses who rethink their current and future capabilities amid disruption will be better positioned for growth in the digital age. We seek to combine with the best available U.S. private or overseas private or foreign listed companies.

•
Companies that will benefit from a public listing. We will focus on partners looking to move to the next level through a public business combination and roll-up
and primarily seek companies with entrepreneurial owners and leadership that may benefit from being publicly traded and may effectively utilize in furtherance of growth a broader access to capital and a public profile. A public status is designed to enhance organic and strategic growth opportunities and accelerate execution of business ideas in dynamic and competitive growth markets.

•
Companies that will benefit from our industry expertise and relationships. We will seek companies that will be best positioned to leverage our industry expertise, international capabilities, global experience, prior references, insights and relationships to create opportunities for value creation, whether through acquisitions, capital investments in organic growth opportunities, generating greater operating efficiencies or significantly improving financial performance. Our management has a proven track record and extensive M&A and capital market experience to help to define the public market strategy for our initial business combination. We believe our strategy leverages our management team’s distinctive background and vast network of industry leaders in the A&D services industry and TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms. We will seek to identify such opportunities for value creation in evaluating potential business combinations. Our management also demonstrated the speed, certainty and efficiency in executing prior deals, which is highly desirable to quality business partners.

•
Companies that are market-leading participants. We will seek an acquisition target that has an established business and market position. While we will focus on the A&D services industry and TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms, we will not seek a target that is pre-revenue
or in early stages of development with unproven technologies.

•
Companies with strong management. We will prioritize entities with well-established, proven and talented management teams that wish to continue to drive their companies to growth by leveraging a public market platform and are eager to succeed with support from an interactive and hands-on
board of directors. To the extent we believe it will enhance shareholder value, we would seek to selectively supplement the existing leadership of the business with proven leaders from our network, whether at the senior management level or at the board level.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant.
Our Acquisition Process
We intend to partner with a late-stage growth and high-quality acquisition target where our management team can offer financial, operational, and executive mentoring in order to accelerate its growth and expansion, organically and strategically, from a privately held entity to a fast-growing publicly traded company. Our approach can be broken down into several phases:

•
Inception. This phase usually lasts up to approx.
2-3
months and entails incorporating a SPAC and bringing on a
Private-to-Public
(PPE) management team that includes A&D and TMT experts, entrepreneurs and executive operators. During this phase, a blank check company also secures a sponsorship team composed of industry veterans in the A&D and TMT sector, family offices, institutional buyers, private equity firms, and hedge funds. In launching an initial public offering, the SPAC management pays the most attention to forming an IPO book to ensure a solid balance of fundamental equity investors.

•
Searching. The search for a financially viable acquisition target ready to become a public company may take approx. 6 to 12 months. Our search for a potential business combination will focus on the A&D and TMT sector and other diversified verticals nationally and worldwide. In determining whether a company may become our initial business combination, we look at the acquisition target’s prospects as a public company, consider potential avenues for exit and financing, and if the company is supported by an entrepreneurial management team and technology-oriented owners.

•
Engagement. The next step is negotiation and execution of a letter of intent. It may take approx. from 3 to 6 weeks, and approx. another 5 to 10 weeks are required to conduct due diligence review and sign a binding definitive agreement.

•
Closing. Following entry into the binding definitive agreement, the acquisition target must deliver audited financial statements as required to enable us to file all necessary SEC filings and obtain SEC clearance of these filings in a process that may take approx. 3 to 6 months. During this phase, to the extent not yet done, we also need to secure financing through back-stop lenders or fundamental equity investors and ensure compliance with the minimum listing conditions (e.g., maintaining a market-cap,
providing a required float and secure minimum
round-lot
shareholders), before closing a business combination. With the support of our investors, underwriters, legal counsel, accounting, investment and commercial banking firms, research analysts, investor and public relations and human resources firms, we create a “one-stop-shop” to ensure the successful path to becoming a public company.

•
Growth and Exit. The final phase may last approx. from 1 to 4 years, during which we invest our time and resources in expanding and growing the business. We actively participate in meetings of the board of directors and strategic advisory board, provide continuous financing and M&A advisory support for growth, geographic expansion and consolidation, and prepare the business combination for de-SPAC.

Sponsor
Our sponsor, GigAcquisitions10 Corp., is a Cayman Islands exempted company. Although our sponsor is permitted to undertake any activities permitted under the Companies Act and other applicable law, our sponsor’s operations are focused on investing in our company. Our Chief Executive Officer, Avi S. Katz, and Dr. Raluca Dinu, our director, currently own 100% of the shares in the sponsor, and hold voting and investment discretion with respect to the securities held of record by the sponsor. Dr. Avi S. Katz and Dr. Raluca Dinu are sole directors of the sponsor. No other entity or person has a direct or indirect material interest in our sponsor.
The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
GigAcquisitions10 Corp.	$30,000 per month	Office space, administrative and shared personnel support services

	[ ] Class B ordinary shares, of which [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to the few investors at an aggregate price of $[ ].	$25,000, part of which will be recouped through the sales of founder shares to the few investors

	$100,000 loan	Repayment of loans made to us to cover offering related and organizational expenses

	Up to $1,500,000 in working capital loans, which loans may be convertible into private placement units at a price of $10.00 per unit at the option of the lender	Working capital loans to finance transaction costs in connection with an initial business combination

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

Chief Financial Officer (Christine Marshall)	Initially $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month.	Monthly payments to Chief Financial Officer

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
	15,000 insider shares, subject to forfeiture if Ms. Marshall resigns or is removed for cause from her position with the Company prior to consummation of our initial business combination	Future services as Chief Financial Officer

GigAcquisitions10 Corp.	[ ] private placement units to be purchased simultaneously with the closing of this offering (including if the underwriters’ over-allotment option is exercised in full)	$[ ]

Holders of Class B ordinary shares	Anti-dilution protection upon conversion into Class A ordinary shares at a greater than one-to-one ratio	Issuance of the Class A ordinary shares issuable in connection with the conversion of the founder shares on a greater than one-to-one basis upon conversion

GigAcquisitions10 Corp, our officers, directors, or our or their affiliates	Finder’s fees, advisory fees, consulting fees, success fees
Any services in order to effectuate the completion of our initial business combination, which, if payments are made in connection with such services prior to the completion of our initial business combination, will be paid from funds held outside the trust account. No agreements have been signed as of the date of this prospectus.

We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions. No agreements have been signed as of the date of this prospectus.

Because we have or will receive an aggregate of $[ ] for the 10,857,857 Class B ordinary shares that have or will be issued collectively to our sponsor, the few investors, the non-managing
investors and Ms. Marshall, or a nominal aggregate purchase price of $[ ] per share, our public shareholders will incur an immediate and material dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the Class B ordinary shares may result in material dilution to our public shareholders due to the anti-dilution rights of our Class B ordinary shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one
basis upon conversion. In addition, because our sponsor and the non-managing
investors acquired the private placement units, including the private placement shares, at a price of $[ ] per private placement unit that is less than the amount paid by our public shareholders for the public units which we are selling in this offering, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. Additionally, our public shareholders may experience dilution from the conversion of the private placement rights that form a part of the private placement units into 36,000 Class A ordinary shares (or converting into up to [ ] private placement rights converting into [ ] Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) to be purchased in the private placement simultaneously with the closing of this offering. Further, our public shareholders may experience material dilution if the $1,500,000 in working capital loans is fully advanced by the sponsor and the sponsor elects to convert the working capital loans into private placement units at $10.00 per unit, resulting in the sponsor receiving an additional 150,000 private placement units.
See the sections titled
“
Risk Factors—Risks Relating to our Securities—The nominal purchase price paid by our designated investors for the founder shares and paid by the non-managing
investors for the private investor shares, as well as the grant of the insider shares to our Chief Financial Officer, in addition to the sale of private placement units to the designated investors and the non-managing
investors, may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.”
and “
Dilution
.”
The founder shares, insider shares and private investor shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, approximately 30% of the sum of (i) all ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the securities underlying the private placement units issued to the sponsor and non-managing
investors), (ii) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) and (iii) minus any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares, insider shares and private investor shares will never occur on a less than one-for-one
basis.
See the section titled “
Summary—The Offering -Conversion of founder shares, insider shares and private investor shares and anti-dilution rights
.”
If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares, insider shares and private investor shares result in the issuance of Class A ordinary shares on a greater than one-for-one
basis upon conversion of the founder shares, insider shares and private investor shares at the time of our initial business combination.
Pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers, and the few investors has agreed to restrictions on its ability to transfer, assign, or sell the founder shares, insider shares and private placement units, as summarized in the table below. In addition, the non-managing
investors have agreed to substantially the same certain transfer restrictions with respect to the private placement units and private investor shares held by them, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder shares and insider shares	The earlier of (A) six months after the date of the consummation of our initial business	GigAcquisitions10 Corp. Dr. Avi S. Katz Dr. Raluca Dinu	Transfers permitted (1) amongst such holders and their affiliates, to our executive officers or

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
	day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.	Ambassador Adrian Zuckerman Rafael Beyar Stas Budagov Gil Frostig Christine M. Marshall The few investors acquiring founder shares from GigAcquisitions10 Corp.	directors, or to any affiliate or family member of any of our executive officers or directors, (2) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of our company’s securities, (5) through private sales or transfers made in connection with the consummation of our initial business combination at prices no greater than the price at which such securities were originally purchased, (6) to us for no value for cancellation in connection with the consummation of our initial business combination; provided that (except for clause (6)) these transferees (“permitted transferees”) shall enter into a written

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
agreement with us agreeing to be bound by the transfer restrictions agreed to by the original holder in connection with the purchase of the securities being transferred. In addition, the sponsor, executive officers and directors may transfer, assign or sell any of the founder shares, insider shares or private placement units ((including underlying securities) (i) in the event of our liquidation prior to the consummation of our initial business combination; (ii) by virtue of the laws of the Cayman Islands, by virtue of sponsor’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of the sponsor, or by virtue of the constitutional, organizational or formational documents of a subsidiary of the sponsor that holds any such securities, upon liquidation or dissolution of such subsidiary; or (iii) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash,

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
securities or other property subsequent to the completion of our initial business combination.

Private placement units (including underlying securities	Thirty days after the completion of our initial business combination
GigAcquisitions10 Corp.

Dr. Avi S. Katz

Dr. Raluca Dinu

Ambassador Adrian Zuckerman

Rafael Beyar

Stas Budagov

Gil Frostig

Christine M. Marshall

The few investors acquiring founder shares from GigAcquisitions10 Corp.

Non-managing
investors
Same as above.

Private investor shares	The earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
	day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders	Non-managing investors GigAcquisitions10 Corp. Dr. Avi S. Katz Dr. Raluca Dinu Ambassador Adrian Zuckerman	Same as above.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
having the right to exchange their ordinary shares for cash, securities or other property.

Any units, share rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or rights	180 days from the date of this prospectus	Rafael Beyar Stas Budagov Gil Frostig Christine M. Marshall The few investors acquiring founder shares from GigAcquisitions10 Corp.
We, our sponsor, directors and officers, and Lynrock have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, share rights, shares or any other securities convertible into, or exercisable, or exchangeable for, shares, subject to certain exceptions.

The representative in its sole discretion may release any of the securities subject to these lock-up
agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares, insider shares and private placement units pursuant to the letter agreement described in the immediately preceding paragraphs.

Up to [ ] of the founder shares and up to [ ] of the private investor shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised. In addition, in order to facilitate our initial business combination as determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one
at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein.
Our letter agreement may be amended without shareholder approval. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement.
The
non-managing
investors have agreed in their subscription agreements to the transfer restrictions with respect to the private investor shares and private placement units. Since such subscription agreements are bilateral contractual obligations of the company and such non-managing
investors, the transfer restrictions may be amended without any vote of the public shareholders. However, the non-managing
sponsor investors will not be subject to transfer restrictions or a lock-up
agreement on any public units, public shares or public rights that they may purchase in this offering or thereafter. See “
Summary—The Offering -
Transfer restrictions applicable to founder shares, insider shares, private investor shares, private placement shares and private placement rights (and shares into which the rights convert).
”
Our Business Combination Process
Sources of Target Businesses
We expect to evaluate opportunities that are sourced through the relationship networks of Dr. Katz and our combined management and advisory team, which includes numerous entrepreneurs, management teams, intermediaries and venture capital funds. Dr. Katz and our combined management and advisory team have considerable expertise in the evaluation of technology investments.
While we have not yet identified any acquisition candidates, we believe based on our combined team’s business knowledge and past experience that there are numerous acquisition candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our combined management and advisory team. Although our sponsor, executive officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our sponsor, executive officers and directors, as augmented by our advisors, believe that the relationships they have developed collectively over their careers and their access to their contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, including the underwriters, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our sponsor, executive officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Our sponsor, executive officers and directors must present to us all target business opportunities in the sectors of the A&D services industry and TMT industry, including TMT companies focused on command and control, quantum technology, cyber and secured communications, and alternative energy industries, and AI driven life sciences platforms that we are focusing on and that have a fair market value of at least 80% of the assets held in the trust account (excluding any taxes payable on the interest earned, if any) at the time of the agreement to enter into the initial business combination, subject to any pre-existing
fiduciary or contractual

obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, executive officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $30,000 monthly administrative services fee, the repayment of any loans, including but not limited to the sponsor note, from our sponsor, officers and directors for working capital purposes and reimbursement of any out-of-pocket
expenses.
Our audit committee will review and approve all reimbursements and payments made to our sponsor, executive officers, directors or their respective affiliates, with any interested director abstaining from such review and approval. We have no present intention to enter into a business combination with a target business that is affiliated with any of our sponsor, executive officers, directors or their respective affiliates. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view. In such event, neither the sponsor, nor any executive officer or director, will be entitled to receive or accept a finder’s fee or any other compensation in the event such party originates a business combination.
Selection of a Target Business and Structuring of a Business Combination
Subject to our executive officers’ and directors’
pre-existing
fiduciary duties and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any taxes payable on the interest earned, if any) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the general criteria and guidelines set forth above under the caption “
Investment Criteria
,” we have not established any specific attributes or criteria (financial or otherwise) for prospective acquisition targets. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	market size and growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	existing distribution and potential for expansion;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates;

•	macro competitive dynamics in the industry within which the company competes; and

•	fit, cooperation and coachability of management team.
These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.
The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.
Fair Market Value of Target Business
The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the interest earned, if any) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. Such initial business combination must be approved by a majority of the company’s independent directors.
We currently anticipate structuring a business combination involving 100% of the equity interests or assets of an acquisition target(s). We may, however, structure our initial business combination where we merge directly with the target business or involving less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow, valuation of the specific market segment of the target and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board of directors is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.
Lack of business diversification
For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•
subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.
Limited ability to evaluate the target’s management team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of a target business’ management may not prove to be correct. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. The future role of members of our management team, if any, in a post-transaction company cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the post-transaction company’s management team or serve it in advisory positions, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated with the post-transaction company in some capacity following our initial business combination. The determination as to whether any of our key personnel will remain with the post-transaction company will be made at the time of our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. However, we may not have the ability to recruit additional managers, or to locate additional managers who will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Shareholders May Not Have the Ability to Approve an Initial Business Combination
In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of permitted withdrawals), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of permitted withdrawals), in each case subject to the limitations described herein. We will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, provided, that we may also decide to seek shareholder approval for business or other reasons.
Under the NYSE listing rules, shareholder approval would be required for our initial business combination if, for example:

•
we issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of ordinary shares then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

•
any of our directors, officers or substantial security holders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of ordinary shares to be issued, or if the number of ordinary shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.
If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•
the timing of the proposed transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place us at a disadvantage in the transaction or result in other additional burdens on us;

•	the expected cost of holding a shareholder vote;

•	the risk that our shareholders would fail to approve the initial business combination;

•	other time and budget constraints; and

•	potential additional legal complexities of an initial business combination that would be time-consuming and burdensome to present to shareholders.
Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule
13e-4
and Regulation 14E of the Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.
Our designated investors, directors, officers and
non-managing
investors will agree to vote their founder shares, insider shares, private investor shares and private placement shares in favor of any proposed business combination. In addition, the sponsor, executive officers and directors will agree (1) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or in connection with a shareholder vote to approve an amendment to our memorandum and articles of association, (A) to modify the substance or timing of our obligation to redeem 100% of our outstanding public shares if we do not timely complete a business combination or (B) with respect to any other provision relating to shareholders’ rights or pre-business
combination activity and (2) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, we would need only approximately [ ] public shares, or approximately [ ]% of the 22,000,000 public shares sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved (assuming (i) the over-allotment option is not exercised and all shares were present and entitled to vote at the meeting, (ii) [ ] founder shares and [ ] private investor shares have been forfeited and (iii) there are 360,000 private placement shares included in the private placement units outstanding).
None of our sponsor, executive officers, directors, or their affiliates has indicated any intention to purchase public units or public shares in this offering or from persons on the open market or in private transactions. However, our sponsor, executive officers and directors will agree to vote any public shares they may hold in favor of our initial business combination.
However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination, our sponsor, executive officers, directors, or their affiliates could make such purchases on the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our sponsor, executive officers, directors, and their affiliates will not make purchases of public shares if the purchases would violate Section 9(a)(2) or Rule
10b-5
of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Redemption Rights
At any meeting called to approve an initial business combination, public shareholders (but not our sponsor, executive officers and directors) may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination, by converting such shares into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid (which taxes may be paid only from the interest earned on the funds in the trust account, net of taxes). Alternatively, we may provide our public shareholders (but not our sponsor, executive officers and directors) with the opportunity to sell their public shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Our sponsor, executive officers and directors, and the few investors will enter into a letter agreement with us, pursuant to which they will agree to waive their redemption rights with respect to all ordinary shares in connection with the completion of our initial business combination. The non-managing
investors are not required to (i) hold any public units, public shares or public rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination (although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination), or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing
investors will have the same rights to the funds held in the trust account with respect to the public shares comprising part of the public units they may purchase in this offering or otherwise acquire as the rights afforded to our other public shareholders. However, if the non-managing
investors purchase public units or public shares or otherwise hold a substantial number of our public units or public shares, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement units as further discussed in this prospectus.
We may also require public shareholders seeking redemption, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to do so prior to the time that we know that the proposed business combination will be consummated. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. Thus, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.
Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until the time designated in the proxy statement to deliver his, her or its shares if he, she or it wishes to seek to exercise his, her or its redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his, her or its broker and requesting delivery of his her or its shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. See “
Risk Factors-Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business
Combination-We
will require public shareholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights
” for further information on the risks of failing to comply with these requirements.
The foregoing is different from the procedures historically used by some blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his, her or its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the company’s stock in the market. If the price rose above the conversion price, he could sell his, her or its shares on the open market before actually delivering his, her or its shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “continuing” right surviving past the consummation of the business combination until the holder delivered his, her or its certificate or shares. The requirement for physical or electronic delivery prior to the meeting ensures that a holder’s election to convert his, her or its shares is irrevocable once the business combination is approved.
Any request to redeem such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his, her or its certificate in connection with an election of such shares’ redemption and subsequently decides prior to the vote on the proposed business combination not to elect to exercise such rights, he, she or it may simply request that the transfer agent return the certificate or shares (physically or electronically).
If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account (net of permitted withdrawals) as of two (2) business days prior to the consummation of the initial business combination. In such case, we will promptly return any certificates or shares delivered by public holders. Furthermore, if the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights will not be entitled to convert their shares into a full pro rata portion of the trust account (net of permitted withdrawals and less $100,000 for dissolution expenses), as applicable. We will thereafter promptly return any shares delivered by public shareholders. In such case, public shareholders may only share in the assets of the trust account upon our liquidation. This may result in public shareholders receiving less than they would have received if the business combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.
Liquidation if No Business Combination
Our amended and restated memorandum and articles of association provides that we will have only the duration of the completion window to complete an initial business combination. If we have not completed an initial business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, (net of permitted withdrawals and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under the Cayman Islands laws to provide for claims of creditors and the requirements of other applicable law.
Our designated investors, executive officers and other directors, and the few investors have agreed (pursuant to a written letter agreement with us filed as exhibits to the registration statement of which this prospectus forms a part) that they will not propose any amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their public shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the completion window unless we provide our public shareholders with the opportunity to redeem their public shares upon such approval at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of permitted withdrawals, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.
The
non-managing
investors are not required to (i) hold any public units, public shares or public rights they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination (although the non-managing
investors have agreed to vote their private investor shares and private placement shares in favor of an initial business combination), or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing
investors will have the same rights to the funds held in the trust account with respect to the public shares comprising part of the public units they may purchase in this offering or otherwise acquire as the rights afforded to our other public shareholders. However, if the non-managing
investors purchase public units or public shares or otherwise hold a substantial number of our public units or public shares, then the non-managing
investors will potentially have different interests than our other public shareholders in approving our initial business combination and otherwise exercising their rights as public shareholders because of their ownership of private investor shares and private placement units as further discussed in this prospectus.
We are required to use our reasonable best efforts to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account (net of permitted withdrawals and less up to $100,000 for dissolution expenses) to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Our underwriters and auditor are the only third parties we are currently aware of that may not execute a waiver. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account.
We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than ten (10) business days to effectuate such distribution. Our designated investors and non-managing
investors have waived their rights to participate in any liquidation distribution with respect to the founder shares, insider shares, private investor shares and private placement shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and the interest earned on the funds held in the trust account that we are permitted to withdraw to pay such expenses.
If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share
redemption price would be $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public shareholders.
Our public shareholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period or if the shareholders seek to have us redeem or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated memorandum and articles of association as described elsewhere herein. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.
Our designated investors and
non-managing
investors will not participate in any redemption distribution from our trust account with respect to their founder shares, insider shares, private investor shares and private placement shares. Additionally, any loans made by our officers, directors, sponsors or their affiliates for working capital needs will be forgiven and not repaid if we are unable to complete an initial business combination.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot make any assurance of the amount we will be able to return to our public shareholders.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after the completion window, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of a majority of our shareholders. If we seek to amend any provisions of our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the completion window, we will provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person. Our designated investors and non-managing
investors have agreed to waive any redemption rights with respect to their founder shares, insider shares, private investor shares and private placement shares held by them, and the sponsor has agreed to waive its redemption rights with respect to any public shares it may hold, in each case in connection with any vote to amend our amended and restated memorandum and articles of association. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•
we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of permitted withdrawals), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of permitted withdrawals), in each case subject to the limitations described herein;

•	if our initial business combination is not consummated within the completion window then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve our company;

•	upon the consummation of this offering, $220,000,000, or $253,000,000 if the over-allotment option is exercised in full, shall be placed into the trust account; and

•
prior to our initial business combination, we may not issue additional shares that participate in any manner in the proceeds of the trust account, or that votes as a class with the public shares sold in this offering on any matter.

Competition
In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Although we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination or engage in a tender offer may delay the completion of a transaction; and

•	our obligation to redeem Class A ordinary shares held by our public shareholders may reduce the resources available to us for a business combination.
Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.
If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
We currently maintain our principal executive offices at 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303. The cost for this space is included in the $30,000 monthly fee GigManagement, LLC will charge us for general and administrative services commencing on the date of this prospectus pursuant to an Administrative Services Agreement between us and GigManagement, LLC until the consummation of an initial business combination. We believe, based on rents and fees for similar services in the San Francisco Bay Area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.
Employees
We have two executive officers. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
We have registered our public units, public shares and public rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.
We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to GAAP or IFRS. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to any limitations	If we seek shareholder approval of our initial business combination, our initial shareholders or their affiliates may purchase public shares or public rights in privately negotiated transactions or on the open market either prior to or following completion of our initial business combination.	If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share
price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay liquidation expenses) divided by the number of then issued and outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
(including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$220,000,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $[ ]of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$220,000,000 of the net proceeds of this offering and the sale of the private placement units, held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
	promulgated under the Investment	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Company Act which invest only in direct U.S. government treasury obligations.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by permitted withdrawals and up to $100,000 payable for dissolution expenses.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less permitted withdrawals) at the time of the agreement to enter into such initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The public units may commence trading on or promptly after the date of this prospectus. The public shares and public rights may begin trading separately on the 52nd day after the date of this prospectus unless our underwriters inform us of their decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form
8-K,
which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, such Form
8-K
	to be amended or supplemented with updated financial information in the event the over- allotment option is exercised or if our underwriters permit separate trading prior to the 52nd day after the date of this prospectus.	No trading of the public units or the underlying public shares and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals), upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned

	Terms of Our Offering	Terms Under a Rule 419 Offering

memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution for such business combination under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association (or such higher approval threshold as required by Cayman Islands law or other applicable law and pursuant to our amended and restated memorandum and articles of association). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued

A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing at least one-third
(1/3) of the voting power of all outstanding shares of the company entitled to vote at such meeting.

Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or

	Terms of Our Offering	Terms Under a Rule 419 Offering
held in the trust account will not be released until the earlier; (1) of the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and, if our amended and restated memorandum and articles of association are amended to require it and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business
	combination activity.	the failure to effect our initial business combination within the allotted time.

Delivering share certificates in connection with the exercise of redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as	Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder (including our affiliates), together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

MANAGEMENT
Our current directors, director nominees and executive officers are listed below.

Name	Age	Position
Dr. Avi S. Katz	68	Chairman of the Board of Directors and Chief Executive Officer
Christine M. Marshall	55	Chief Financial Officer
Dr. Raluca Dinu	52	Director
Rafel Beyar	74	Director Nominee
Stas Budagov	39	Director Nominee
Ambassador Adrian Zuckerman	69	Director Nominee
Gil Frostig	68	Director Nominee
Dr.
 Avi
 S. Katz
serves as our Chief Executive Officer and Chairman of the Board. Dr. Katz has served as the Chairman of the Board of QT Imaging Holdings, Inc. (Nasdaq: QTI) since the inception of GIG5 in January 2021, and as the Executive Chairman of the Board of Hadron Energy Inc. (Nasdaq: HDRN) since the inception of GIG7 in May 2024, both of which he co-founded
with Dr. Dinu. Dr. Katz holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. Dr. Katz has spent approximately 40 years in international executive positions within the TMT industry founding and managing startups, and at privately held start-ups,
and publicly traded
middle-cap
companies and large enterprises. In February 2014 he
co-founded
and served as the Chaiman of the Board of
Brazil-Photonics
until its sale in September 2017, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). After the sale of GigPeak (NYSE: GIG) (also known as GigOptix), which he founded and bootstrapped in April 2007 to IDT in April 2017, in October 2017, Dr. Katz founded GigCapital Global as a serial issuer enterprise of private-to-public
equity (PPE) entities, also known as special-purpose-acquisition-company (SPAC). Dr. Katz founded GIG1, GIG2, GIG3, and co-founded
GIG4, GIG5, GIW, GIG7, GIG8, and GIG9 with Dr. Dinu, and served as the Chief Executive Officer and Executive Chairman of all those entities. The chronology of the GigCapital PPE inceptions: In September 2017, Dr. Katz founded GIG1, a company formed for the purpose of acquiring a company in the TMT industry. GIG1 completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth
(1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to the NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the Board and Secretary of Kaleyra since the consummation of the transaction in November 2019 until the acquisition by Tata. In this capacity, Dr. Katz steered many restructurings and refinancings, including the acquisition of mGage from Blackstone for about $225 million in a cash and stock deal in June 2021. Prior to that time, Dr. Katz served as the Executive Chairman, Secretary, and Chief Executive Officer of GIG1. In March 2019, Dr. Katz founded GIG2, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG2 completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth
(1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8, 2021, GIG2 completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the OTC Pink, and subsequently on the

OTC Expert Market, under the new ticker symbol “UPHL.” Dr. Katz initially served as the Chief Executive Officer of GIG2 until August 2019, when Dr. Dinu substituted for him in that position. He also served as the Executive Chairman and Secretary of GIG2 since inception until the closing of the business combination in June 2021, when Dr. Katz was appointed as the
Co-Chairman
of the board of directors of UpHealth, becoming the sole Chairman of the Board of UpHealth in June 2022. In this capacity, Dr. Katz has steered many restructurings and refinancings of the company, including the sales of two divisions of the company—IGI, which was sold for $56 million in a cash deal to Belmar Pharma Solutions in June 2023, and Cloudbreak Health, which was sold for $180 million in a cash deal to GTCR in March 2024. However, some subsidiaries of UpHealth, Inc., such as UpHealth Holdings, Inc. and its wholly-owned subsidiaries, Thrasys, Inc. and Behavioral Health Services, LLC, and each of their subsidiaries filed voluntary petitions for relief under Chapter 11 of U.S. Bankruptcy Code in 2023. In September 2025, UpHealth Holdings, Inc. was ordered to liquidate following its bankruptcy filing. Dr. Katz served as the Chairman of the board of directors from its IPO through liquidation. In February 2020, Drs. Katz and Dinu founded GIG3, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG3 completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 completed its business combination with Lightning Systems, Inc., which did business as Lightning eMotors, and GIG3 retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” but now is listed on the OTC Expert Market under the ticker symbol “ZEVY.” Dr. Katz served as the Chief Executive Officer, Executive Chairman and Secretary of GIG3 since its inception until the closing of the business combination in May 2021, when Dr. Katz was appointed as the
Co-Chairman
of the board of directors of Lightning eMotors and served in that position until October 2021 when he did not stand for reelection to the board of directors. Lightning eMotors went into receivership in December 2023, and as a result, the assets of Lightning eMotors were sold to GERCO LLC, a subsidiary of GILLIG, in February 2024. In December 2020, Drs. Katz and Dinu
co-founded
GIG4, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries. GIG4 completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third
(1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” In June 2021, GIG4 announced its agreement for a business combination with BigBear.ai Holdings, LLC. The business combination between GIG4 and BigBear.ai Holdings, LLC closed in December 9, 2021, and GIG4 was renamed BigBear.ai Holdings, Inc. BigBear.ai moved its listing from Nasdaq to the NYSE, where it is listed under the ticker symbol “BBAI.” Dr. Katz served as the Executive Chairman of GIG4 from its inception until the closing of the business combination with BigBear.ai on December 9, 2021, and since then and until March 2024, has continued to serve as a member of the board of directors of BigBear.ai. In February 2021, Drs. Katz and Dinu
co-founded
GIW, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GIW completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GIW common stock and one-half
(1/2) of one (1) warrant to purchase one share of GIW common stock, generating aggregate proceeds of $209 million. GIW listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account. Dr. Katz was the Executive Chairman of GIW since its inception. GIG5 completed its initial public offering in September 2021, raising $230 million and, in March 2024, completed its business combination with QT Imaging Holdings, Inc. which is listed on Nasdaq under the ticker symbol “QTI.” GIG7 completed its initial public offering in August 2024, raising $200 million and, in May 2026, completed its business combination agreement with Hadron Energy, Inc. which is listed on Nasdaq and trades under the ticker symbol “HDRN.” GIG8 completed its initial public offering in October 2025, raising approximately $253 million. It is listed on Nasdaq under the symbol “GIW.” GIG9 completed its initial public offering in January 2026, raising approximately $253 million. It is listed on Nasdaq under the symbol “GIX.” Prior to launching his first
Private-to-Public
(PPE) company in 2017, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak, originally known as GigOptix, Inc. He served as Chairman of the Board, Chief

Executive Officer and President of GigOptix /GigPeak from its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and a member of the board of directors of Intransa, Inc. From 2000 to 2003, Dr. Katz was the chief executive officer, president and a member of the board of directors of Equator Technologies. Prior to it, Dr. Katz held several leadership positions over the span of his career within the TMT industry since serving as member of Technical Staff at AT&T Bell Laboratories between 1988 and 1994, and made numerous angel investments in high-tech companies around the world, being a serial entrepreneur. He holds many U.S. and international patents, authored and co-authored
more than 350 published scientific and technical articles in reputable journals, and is the editor of a number of technical books. Dr. Katz is a global philanthropist, and among many other activities, serves as board member of the NY Philharmonic Company. He is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Naval ASW class, and holds a B.Sc. and Ph.D. in Materials from the Technion (Israel Institute of Technology). Dr. Katz is married to Dr. Dinu, one of our directors.
Dr.
 Raluca Dinu
is our director. Dr. Dinu is the Chief Executive Officer, President, Secretary, serving in those roles since March 2024 and as a director of QT Imaging Holdings, Inc. (Nasdaq: QTI), since its inception by her and Dr. Katz as GIG5 in February 2021. Dr. Dinu has spent approximately 21 years in international executive positions within the TMT industry working for privately held start-ups,
middle-cap
companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. She served as the Chief Executive Officer of GIG2 from August 2019 to June 2021 and as a member of its board of directors since March 2019 and has continued in that role after that company became UpHealth, Inc. She also served on the board of directors of GIG3 beginning in February 2020 and continued in that role after that company became Lightning eMotors, Inc. in May 2021 until October 2021. She has also served as a member of the board of directors of BigBear.ai Holdings, Inc. since its inception in December 2020 as GIG4 until March 2024, and prior to the December 2021 business combination, was also the President, Chief Executive Officer and Secretary of GIG4 since its inception in December 2020. Drs. Katz and Dinu co-founded
GIG7 in May 2024, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, AI/ML, cybersecurity, MedTech, semiconductor and sustainable industries and GIG8 in June 2025, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company at the intersection of the A&D services, cybersecurity and secured communications and quantum-based command and control systems, and AI and ML. Dr. Dinu has served on the board of directors of GIG7, GIG8 and GIG9 since their inception. GIG7 completed its business combination in May 2026, and Dr. Dinu now serves as a director of the post-business combination company. GIG8 completed its initial public offering in October 2025 and GIG9 completed its initial public offering in January 2026. Drs. Katz and Dinu also co-founded
GIW, a
Private-to-Public
Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D, mobility and semiconductor industries with a particular emphasis on the EMEA market. GIW completed its initial public offering in May 2021, and Dr. Dinu served as a director beginning with the inception of GIW and as the Chief Executive Officer, President and Secretary of GIW beginning in March 2021. In November 2022, GIW decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GIW delisted from Nasdaq after liquidating its trust account. Dr. Dinu also holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of Optical Interconnects Division of Integrated Device Technology, Inc. (“IDT”) (Nasdaq: IDTI). Prior to that, she held several executive-level positions at GigPeak, Inc. (NYSE MKT: GIG) including Executive Vice President and Chief Operation Officer from April 2016 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the board of directors of
Brazil-Photonics,
in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). From 2001 to 2008, Dr. Dinu was Vice President of Engineering at Lumera (Nasdaq: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined

GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an
Executive-M.B.A.
from Stanford University. She also has a Corporate Director certificate from Harvard Business School, after completing the certification for Audit Committees and Compensation Committees in 2021 and Making Corporate Boards More Effective in 2022. Dr. Dinu is married to Dr. Katz, our Chairman of the Board.
Christine M. Marshall
joined our company as Chief Financial Officer on July 17, 2026. Ms. Marshall is an accomplished finance leader with extensive expertise in GAAP, SEC reporting, SOX compliance, financial policies and procedures, process enhancements, mergers and acquisitions, debt offerings and operation accounting. Ms. Marshall has a proven track record of building and leading high performing teams throughout her long career. Prior to joining our company, Ms. Marshall was a consultant for the DeWinter Group from September 2023 to March 2024, and in that capacity, acted as the Interim Controller for one of their SaaS clients. Ms. Marshall was the chief financial officer of GIG7 up until its business combination in May 2026. Ms. Marshall has been the chief financial officer of GIG8 since June 2025 and GIG9 since October 2025. From 2015 to 2023, Ms. Marshall was the Senior Director of Accounting, as well as for a portion that time, the Assistant Controller at Vocera Communications, Inc., a company supplying a wireless network-based software solution for voice communication in a variety of settings, which was acquired by Stryker Corporation in February 2022. Her extensive experience also includes acting as an External Reporting and Technical Accounting Consultant from 2009 until 2015 for a number of companies. From 2005 until 2007, Ms. Marshall also performed management and technical accounting functions in her role as External Reporting Manager at Adaptec, Inc., a computer storage company acquired by Microchip Technology. She was also previously a Senior Manager of Assurance and Advisory Services at Deloitte, one of the largest global accounting firms, from 1993 until 2004. Ms. Marshall holds a Bachelor of Science in Commerce from Santa Clara University and is a Certified Public Accountant (inactive) with the State of California.
Ambassador Adrian Zuckerman
will serve as our independent director upon the completion of this offering. Ambassador Zuckerman was the United States Ambassador to Romania from 2019 to 2021. Under his leadership Romania signed a ten-year
defense cooperation agreement with the United States that provided financial, military and strategic support and cooperation. He also advanced and helped structure an intergovernmental agreement between the US and Romania for the $8 billion refurbishment of the Cernavoda nuclear plant which included refurbishing one operating reactor and building two additional nuclear reactors. To help finance this project, the Ambassador negotiated a $7 billion financing agreement with the Export-Import Bank of the United States (EXIM). The Cernavoda project was the largest-ever joint project between the United States and Romania. He was the recipient of the Star of Romania, Order of Grand Cross. Ambassador Zuckerman has worked as an Of Counsel to DLA Piper LLP (US) from 2021 to date, bringing his unique skills as a lawyer and former government official to advise multinational corporations on legal, regulatory and governmental affairs as they expand into emerging markets in Eastern Europe and around the world. He has served on the board of directors of GIG7 since August 2024 and on the post business combination board of Hadron Energy, Inc. since May 2026. He has also served on the board of directors of GIG8 since October 2025 and GIG9 since January 2026. Before being named as the United States Ambassador to Romania, he was a partner at Seyfath Shaw LLP from 2013 to 2019. Ambassador Zuckerman is also a member of the advisory board of the Krach Institute for Tech Diplomacy at Purdue University. He holds an undergraduate degree from the Massachusetts Institute of Technology and a law degree from the New York Law School.
Rafael Beyar, M.D., D.Sc., M.P.H.
will serve as our independent director upon the completion of this offering. Mr. Beyar is an interventional cardiologist, biomedical engineer and innovator who served as director of Rambam Health Care Campus from 2006 to 2019. He is Professor Emeritus of Medicine and Biomedical Engineering at the Technion, served as dean of the Faculty of Medicine from 1999 to 2004 and is a visiting professor at Johns Hopkins University. Mr. Beyar received an M.D. from Tel Aviv University, a D.Sc. in Biomedical Engineering from the Technion and an M.P.H. from the Bloomberg School of Public Health at Johns Hopkins University. He trained in cardiology at Rambam and Johns Hopkins. Mr. Beyar’s research interests include cardiovascular simulations, coronary stents and cardiovascular robotics. He has authored more than

230 publications and 15 books and has received numerous awards. During his term as dean, Mr. Beyar established the Johns Hopkins-Technion Collaboration Program, and Professors Hershko and Chechakoes were awarded the Nobel Prize in Chemistry in 2004. Mr. Beyar led the hospital through the 2006 Second Lebanon War, when it was under rocket attack. He also led the vision and development of the hospital’s
2,000-bed
Fortified Underground Emergency Hospital, Children’s Hospital, Oncology Center and Heart Hospital. The Health Discovery Tower, currently underway at the center of the campus, is a premier integrated research and innovation hub in collaboration with the Technion and the University of Haifa. Mr. Beyar founded the hospital’s technology transfer company, Rambam MedTech, and the
Mind-Up
Incubator with Rambam, Medtronic, IBM, Pitango and Impact First. Mr. Beyar served as chair of the Israeli Basket Committee and serves as chair of the Steering Committee for the Israeli Organ Transplant Center. Mr. Beyar
co-founded
InStent, which was acquired by Medtronic, and NaviCath (later Corindus), a Technion Incubator Company that developed the first-in-the-world
robotic coronary intervention and was acquired by Siemens Healthineers. He currently serves as a director or advisor to several start-up
companies. After his term as director of Rambam, Mr. Beyar
co-founded
and serves as managing general partner of ALIVE Israel HealthTech Fund. In 1996, Mr. Beyar founded Innovation in Cardiovascular Interventions (ICI), an international meeting which he continues to co-chair
with Professor Chaim Lotan. He served as chairman of the National Committee appointed by the Council for Higher Education for medical school curriculum and clinical fields and was a member of the Innovation Authority’s Bioconvergence Committee.
Stas Budagov, CPA, CIA
will serve as our independent director upon the completion of this offering. Mr. Budagov currently serves as a Partner at AME Associates, an accounting and financial consulting firm, where he advises public and private companies on complex technical accounting, SEC and financial reporting, internal controls, transaction readiness and other accounting and finance matters. From December 2023 to August 2025, Mr. Budagov served as Chief Financial Officer of QT Imaging Holdings, Inc., a publicly traded medical device company (Nasdaq: QTI). In this role, Mr. Budagov led the company’s accounting and finance functions, including through its business combination and de-SPAC
transaction, and oversaw SEC reporting, financial planning and analysis, corporate governance, and risk management. He also worked closely with the QTI’s Board of Directors and Audit Committee on financial reporting, business performance, risk management and other corporate matters. Mr. Budagov has more than 15 years of accounting, finance and consulting experience with public and private companies. Prior to joining QTI, Mr. Budagov provided financial and accounting consulting services through CBIZ APG and, from 2017 to 2022, through Acilon Consulting LLC, a boutique accounting and finance consulting firm. During this period, he served in interim finance leadership and senior advisory roles for public and private companies, including as acting revenue director at Natera, Inc., a publicly traded biotechnology company, and acting finance director at Kodiak Sciences, Inc., a publicly traded life sciences company. Throughout his consulting career, Mr. Budagov has advised companies on SEC and financial reporting, IPO readiness, technical accounting, internal controls and SOX compliance and has participated in more than seven IPO and public-company transaction projects involving
S-1
and
S-4
registration statements, principally for companies in the biotechnology, life sciences and medical device industries. From 2013 to 2017, Mr. Budagov was a manager with The Siegfried Group. During that period, he spent approximately three years on engagement with Ernst & Young LLP, where he supervised and managed audits of financial statements and internal controls for private and
SEC-reporting
companies, and subsequently advised public-company management teams regarding audit processes, internal controls, transaction due diligence and commercial contracts. Earlier in his career, Mr. Budagov worked in public accounting, including as a senior accountant at Cherry Bekaert LLP and as a staff accountant at Matthews, Carter & Boyce. Mr. Budagov earned a Bachelor of Science degree in Accounting from George Mason University. He has been a Certified Public Accountant in the Commonwealth of Virginia since 2013 and has been a Certified Internal Auditor since 2017.
Gil Frostig
will serve as our independent director upon the completion of this offering. Mr. Frostig is a general partner and CTO of
J-Ventures
Fund and also acts as an independent investor and adviser to start-up
companies. Since 2018, he has served on Advisory Boards for QDM and Geneyx Genomex Ltd. From 2013 to 2018, Mr. Frostig served as the Vice President of Engineering at Qualcomm Corporation, where he was in charge of Bluetooth and NFC Si components development, and part of the executive team of its WiFi product line, capturing the number one market share position for Access Points and Clients in enterprise and in retail. From 1983 to 2013, Mr. Frostig served as Vice President and General Manager at Intel Corp. (“Intel”). While at Intel, he managed all of the Ethernet (LAN) developments and products for client and server solutions, capturing the number one market share position in 1 Gbps Ethernet. Mr. Frostig led Intel’s foray into WiFi by developing and providing the WiFi solution for Intel’s Centrino platform, which started the global success of WiFi in general. Mr. Frostig received his B.Sc. in Electrical Engineering from the Technion, Israel Institute of Technology.
Number, Terms of Office and Election of Executive Officers and Directors
Our board of directors will be elected each year at our annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination (unless required by NYSE).
Our executive officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized by our amended and restated memorandum and articles of association to appoint persons to serve as officers as it deems appropriate. Our executive officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.
Director Independence
So long as we obtain and maintain a listing for our securities on NYSE, a majority of our board of directors generally must be independent, subject to certain limited exceptions set forth under the rules of NYSE. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director Upon the effective date of the registration statement of which this prospectus forms a part, Ambassador Zuckerman, Prof. Beyar, Mr. Budagov and Mr. Frostig will be our independent directors. Our independent directors may have regularly scheduled meetings at which only independent directors are present in certain circumstances. Any initial business combination must be approved by a majority of our independent directors. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors, and neither the sponsor, nor any executive officer or director, will be entitled to receive or accept a finder’s fee or any other compensation in the event such party originates a business combination.
Executive Officer and Director Compensation
Commencing on the date that our securities are first listed on NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay GigManagement, LLC, an affiliate of our sponsor, a monthly fee of $30,000 per month for office space and general and administrative services until the consummation of an initial business combination. The Chief Financial Officer shall be entitled to payment of initially $10,000 per month, but we have the ability to increase the amounts being paid up to $20,000 per month for services in such capacity, and sponsor and the officers and directors shall also be entitled to reimbursement from our company for their out-of-pocket
expenses incurred and advisory fees shall be paid to the directors and advisors in connection with certain activities on our company’s behalf. This arrangement is being agreed to by GigManagement, LLC, an affiliate of our Chairman of our board of directors, for our benefit and is not intended to provide such affiliate of our Chairman of our board of directors and Chief Executive Officer compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services.

Except as set forth above and in this paragraph, no compensation will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors may also approve the payment of advisory fees to directors in connection with such activities, including board committee service, and extraordinary administrative and analytical services. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, executive officers, directors or our or their affiliates.
After the completion of our initial business combination, members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommenced, to the board of directors for determination, either by a committee constituted solely of independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Upon the effective date of the Registration Statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of our audit committee, our compensation committee and our nominating and corporate governance committee will be composed solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Mr. Budagov, [ ], and [ ] will serve as members of our audit committee. Mr. Budagov will serve as the chairman of the audit committee. Under NYSE listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Each of Mr. Budagov, [ ] and [ ] are independent.
Each member of the audit committee is financially literate and our board of directors will determine that Mr. Budagov qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•
assisting the board of directors in the oversight of (1) the accounting and financial reporting processes of the company and the audits of the financial statements of the company, (2) the preparation and integrity of the financial statements of the company, (3) the compliance by the company with financial statement and regulatory requirements, (4) the performance of the company’s internal finance and accounting personnel and its independent registered public accounting firms, and (5) the qualifications and independence of the company’s independent registered public accounting firms;

•
reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•
reviewing and discussing with management and internal auditors the company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•
reviewing and discussing with management, internal auditors and the independent registered public accounting firm the company’s financial and critical accounting practices, and policies relating to risk assessment and management;

•
receiving and reviewing reports of the independent registered public accounting firm and discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the company’s financial statements, 2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and 3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•
reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” of the company prior to the filing of the company’s Annual Report on Form
10-K
and Quarterly Reports on Form
10-Q;

•
reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•
discussing with management and the independent registered public accounting firm any changes in the company’s critical accounting principles and the effects of alternative GAAP methods, off-balance
sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving the company and other contingent liabilities;

•
meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•
reviewing and approving all transactions between the company and related parties or affiliates of the officers of the company requiring disclosure under Item 404 of Regulation
S-K
prior to the company entering into such transactions;

•
establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•
reviewing periodically with the company’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Messrs. [ ] and [ ], and Mr. [ ] will serve as the chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

•
reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting the Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the company philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the board of directors and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the board of directors the adoption of or changes to the compensation of the Company’s directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the board of directors;

•
reviewing and making recommendations concerning long-term incentive compensation plans, including the use of share options and other equity-based plans, and, except as otherwise delegated by the board of directors, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•	reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the committee’s performance and the committee’s charter and recommending to the board of directors any proposed changes to the charter or the committee; and

•
undertaking all further actions and discharge all further responsibilities imposed upon the Committee from time to time by the board of directors, the federal securities laws or the rules and regulations of the SEC.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.
Nominating and Corporate Governance Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance will be Messrs. [ ] and [ ], and Mr. [ ] will serve as the chairman of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•	developing and recommending to the board of directors the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the board of directors;

•	reviewing candidates recommended by shareholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the board of directors and election by the shareholders at the next annual meeting.
The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.
Code of Conduct and Ethics
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. We will file a copy of our form of Code of Business Conduct and our board committee charters as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at
www.sec.gov
. In addition, a copy of the Code of Business Conduct will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct in a Current Report on Form
8-K.
See “
Where You Can Find Additional Information
.”

Conflicts of Interest
Our management team is responsible for the management of our affairs. As described above and below, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “
Proposed Business-Initial Business Combination
”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.
We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Our sponsor, officers or directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As the number of special purpose acquisition companies increases, the competition for available targets with attractive business models and strong financial presence intensifies, which could cause targets companies to demand improved acquisition terms. This could affect our ability to find and consummate an initial business combination or negotiate favorable to us provisions.
See
“Risk Factors - We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers or directors, which may raise potential conflicts of interest.” and “- As the number of special purpose acquisition companies evaluating targets increases, and other issued SPAC entities may come to market with superior terms for the acquisition targets, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.”
Our executive officers and our directors may have interests that differ from you in connection with the business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account, and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. In the event we do not consummate a business combination within the completion window, and unless the time for us to consummate a business combination has been extended, the founder shares, insider shares, private investor shares and the private placement units will expire worthless, which could create an incentive our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors. The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.
In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “
Risk Factors -
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their
determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.”
Additionally, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares, insider shares, private placement units and any public shares held by them in connection with the consummation of our initial business combination. Further, our sponsor and executive officers and directors have agreed to waive their redemption rights with respect to any founder shares, insider shares and private placement units held by them if we are unable to complete our initial business combination within the completion window or by such earlier liquidation date as our board of directors may approve. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the rights may expire worthless.
With certain limited exceptions, the founder shares and insider shares will not be transferable, assignable or salable by our designated investors or their permitted transferees until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement units (including the securities comprising such units) will not be transferable, assignable or salable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and executive officers and directors may directly or indirectly own ordinary shares and rights following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination because of their financial interest in completing an initial business combination within the completion window or by such earlier liquidation date as our board of directors may approve.
Our sponsor, officers, advisors and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying and investigation potential target businesses, performing business due diligence on suitable target businesses and business combinations. There is no limit on the amount of out-of-pocket
expenses reimbursable by us provided, however, to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid unless we consummate such business combination.
Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a target business that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations.

Individual	Entity	Entity’s Business	Affiliation
Dr. Avi S. Katz	Gig4L, LLC	Consulting and Investment	Founder and managing member

	GigManagement, LLC	Management Company	Co-founder and managing member

	GigAcquisitions7 Corp.	PPE (SPAC) sponsorship	Founder and manager

	GigAcquisitions8 Corp.	PPE (SPAC) sponsorship	Founder and manager

	GigAcquisitions9 Corp.	PPE (SPAC) sponsorship	Founder and manager

	UpHealth, Inc.	Healthcare and Telemedicine	Chairman of board of directors

	QT Imaging Holdings, Inc.	Medical Device	Chairman of board of directors

	Hadron Energy, Inc.	Nuclear Energy	Chairman of board of directors

	GigCapital8 Corp.	SPAC	Chief Executive Officer

	GigCapital9 Corp.	SPAC	Chief Executive Officer

Christine M. Marshall	GigCapital8 Corp.	SPAC	Chief Financial Officer

Individual	Entity	Entity’s Business	Affiliation

	GigCapital9 Corp.	SPAC	Chief Financial Officer

Dr. Raluca Dinu	GigManagement, LLC	Management Company	Co-founder and managing member

	Gig4L, LLC	Consulting and Investment	Founder and managing member

	GigAcquisitions7 Corp.	PPE (SPAC) sponsorship	Founder and manager

	GigAcquisitions8 Corp.	PPE (SPAC) sponsorship	Founder and manager

	GigAcquisitions9 Corp.	PPE (SPAC) sponsorship	Founder and manager

	UpHealth, Inc.	Healthcare and Telemedicine	Director

	QT Imaging Holdings, Inc.	Medical Device	Chief Executive Officer, President, Secretary and Director

	Hadron Energy, Inc.	Nuclear Energy	Director

	GigCapital8 Corp.	SPAC	Director

	GigCapital9 Corp.	SPAC	Director

Ambassador Adrian Zuckerman	DLA Piper LLP (US)	Law Firm	Of Counsel

	Hadron Energy, Inc.	Nuclear Energy	Director

	GigCapital8 Corp.	SPAC	Director

	GigCapital9 Corp.	SPAC	Director

Anastas Budagov	[ ]	[ ]	[ ]

Prof. Rafi Beyar	[ ]	[ ]	[ ]

Gil Frostig	J-Ventures VC	VC Fund	General Partner and CTO
If any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.
Potential investors should also be aware of the following potential conflicts of interest:

•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.

•
Our sponsor, which is owned by two of our directors, Dr. Raluca Dinu and Dr. Avi S. Katz, will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account or are entitled to receive liquidating distributions from the trust account in the event they choose to purchase public shares. Upon the closing of this offering, assuming the underwriters’ over-allotment option is not exercised, our sponsor will have paid an aggregate of $[ ] to own [ ] founder shares and [ ] private placement units. Our sponsor (after giving effect to the sale of shares to the few investors) will have a $[ ] per share basis in the founder shares that it retains, and our sponsor will have paid $[ ] per private placement unit. In addition, on [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination. Accordingly, our management team may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our designated investors had paid the same per share price for the founder shares as our public shareholders paid for their public shares in this offering, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination.

These interests of our sponsor, executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public shareholders.

•
Our designated investors purchased or will purchase founder shares prior to the completion of this offering and will purchase private placement units in a transaction that will close simultaneously with the closing of this offering. Our sponsor, officers and directors, and the few investors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the prescribed time frame, although they will be entitled to liquidating distributions from assets outside the trust account. If we do not complete our initial business combination within the prescribed time frame, the private placement units (and the securities comprising such units) will expire worthless. Furthermore, our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares, insider shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The private placement units (including the private placement shares and the Class A ordinary shares issuable upon exercise of the private placement rights) will not be transferable until 30 days following the completion of our initial business combination. Because certain of our officers and director nominees will own ordinary shares or rights directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•	In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination. Up to $1,500,000 of working capital loans may be convertible into private placement units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. Except for the foregoing, the terms of such working capital loans, if any, have not been determined and no written agreements exist with respect to such loans.

•
We will reimburse an affiliate of our sponsor for office space, utilities and secretarial and administrative support made available to us by an affiliate of our sponsor, in an amount equal to $30,000 per month.

•	We will reimburse the sponsor for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination.
Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.
We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.
If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares, insider shares, private investor shares and private placement shares in favor of our initial business combination, but not any public shares that non-managing
investors may buy in this offering or after this offering on the open market. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their founder shares, insider shares, private investor shares and private placement shares. If they purchase public shares as part of this offering or on the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert or sell such shares to us in connection with the consummation of an initial business combination.
All ongoing and future transactions between us and any of our sponsor, executive officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. In such event, neither the sponsor, nor any executive officer or director, will be entitled to receive or accept a finder’s fee or any other compensation in the event such party originates a business combination.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares as of the date of this prospectus, and as adjusted to reflect the sale of our public shares included in the public units offered by this prospectus and private placement units, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares;

•	each of our executive officers and directors that beneficially owns ordinary shares; and

•	all our executive officers and directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any shares issuable upon the consummation of our initial business combination as a result of the rights as such issuance is not expected to occur within 60 days of the date of this prospectus. The post-offering numbers and percentages presented assume the forfeiture of 1,414,286 shares that are subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional shares is exercised, and that there are 31,428,571 ordinary shares issued and outstanding after this offering.

	Prior to Offering				After Offering (2)
	Amount and Nature of Beneficial Ownership				Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Class A Ordinary Shares	Class B Ordinary Shares		Approximate Percentage of Outstanding Class B Ordinary Shares (3)	Class A Ordinary Shares		Class B Ordinary Shares		Approximate Percentage of Outstanding Class A Ordinary Shares (4)		Approximate Percentage of Outstanding Class B Ordinary Shares (5)		Approximate Percentage of Outstanding Shares (6)
Directors and Named Executive Officers:
Dr. Avi S. Katz (7)	—	[	]	99.9%	[	]	[	]		*	[	]%	[	]%
Dr. Raluca Dinu (7)	—	[	]	99.9%	[	]	[	]		*	[	]%	[	]%
Christine M. Marshall	—	15,000		*	—		15,000		—			*		*
Anastas Budagov	—	—		—	[	]	[	]		*		*		*
Ambassador Adrian Zuckerman	—	—		—	—		—		—		—		—
Prof. Rafi Beyar	—	—		—	—		—		—		—		—
Gil Frostig	—	—		—	—		—		—		—		—

All directors and officers as a group(6 individuals)	—	[	]	100.0%	[	]	[	]	—		[	]%	[	]%

Five Percent or Greater Holders:
GigAcquisitions10 Corp. (7)	—	[	]	99.9%	[	]	[	]		*	[	]%	[	]%
Dr. Avi S. Katz (7)	—	[	]	99.9%	[	]	[	]		*	[	]%	[	]%
Dr. Raluca Dinu (7)	—	[	]	99.9%	[	]	[	]		*	[	]%	[	]%
The few Investors	—	—		—	[	]	[	]		*	[	]%	[	]%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303.
(2)
Assumes (i) no exercise of the over-allotment option and (ii) an aggregate of [ ] Class B ordinary shares have been forfeited by our initial shareholders and [ ] Class B ordinary shares have been forfeited by the non-managing
investors.

(3)	Based on [ ] ordinary shares outstanding immediately prior to this offering.

(4)	Based on [ ] Class A ordinary shares outstanding immediately after this offering.

(5)	Based on [ ] Class B ordinary shares outstanding immediately after this offering.

(6)	Based on [ ] ordinary shares outstanding immediately after this offering.

(7)
Represents shares held by our sponsor. The shares held by our sponsor are beneficially owned equally (50% each) by Dr. Katz, our Chief Executive Officer and Chairman of the board of directors, and Dr. Dinu, our director, who both have the voting and dispositive power over the shares held by our sponsor. The sponsor’s business address is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303.

Immediately after this offering (without the exercise of the underwriters’ over-allotment option), our designated investors and non-managing
investors and any of their permitted transferees will beneficially own approximately 30.8% of our issued and outstanding shares (assuming none of our initial shareholders purchases any public units), with our sponsor beneficially owning approximately [ ]% of such issued and outstanding shares. Because of this ownership block, our sponsor, acting along with the non-managing
investors, may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.
To the extent the underwriters do not exercise their over-allotment option, up to an aggregate of [ ] founder shares and [ ] private investor shares will be subject to forfeiture. Our designated investors and non-managing
investors will be required to forfeit only that number of founder shares and private investor shares, respectively, necessary to maintain the representation that the founder shares, together with the insider shares and private investor shares held by the Chief Financial Officer and the non-managing
investors, respectively, of an approximately 30% ownership interest in our issued and outstanding ordinary shares (without giving effect to the sale of the private placement shares and assuming none of the initial shareholders purchases public units or public shares in this offering) after consummation of this offering.
Our initial shareholders have agreed (A) to vote their founder shares, insider shares, private investor shares and private placement shares (and in case of the sponsor, executive officers and directors, any public shares) in favor of any proposed business combination, (B) not to propose an amendment to our amended and restated memorandum and articles of association with respect to our pre-business
combination activities prior to the consummation of such a business combination unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals, divided by the number of then issued and outstanding public shares), in which case such initial shareholders will not redeem any founder shares, insider shares, private investor shares or private placement shares in connection with such shareholder approval, (C) not to redeem any founder shares, insider shares, private investor shares and private placement shares in connection with a shareholder vote to approve our proposed initial business combination and (D) that such founder shares, insider shares, private investor shares and private placement shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account).
The
non-managing
investors have agreed (A) to vote their private investor shares and private placement shares in favor of any proposed business combination, (B) not to redeem any private investor shares and private placement shares in connection with a shareholder vote to approve our proposed initial business combination or in connection with a shareholder vote to approve an amendment to our memorandum and articles of association, (1) to modify the substance or timing of our obligation to redeem 100% of our outstanding public shares if we do not timely complete a business combination or (2) with respect to any other provision relating to shareholders’ rights or pre-business
combination activity and (C) that such private investor shares and private placement shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account.
Our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares, insider shares, private investor shares, and any Class A ordinary shares issuable upon conversion thereof that is in the case of the founder shares, insider shares, private investor shares, and any Class A ordinary shares issuable upon conversion thereof, the earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, our initial shareholders have agreed not to transfer, assign or sell any of the private placement units (including the underlying securities) until thirty days after the date we complete our initial business combination, except as described below. We refer to such transfer restrictions throughout this prospectus as the lock-up.
Notwithstanding the foregoing, the
lock-up
period of the
non-managing
investors shall not be longer than the sponsor’s
lock-up
period; provided that if upon consummation of an initial business combination, any securityholder holding more than three percent (3.0%) of the capital stock of the surviving company is not subject to a lock-up
agreement or is subject to a
lock-up
agreement for a shorter period of time than
non-managing
investors, the
non-managing
investors’
lock-up
period shall be reduced to the shortest
lock-up
period or terminated, as the case may be, unless such exclusion from the lock-up
obligations is required in compliance with the listing rules of NYSE or any other national stock exchange. Further, if any such securityholder is released from the lock-up
period subsequent to the consummation of an initial business combination, our company shall release the private investor shares and private placement shares held by non-managing
investors from the
lock-up
provisions.
Notwithstanding the foregoing, during their respective
lock-up
periods, the initial shareholders may transfer, assign or sell any of the aforenamed securities (1) amongst such holders and their affiliates, to our executive officers or directors, or to any affiliate or family member of any of our executive officers or directors, (2) in the case of an entity, as a distribution to its partners, shareholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of our company’s securities, (5) through private sales or transfers made in connection with the consummation of our initial business combination at prices no greater than the price at which such securities were originally purchased, (6) to us for no value for cancellation in connection with the consummation of our initial business combination; provided that (except for clause (6)) these permitted transferees shall enter into a written agreement with us agreeing to be bound by the transfer restrictions agreed to by the original holder in connection with the purchase of the securities being transferred. In addition, the sponsor, executive officers and directors may transfer, assign or sell any of the aforenamed securities (i) in the event of our liquidation prior to the consummation of our initial business combination; (ii) by virtue of the laws of the Cayman Islands, by virtue of sponsor’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of the sponsor, or by virtue of the constitutional, organizational or formational documents of a subsidiary of the sponsor that holds any such securities, upon liquidation or dissolution of such subsidiary; or (iii) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the completion of our initial business combination.

Registration Rights
Our initial shareholders and their permitted transferees can demand that we register the founder shares, insider shares, private investor shares, private placement shares and shares that are issued upon conversion of the private placement rights upon consummation of our initial business combination. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities or units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after our company’s consummation of a business combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
At our formation on July 17, 2026, one Class B ordinary share that was allotted to Ascentium upon our formation was transferred by Ascentium to our sponsor and on July 31, 2026, 10,842,856 Class B ordinary shares were issued to our sponsor for an aggregate purchase price of $25,000, or a purchase price of $0.0023 per share, of which up to 1,414,286 Class B ordinary shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Subsequent to this purchase, our sponsor forfeited [ ] Class B ordinary shares back to us, and in doing so, reduced the amount that remains subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering by 30% of this amount, or by [ ] Class B ordinary shares. In addition, as discussed below, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares, of which 30% of such founder shares, or [ ] founder shares, will also be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. As a result, as of the time of this offering, the number of founder shares that will be subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering will be [ ] founder shares. The purchase price per founder share was determined by dividing the amount of cash contributed to our company by the number of founder shares issued. Prior to the investment of $25,000 by our sponsor (before giving effect to the sale of shares to the few investors), our company had no assets, tangible or intangible.
In connection with the entry by our sponsor and the few investors into the Unit Purchase Agreements, our sponsor has entered into separate agreements with the few investors to sell at the time of this offering [ ] founder shares to non-affiliated
the few investors at an aggregate price of $[ ], thus recouping in part the amount that our sponsor paid to purchase all of the founder shares that it purchased, including the [ ]founder shares that it will retain following the sales of founder shares to the few investors, with the result that our sponsor will have a $[ ] per share basis in the founder shares. Up to [ ] founder shares held by our designated investors will remain subject to forfeiture on a pro rata basis depending on the extent to which the underwriters’ over-allotment option is exercised during this offering.
On [ ], 2026, we granted 15,000 insider shares to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination.
The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares, together with the insider shares and the private investor shares owned by the Chief Financial Officer and the non-managing
investors, respectively, will collectively represent approximately 30% of the issued and outstanding shares (assuming none of the initial shareholders purchases public units or public shares in this offering) upon completion of this offering and the exercise of the underwriters’ over-allotment option, if any. In connection with this offering, our designated investors hold [ ] founder shares, of which up to [ ] founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering.
Except with respect to permitted transferees as described herein under “
Principal Shareholders
,” our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares, insider shares and private investor shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, our initial shareholders have agreed not to transfer, assign or sell any of the private placement units (including the underlying securities) until thirty days after the date we complete our initial business combination, except as described below. Permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any such securities.
On July 31, 2026, we issued a promissory note to our Sponsor with a principal amount of $100,000, all of which remained outstanding as of [ ], 2026.
In order to meet our working capital needs following the consummation of this offering, our sponsor, executive officers, directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note.
The holders of our founder shares, insider shares, private investor shares and private placement shares issued and outstanding on the date of this prospectus, and the shares to be issued upon conversion of the private placement rights upon consummation of our initial business combination, as well as, our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities or units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Dr. Katz, our Chief Executive Officer and Chairman, formed our sponsor, which 100% is owned equally by Drs. Katz and Dinu, who are husband and wife, and have the sole financial and voting interest in our sponsor that entitles them to participate in any economic return that the sponsor receives for its investment in the company. Accordingly, Drs. Katz and Dinu will benefit from the transaction to the extent of their interest in our sponsor.
Drs. Katz and Dinu also formed a limited liability company named GigManagement, LLC, of which 50% is owned by each of Drs. Katz and Dinu. Drs. Katz and Dinu are also managing members of GigManagement, LLC. We are obligated, pursuant to an Administrative Services Agreement, commencing on the date of this prospectus, to pay GigManagement, LLC a monthly fee of $30,000 per month for office space and general and administrative services until the consummation of an initial business combination. In conjunction with our services agreement with GigManagement, LLC, we have a rights that permit us to use
“Private-to-Public
Equity (PPE).”
Other than the foregoing and as described in this paragraph, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our sponsor, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive the repayment of any loans from our sponsor, officers and directors for working capital purposes and reimbursement for any out-of-pocket
expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our board of directors may also approve the payment of advisory fees for such activities, including board committee service, and extraordinary administrative and analytical services. There is no limit on the amount of out-of-pocket
expenses reimbursable by us. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, executive officers or our or their affiliates.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form
8-K,
as required by the SEC.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. In such event, neither the sponsor, nor any executive officer or director, will be entitled to receive or accept a finder’s fee or any other compensation in the event such party originates a business combination.
Dr. Katz, our Chief Executive Officer and Chairman of the board of directors, and Dr. Dinu, one of our directors, are husband and wife.
Related Party Policy
Our Code of Business Conduct will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, and that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated shareholders from a financial point of view. In such event, neither the sponsor, nor any executive officer or director, will be entitled to receive or accept a finder’s fee or any other compensation in the event such party originates a business combination.

DESCRIPTION OF SECURITIES
General
As of the date of this prospectus, we are authorized to issue 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. As of the date of this prospectus, [ ] Class B ordinary shares are outstanding, and we expect to issue [ ] Class B ordinary shares to non-managing
investors prior to the public offering. We also expect to issue [ ] private placement units to our sponsor and [ ] private placement units to non-managing
investors. No preferred shares are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, which is filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Cayman Islands law.
Public Units
Each public unit consists of one Class A ordinary share and one right entitling the holder thereof to receive one-tenth
of one ordinary share.
The public shares and public rights will begin to trade separately on the 52nd day after the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, provided that in no event may the public shares and public rights be traded separately until we have filed with the SEC a Current Report on Form
8-K
which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the public shares and public rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.
We will file a Current Report on Form
8-K
which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form
8-K
to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form
8-K,
an amendment thereto, or in a subsequent Form
8-K
information indicating if the underwriters have allowed separate trading of the public shares and public rights prior to the 52nd day after the date of this prospectus.
Ordinary Shares
Concurrent with the consummation of this offering, there will be [ ] ordinary shares outstanding (assuming the forfeiture of [ ] founder shares in the event the over-allotment option is not exercised by the underwriters) held of record by our designated investors. Our designated investors will own approximately [ ]% (inclusive of the [ ] private placement shares) of our issued and outstanding shares after this offering (assuming none of our designated investors purchases any units in this offering and the over-allotment option is not exercised by the underwriters). Up to [ ] of the founder shares will be forfeited by our designated investors depending on the extent to which the underwriters’ over-allotment option is exercised. Upon the closing of this offering, 31,428,571 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 1,414,286 Class B ordinary shares by our initial shareholders) including:

•	22,000,000 Class A ordinary shares underlying public units issued as part of this offering;

•	[ ] Class B ordinary shares held by the designated investors;

•	15,000 Class B ordinary shares held by our Chief Financial Officer;

•	[ ] Class B ordinary shares held by the non-managing investors; and

•	360,000 Class A ordinary shares underlying private placement units.
If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount so that the founder shares, insider shares and private investor shares will collectively represent approximately 30% of the issued and outstanding ordinary shares upon completion of this offering upon the consummation of this offering, as described above. Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of Cayman Island laws or stock exchange rules, the affirmative vote of a majority of our shares that are voted is required to approve any such matter voted on by our shareholders. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds
of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares entitled to vote and voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. Further, prior to the closing of our initial business combination, transferring the company by way of continuation in a jurisdiction outside the Cayman Islands only would require the approval of the board of directors. The provisions of our amended and restated memorandum and articles of association governing the appointment of directors prior to our initial business combination and our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination may only be amended by a special resolution passed by a majority of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds)
of our ordinary shares voting at the applicable general meeting.
Our board of directors is elected each year at our annual meeting of shareholders; however, we do not currently intend to hold an annual meeting of shareholders until after we consummate a business combination (unless required by NYSE).
In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NYSE. Our fiscal year end will be on December 31.
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share
price which is payable in cash and equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of permitted withdrawals by us) divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our initial shareholders will enter into agreements with us, pursuant to which they will agree to waive their redemption rights with respect to their founder shares, insider shares, private investor shares and private placement shares in connection with the completion of our business combination.
Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in con
junction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the business combination. In such case, our initial shareholders and each member of our management team have agreed to vote their founder shares, insider shares, private investor shares and private placement shares and public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, insider shares, private investor shares and private placement shares, we would need [ ] public shares, or approximately [ ]% of the 22,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Assuming that only the holders of one-third
of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares, we will not need any public shares in addition to our founder shares, insider shares, private investor shares and private placement shares held by our initial shareholders to be voted in favor of an initial business combination in order to approve an initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. However, we would not be restricting our shareholders’ ability to vote all of their shares for or against our business combination.
Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share
price which is payable in cash and equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals by us and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement or subscription agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares, insider shares, private investor shares and private placement shares if we fail to complete our business combination within the completion window. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of share, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals by us) upon the completion of our initial business combination, subject to the limitations described in this prospectus.
Rights
Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth(1/10)
of one ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-initial
business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth
(1/10) of one ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The ordinary shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same consideration per ordinary share the holders of the ordinary shares will receive in the transaction on an as-converted
into ordinary shares basis.
We will not issue fractional ordinary shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with Cayman Islands law. As a result, you must hold rights in multiples of ten in order to receive ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the holders of the rights.
Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights, as applicable, shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, as applicable, is filed in a court other than a court of the State of New York located in the County of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, as applicable, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such right holder in any such action brought in such court to enforce the forum provisions by service upon such right holder’s counsel in the foreign action as agent for such right holder.
Private Placement Rights
The private placement rights have terms and provisions that are identical to those of the rights being sold as part of the units in this offering.
The private placement rights (including the ordinary shares issuable upon conversion of the rights) will not be transferable, assignable, or salable until the completion of our initial business combination (except as described herein).
Preferred Shares
There are no preferred shares outstanding. Our amended and restated memorandum and articles of association will authorize the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
Register of Members
Under the Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of the members of the company, a statement of the shares held by each member, which:

•	distinguishes each share by its number (so long as the share has a number);

•	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•	confirms the number and category of shares held by each member;

•	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.
For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.
Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination
by a Cayman Islands court.
Dividends
We have not paid any cash dividends on our shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent
The transfer agent for our shares will be Continental Stock Transfer & Trust Company.
Listing of Securities
We anticipate that the public units, as well as the public shares and public rights underlying the public units (once they begin separate trading), will be listed on NYSE under the symbols “GIA U,” “GIA,” and “GIA R,” respectively.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (
provided
that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds
in value of the voting shares voted at a shareholder meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such
30-day
period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that such person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (c) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose and in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose.
The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”
If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out
Provisions
. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month
period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders. Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”
A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities
. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided
certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
. We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•
annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual shareholder meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.
Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds
(or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a shareholder meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least
two-thirds
of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a shareholder meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Further, our amended and restated memorandum and articles of association will provide that a quorum at our shareholder meetings will consist of one or more shareholders who together hold not less than one-third
of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy.
Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own, on an as-converted
basis, 30.8% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any shares in this offering and that no over-allotment option is exercised by the underwriters), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. If any of the non-managing
investors purchase public units, our initial shareholders will beneficially own a greater amount of the 31,428,571 ordinary shares of the company that will be issued and outstanding shares following this offering (assuming no exercise of the underwriters’ over-allotment option) than 30.8%, and although the non-managing
investors have not committed to vote any public shares that they may acquire in any manner, they may do so because of their ownership of the private investor shares and private placement units, regardless of how other public shareholders vote. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business
combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•
if we do not consummate an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•
prior to the completion of our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond the completion window or (y) amend the foregoing provisions;

•
in the event we enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such a business combination or transaction is fair to our company from a financial point of view;

•
if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule
13e-4
and Regulation 14E of the Exchange Act, and

will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•
we must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding permitted withdrawals) at the time of signing the agreement to enter into the initial business combination;

•	our initial business combination must be approved by a majority of our independent directors;

•
if our directors implement, following the approval of the shareholders, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our public shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our public shares, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon such approval at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein;

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

•
unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim. This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided
the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.
Anti-Money Laundering - Cayman Islands
In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (As revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:
(a) the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;
(b) the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
(c) the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.
For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.
In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
We also reserve the right to refuse to make any distribution payment to a shareholder if our directors or officers suspect or are advised that the payment of such distribution to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”) or a nominated officer (appointed in accordance with the Proceeds of Crime Act (as revised) of the Cayman Islands) if the disclosure relates to criminal conduct or money laundering, or (ii) the FRA or a police constable or a nominated officer, pursuant to the Terrorism Act (as revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.
Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.
Data Protection in the Cayman Islands - Privacy Notice
This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPL”).
The company is committed to processing personal data in accordance with the DPL. In its use of personal data, the company will be characterized under the DPL as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPL. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.
By virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual
steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject, (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.
We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order). Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.
We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPL. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.
The company will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
The company will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the company on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. The company will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.
The company may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•	where this is necessary for the performance of our rights and obligations under any purchase agreements;

•
where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

•	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.
Should the company wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
You have certain rights under the DPL, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.
If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.
Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association
Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will have the right to appoint and remove directors prior to or in connection with the completion of our initial business combination.
Extraordinary General Meetings
Our amended and restated memorandum and articles of association will provide that extraordinary general meetings may be called only by a majority vote of our board of directors.
Clawback Policy
We will adopt a compensation recovery policy that is compliant with NYSE listing rules as required by the Dodd-Frank Act.

Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated memorandum and articles of association will provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule
14a-8
under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association will also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association will allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.
Limitation on Liability and Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.
Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

SECURITIES ELIGIBLE FOR FUTURE SALE
Immediately after this offering we will have 31,428,571 ordinary shares (or [ ] ordinary shares if the over-allotment option is exercised in full) outstanding. Of these shares, the 22,000,000 public shares (or 25,300,000 public shares if the over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the [ ] founder shares (or [ ] founder shares if the over-allotment is exercised in full), 15,000 insider shares, [ ] private investor shares (or [ ] private investor shares if the over-allotment is exercised in full) purchased by non-managing
investors, and 360,000 private placement units (or [ ] private placement units if the over-allotment is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Contractual transfer restrictions
Our designated investors, the
non-managing
investors and our management team have agreed not to transfer, assign or sell any of their founder shares, insider shares, and private investor shares (and underlying securities) and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for Share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. They have also agreed to lock-up
the private placement units (and underlying securities) until thirty days after the date of the consummation of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of such holders or their affiliates, any affiliates of such holders, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder shares, insider shares, private investor shares or private placement units, as applicable, were originally purchased; (f) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their public shares for cash, securities or other property subsequent to our completion of our initial business combination;
provided
,
however
, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.
The letter agreement with our sponsor, executive officers and directors, and the few investors that includes the transfer restrictions described in the foregoing may be amended without shareholder approval with our written consent as well as the written consent of the sponsor and our directors and officers to the extent they are the subject of any change, amendment, modification or waiver to the letter agreement. The written consent of the Representative will also be required for an amendment of a provision of the letter agreement that subjects the sponsor and our directors and officers to certain of the restrictions included in the underwriting agreement and pursuant to which the sponsor and our officers and directors agree that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares (for more information on the transfer restrictions included in the underwriting agreement, also see “
Securities Eligible for Future Sale-Contractual Transfer Restrictions
”). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted securities for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•
1% of the total number of shares of our ordinary shares then outstanding, which will equal 314,285 shares immediately after this offering (or [ ] if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of shares of our public shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form
8-K;
and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial shareholders will be able to sell their founder shares, insider shares, private investor shares, private placement shares and shares issued upon conversion of the private placement rights upon the consummation of our initial business combination, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

The below table summarizes the material terms of the restrictions described in the subsections above and whether and when our initial shareholders may sell securities purchased in connection with this offering:

Stakeholder	Market Standoff Restrictions	Shares Subject to Market Standoff Restrictions (1)	Market Standoff Period (2)
Sponsor	Letter Agreement	Founder shares	Subject to the exceptions described above, the earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for Share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property

		Private placement units (and underlying securities)	Subject to the exceptions described above, thirty days after the date of the consummation of our initial business combination.

		Public shares (if any purchased in connection with this offering)	180 days from the date of this prospectus

Directors and officers and Lynrock	Letter Agreement	Founder shares and insider shares	Subject to the exceptions described above, the earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days

Stakeholder	Market Standoff Restrictions	Shares Subject to Market Standoff Restrictions (1)	Market Standoff Period (2)
after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property

		Private placement units (and underlying securities)	Subject to the exceptions described above, thirty days after the date of the consummation of our initial business combination.

		Public shares (if any purchased in connection with this offering)	180 days from the date of this prospectus

Non-managing investors	Subscription Agreements	Private placement units (and underlying securities)	Subject to the exceptions described above, thirty days after the date of the consummation of our initial business combination.

Private investor shares	Subject to the exceptions described above, the earlier of (A) six months after the date of the consummation of our initial business combination or (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property

(1)	For more information on the number securities beneficial held by our initial shareholders, please see the section entitled “ Principal Shareholders ” in this prospectus.

(2)
The founder shares, insider shares, private investor shares and private placement shares issued in connection with this offering are restricted securities and subject to the limitations on transfer described above under “
Securities Eligible for Future Sale - Rule 144.
” and “
Securities Eligible for Future Sale - Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
.” Further, our initial shareholders that become affiliates of the post-business combination company for purposes of Rule 144 under the Securities Act may be subject to additional resale restrictions, as described above.

Registration Rights
Pursuant to agreements to be entered into on the date of this prospectus, our initial shareholders and their permitted transferees, may demand that we register for resale the founder shares, insider shares, private investor shares, private placement shares and shares issued upon conversion of the private placement rights upon the consummation of our initial business combination. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION
The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our public units, each consisting of one Class A ordinary share and one right entitling the holder thereof to receive one-tenth
of one ordinary share upon the completion of an initial business combination, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our public shares and public rights, such as the tax consequences under state, local and other tax laws.
Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Tax Considerations
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.
Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and has obtained an undertaking from the Financial Secretary of the Cayman Islands in substantively the following form on August 5, 2026:
The Tax Concessions Act (Revised)
Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act (Revised), the following undertaking is hereby given to the company:
1. That no Law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and
2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
2.1 On or in respect of the shares, debentures or other obligations of the company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).
These concessions shall be for a period of twenty years from the 11th day of December, 2025.
Material United States Federal Income Tax Considerations
General
The following discussion summarizes material United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our public units (each consisting of one Class A ordinary share one and one right entitling the holder thereof to receive one-tenth
of one ordinary share upon the completion of an initial business combination) that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and
Non-U.S.
Holders (as defined below). Because the components of a public unit are generally separable at the option of the holder, the holder of a public unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share and one-tenth
right components of the public unit. As a result, the discussion below with respect to actual holders of Class A ordinary shares and public rights also should apply to holders of public units (as the deemed owners of the underlying Class A ordinary shares and public rights that constitute the public units).
This discussion does not address the United States federal income tax consequences to our founders, sponsors, officers or directors. This discussion is limited to material United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a public unit pursuant to this offering and hold the public unit and each component of the public unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and public rights will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of a public unit by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

•	banks, financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market tax accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•	persons that are subject to the “applicable financial statement” accounting rules under Section 451 of the Code;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.
Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income
tax laws, such as gift or estate tax laws, or state, local or non-United
States tax laws.
We have not sought, and do not expect to seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL
NON-INCOME,
STATE, LOCAL, AND
NON-UNITED
STATES TAX LAWS.
Allocation of Purchase Price and Characterization of a public Unit
No statutory, administrative or judicial authority directly addresses the treatment of a public unit or any instrument similar to a public unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a public unit should be treated for United States federal income tax purposes as the acquisition of one Class A ordinary share and one-tenth
of one Class A ordinary share, and the company intends to treat the acquisition of a public unit in such manner. By purchasing a public unit, you agree to adopt such treatment for United States federal income tax purposes. For United States federal income tax purposes, each holder of a public unit must allocate the purchase price paid by such holder for such public unit between one Class A ordinary share and one-tenth
right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and one-tenth
right should be the shareholder’s initial tax basis in such share and the fraction of a right. Any disposition of a public unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share and one-tenth
right comprising the public unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-tenth
right based on their respective fair market values (as determined by each such public unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A ordinary share and one-tenth
right constituting a public unit should not be a taxable event for United States federal income tax purposes.
The foregoing treatment of the public units, Class A ordinary shares and public rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the public units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a public unit (including alternative characterizations of a public unit). The balance of this discussion assumes that the characterization of the public units described above will be respected for United States federal income tax purposes.
U.S. Holders
This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our public units, Class A ordinary shares or public rights who or that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions
Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (the treatment of which is described under “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Rights” below).
Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate
U.S. Holders, dividends generally will be taxed at the preferential applicable long-term capital gains rate (see “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Rights” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such preferential rate for any dividends paid with respect to our Class A ordinary shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Shares and Public Rights
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our public shares or public rights (including a redemption of our public shares (as described below) or public rights that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such public shares or public rights exceeds one year. Long-term capital gain realized by a non-corporate
U.S. Holder may be taxed at preferential rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the public shares for this purpose. If the running of the holding period for the public shares is suspended, then non-corporate
U.S. Holders may not be able to satisfy the
one-year
holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the public shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.
The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the public shares or public rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the public shares or public rights based upon the then relative fair market values of the public shares and the public rights constituting the public units) and (ii) the U.S. Holder’s adjusted tax basis in its public shares or public rights so disposed of. A U.S. Holder’s adjusted tax basis in its public shares or public rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a public unit allocated to a public share or one-tenth
public right, as described above under “- Allocation of Purchase Price and Characterization of a public Unit”) reduced, in the case of a public share, by any prior distributions treated as a return of capital. See “Exercise, Lapse or Redemption of a public Right” below for a discussion regarding a U.S. Holder’s tax basis in the public share acquired pursuant to the exercise of a public right.
Conversion or Lapse of Rights
The U.S. federal income tax treatment of the rights is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in us (analogous to a warrant or option with no exercise price), and thus, the U.S. Holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in us at the time the rights are issued.
The U.S. federal income tax consequences of a conversion or lapse of rights is uncertain and may depend upon the U.S. federal income tax treatment of an initial business combination. Accordingly, a U.S. Holder should consult with its own tax advisor regarding the tax consequences of an acquisition of ordinary shares pursuant to rights or of a lapse of rights.
Redemption of Public Shares
Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s public shares are redeemed pursuant to the redemption provisions described in the section of this prospectus entitled “
Description of Securities - Ordinary Shares
” or if we purchase a U.S. Holder’s public shares in an open market transaction

(such open market purchase of public shares by us referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the public shares under Section 302 of the Code. If the redemption qualifies as a sale of public shares, the U.S. Holder will be treated as described under “
- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of public Shares and Public Rights
” above. If the redemption does not qualify as a sale of public shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “
- Taxation of Distributions
.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph, including as a result of owning rights) relative to all of our shares outstanding both before and after such redemption. A redemption of public shares generally will be treated as a sale of the public shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which generally would include public shares which could be acquired by such U.S. Holder pursuant to the exercise of the rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of public shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination the public shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our rights). The redemption of the public shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption of any public shares.
If none of the foregoing tests are satisfied, then the redemption of any public shares will be treated as a corporate distribution and the tax effects will be as described under “
- Taxation of Distributions
” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed public shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its rights or possibly in other shares constructively owned by it.
U.S. holders who actually or constructively own five percent (or, if our public shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of public shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Passive Foreign Investment Company Rules
A foreign (i.e.,
non-U.S.)
corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.
Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.
Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Class A ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or rights and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely mark-to-
market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or rights (which may include gain realized by reason of transfers of Class A ordinary shares or rights that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A ordinary shares that preceded the taxable year of the distribution).
Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or rights;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect of our Class A ordinary shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
If a U.S. Holder makes a QEF election with respect to its Class A ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, then notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Class A ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares.
The QEF election is made on a
shareholder-by-shareholder
basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S.

Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market
election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market
election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect of its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market
election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market
election may not be made with respect to rights. The
mark-to-market
election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market
election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market
election in respect to our Class A ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market
election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market
election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF, purging, and
mark-to-market
elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our
Class A ordinary shares and rights should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares and rights under their particular circumstances.

Non-U.S.
Holders
This section applies to you if you are a
“Non-U.S.
Holder.” As used herein, the term
“Non-U.S.
Holder” means a beneficial owner of our public units, Class A ordinary shares or public rights (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is for United States federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;
but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our public units, Class A ordinary shares or public rights. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our securities.
The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of Class A ordinary shares is generally the same for
Non-U.S.
Holders as that described in “-
U.S. Holders-Taxation of Distributions
”. Dividends (including, as described under “-
U.S. Holders - Possible Constructive Distributions
” above, constructive distributions treated as dividends) paid or deemed paid to a
Non-U.S.
Holder in respect of our Class A ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such
Non-U.S.
Holder maintains in the United States). In addition, a
Non-U.S.
Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such
Non-U.S.
Holder maintains in the United States).
Dividends (including, as described under “- U.S. Holders - Possible Constructive Distributions” above, constructive distributions treated as dividends) and gains that are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a
Non-U.S.
Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
Information Reporting and Backup Withholding
Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A
Non-U.S.
Holder generally will eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form
W-8
or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a
non-U.S.
financial institution and should also include our public units, Class A ordinary shares and public rights if they are not held in an account maintained with a U.S. financial institution.
Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our public units, public shares and public rights.
INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR
NON-U.S.
TAX LAWS AND TAX TREATIES.

UNDERWRITING
We are offering the public units described in this prospectus through the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each name in the following table.

Underwriters	Number of Units
D. Boral Capital LLC

Total	22,000,000

The underwriting agreement provides that the underwriters must buy all of the public units if it buys any of them. However, the underwriters are not required to purchase the public units covered by the underwriters’ option to purchase additional units as described below. The underwriters may offer and sell the public units through certain of its affiliates or other registered broker-dealers or selling agents.
Our public units are offered hereby subject to a number of conditions, including:

•	receipt and acceptance of such public units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.
In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.
Option to Purchase Additional Units
We have granted the underwriters an option to buy up to an aggregate of 3,300,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.
Underwriting Discount
Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[ ] per unit from the offering price. Sales of units made outside of the United States may be made by affiliates of the underwriters. After this offering, if all the public units are not sold at the offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the public units at the prices and upon the terms stated therein.
The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 3,300,000 additional units.

	No Exercise	Full Exercise
Per Unit(1)	$0.0455	$0.0405
Total	$1,000,000	$1,025,000

(1)
$0.0455 per unit or $1,000,000 in the aggregate (or $0.0405 per unit or $1,025,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full), is payable upon the closing of this offering. There is no deferred underwriting commission payable to the underwriters.

Further, we have agreed to pay an amount not exceeding $[ ] for the underwriters’ accountable and out-of-pocket
expenses including, but not limited to, background checks of our officers and directors and certain other offering-related costs.
None of the
non-managing
investors have currently expressed to us an interest in purchasing any of the public units in this offering and neither us nor the representatives have had discussions with any non-managing
investors regarding any purchases of public units in this offering. However, we expect that some or all of the non-managing
investors may seek to purchase public units in the offering, but if they do indicate an interest in doing so, that a smaller amount of the public units in this offering will be offered by the underwriters to the non-managing
investors than the amount for which the
non-managing
investors may express an interest. Furthermore, we would not expect any of the non-managing
investors to express an interest in purchasing more than 9.9% of the public units to be sold in this offering. There can be no assurance that the non-managing
investors will acquire any public units, either directly or indirectly, in this offering, or as to the amount of the public units the non-managing
investors will retain, if any, prior to or upon the consummation of our initial business combination. In addition, the underwriters have full discretion to allocate the public units to investors and may determine to sell a different number or no public units to the non-managing
investors. If the
non-managing
investors purchase public units in the offering, and depending on how many public units are purchased by the non-managing
investors, the post-offering trading volume, volatility and liquidity of our securities may be reduced relative to what they would have been had the units been more widely offered and sold to other public investors. The underwriters will receive the same upfront discounts and commissions on units purchased by the non-managing
investors in the offering, if any, as they will on the other units sold to the public in this offering. Any trading decisions made by any of the foregoing entities will be made by them based on market conditions at the time of the proposed sale or redemption. The underwriters’ affiliates will not become non-managing
investors or receive any economic or other interest in the sponsor.
No Sales of Similar Securities
We, our executive officers and directors, and our sponsor will enter into lock-up
agreements with the underwriters. Under the
lock-up
agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of the underwriters offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our units, rights, Class A ordinary shares, Class B ordinary shares or any other securities convertible into or exchangeable or exercisable for Class A ordinary shares. These restrictions will be in effect for a period of 180 days after the date of this prospectus.
The underwriters may, at any time and in their sole discretion, release some or all the securities from these lock-up
agreements. The underwriters will consider, among other factors, the holder’s reasons for requesting the release, the number of securities for which the release is being requested and market conditions at the time. If the restrictions under the lock-up
agreements are waived, our units, rights, Class A ordinary shares and Class B ordinary shares may become available for resale into the market, subject to applicable law, which could reduce the market price of our securities.
Except with respect to permitted transferees as described herein under “
Principal Shareholders
,” our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares, insider shares, private investor shares and private placement units (and underlying securities), and any Class A ordinary shares issuable upon conversion thereof that is in the case of the founder shares, insider shares and private investor shares and any Class A ordinary shares issuable upon conversion thereof, the earlier of (A) six months after the date of the consummation of our initial business combination, (B) subsequent to our initial business combination, (x) the date on which the last sale price of our ordinary shares equals or exceeds $11.50 per share (as adjusted for share divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 90 days after our initial business combination, or (y) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; and is in the case of the private placement units (and underlying securities), thirty days after the date of the consummation of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements as our initial shareholders with respect to any shares.
Notwithstanding the foregoing, the
lock-up
period of the
non-managing
investors shall not be longer than the sponsor’s
lock-up
period; provided that if upon consummation of an initial business combination, any securityholder holding more than three percent (3.0%) of the capital stock of the surviving company is not subject to a lock-up
agreement or is subject to a
lock-up
agreement for a shorter period of time than the
non-managing
investors, unless required to comply with the NYSE listing conditions, the non-managing
investors’
lock-up
period shall be reduced to the shortest
lock-up
period or terminated, as the case may be. Further, if any such securityholder is released from the lock-up
period subsequent to the consummation of an initial business combination, the company shall release the private investor shares and private placement shares held by non-managing
investors from the
lock-up
provisions.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.
NYSE Listing
We intend to apply for listing of our public units on NYSE under the symbol “GIA U” and, once the public units begin separate trading, we expect our public shares and public rights to be listed on NYSE under the symbols “GIA” and “GIA R,” respectively.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our public units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our public units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing units on the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase on the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units on the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the public units on the open market that could adversely affect investors who purchased in this offering.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our public units or preventing or retarding a decline in the market price of our public units. As a result of these activities, the price of our public units may be higher than the price that otherwise might exist on the open market. The underwriters may carry out these transactions on NYSE, in the over-the-counter
market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the public units. Neither we, nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Determination of Offering Price
Prior to this offering, there was no public market for our public units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•	the information set forth in this prospectus and otherwise available to the representative;

•	our history and prospects and the history and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities market at the time of this offering;

•	the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.
The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our public units, public shares or public rights or that the public units will trade in the public market at or above the initial public offering price.
Affiliations
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided, that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
Notice to Residents of Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument
45-106
Prospectus Exemptions
or subsection 73.3(1) of the
Securities Act
(Ontario), and are permitted clients, as defined in National Instrument
31-103
Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument
33-105
Underwriting Conflicts (“NI
33-105”),
the underwriters are not required to comply with the disclosure requirements of NI
33-105
regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area and United Kingdom
This prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any offer if made subsequently is directed only at persons in Member States of the European Economic Area (the “EEA”) or in the United Kingdom (the “UK”) (each, a “Relevant State”) who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation. This prospectus has been prepared on the basis that any offer of our securities in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of our securities. Accordingly any person making or intending to make an offer in that Relevant State of our securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for our company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of our securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In relation to each Relevant State, no offer of our securities which are the subject of the offering contemplated by this prospectus to the public may be made in that Relevant State other than:
(a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriter nominated by us for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of our securities to the public” in relation to our securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities.
This EEA and UK selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the public units in Switzerland. The public units offered hereby may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the public units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the public units constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the public units may be publicly distributed or otherwise made publicly available in Switzerland.
Selling Restrictions with Respect to the United Kingdom
This prospectus may not be distributed or circulated to any person in the UK other than to (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons. Other persons should not act on this prospectus or any of its contents. This prospectus is confidential and is being supplied to you solely for your information and may not be reproduced, redistributed or passed on to any other person or published, in whole or in part, for any other purpose.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of our securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to our securities in, from or otherwise involving the UK.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the public units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The public units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the public units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the public units to the public in France.

Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article
L.411-2,
D.411-1,
D.411-2,
D.734-1,
D.744-1,
D.754-1
and
D.764-1
of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article
L.411-2-II-1°
-or-2°
-or
3° of the French Code monétaire et financier and article
211-2
of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The public units may be resold directly or indirectly, only in compliance with Articles
L.411-1,
L.411-2,
L.412-1
and
L.621-8
through
L.621-8-3
of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Singapore
This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii) where no consideration is or will be given for the transfer;
(iii) where the transfer is by operation of law;
(iv) as specified in Section 276(7) of the SFA; or
(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notice to Prospective Investors in the Cayman Islands
No offer or invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our securities.

LEGAL MATTERS
DLA Piper LLP (US), San Francisco, California, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and rights. Harney Westwood & Riegels (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Lucosky Brookman LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.
EXPERTS
The financial statements of GigCapital10 Corp. as of July 31, 2026 and for the period from July 17, 2026 (date of inception) through July 31, 2026 included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file (if we are a foreign private issuer, in certain cases voluntarily) annual, quarterly and current event reports, proxy statements (if we will not be a foreign private issuer at such time) and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at
www.sec.gov
. In addition, copies of our SEC filings may be accessed on our company website at
http://www.GigCapital10.com
.

GigCapital10 Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of GigCapital10 Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GigCapital10 Corp. (a Cayman Islands exempted company) (the “Company”) as of July 31, 2026, and the related statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the period from July 17, 2026 (date of inception) through July 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2026, and the results of its operations and its cash flows for the period from July 17, 2026 (date of inception) through July 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that GigCapital10 Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of July 31, 2026 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2026.

San Jose, California

August 10, 2026

GigCapital10 Corp.

Balance Sheet

July 31, 2026
ASSETS
Current assets
Cash	$125,000

TOTAL ASSETS	$125,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,826
Related party loan	100,000
Accrued liabilities	5,339

Total liabilities	112,165

Commitments and contingencies (Note 4)
Shareholders’ equity:
Preferred shares, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, par value of $0.0001 per share; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, par value of $0.0001 per share; 20,000,000 shares authorized; 10,842,857 shares(1) issued and outstanding	1,084
Additional paid-in capital	23,916
Accumulated deficit	(12,165)

Total shareholders’ equity	12,835

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$125,000

(1)	This number includes up to 1,414,286 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.

The accompanying notes are an integral part of these financial statements.

GigCapital10 Corp.

Statement of Operations and Comprehensive Loss

Period from July 17, 2026 (inception) through July 31, 2026
Revenues	$—
General and administrative expenses	12,165

Net loss and comprehensive loss	$(12,165)

Weighted-average shares outstanding, basic and diluted(1)	628,572

Net loss per ordinary share, basic and diluted	$(0.02)

(1)	This number excludes up to 1,414,286 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.

The accompanying notes are an integral part of these financial statements.

GigCapital10 Corp

Statement of Shareholders’ Equity

	Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Equity
	Class B
Period from July 17, 2026 (inception) through July 31, 2026	Shares	Amount
Balances as of July 17, 2026 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Founder(1)	10,842,857	1,084	23,916	—	25,000
Net loss	—	—	—	(12,165)	(12,165)

Balance as of July 31, 2026(1)	10,842,857	$1,084	$23,916	$(12,165)	$12,835

(1)	This number includes up to 1,414,286 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

GigCapital10 Corp.

Statement of Cash Flows

Period from July 17, 2026 (Date of Inception) through July 31, 2026
OPERATING ACTIVITIES
Net loss	$(12,165)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating liabilities:
Accounts payable	6,826
Accrued liabilities	5,339

Net cash provided by operating activities	—

FINANCING ACTIVITIES
Proceeds from sale of Class B ordinary shares to the Founder	25,000
Proceeds from related party loan	100,000

Net cash provided by financing activities	125,000

Net increase in cash	125,000
Cash at, beginning of period	—

Cash at, end of period	$125,000

The accompanying notes are an integral part of these financial statements.

GigCapital10 Corp.

Notes to Financial Statements

Note 1. Description of organization and Business Combination

Organization and General

GigCapital10 Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 17, 2026. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) upon closing of an initial public offering.

As of July 31, 2026, the Company had not commenced any operations. All activity for the period from July 17, 2026 (date of inception) through July 31, 2026 relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”), described below. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

Sponsor, Founder and Proposed Financing

The Company’s sponsor is GigAcquisitions10 Corp., a Cayman Island exempted company (the “Sponsor” or the “Founder”). The Company intends to finance a Business Combination with proceeds from a $220,000,000 public offering (Note 3). Upon the closing of the Proposed Offering, $220,000,000 (or $253,000,000 if the over-allotment option is exercised in full by D. Boral Capital LLC (the “Underwriter”)—Note 3) will be held in a trust account (the “Trust Account”) (discussed below).

The Trust Account

The funds in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the completion of the Business Combination or (ii) the distribution of the Trust Account as described below.

The Company’s memorandum and articles of association provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (1) the completion of an initial Business Combination; (2) the redemption of 100% of the outstanding public shares if the Company has not completed an initial Business Combination within 24 months from the closing of the Proposed Offering (or 27 months from the closing of the Proposed Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the Proposed Offering) or (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete its initial Business Combination within the required time period or (B) with respect to any other provision relating to the Company’s pre-business combination activity and related shareholders’ rights.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less withdrawals to pay taxes, if any, and such withdrawals can only be made from interest and not from the principal held in the Trust Account) at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to redeem their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the rules of the New York Stock Exchange (“NYSE”). If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding shares are voted in favor of the Business Combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with the Business Combination, a public shareholder will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such ordinary shares will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Offering. The amount in the Trust Account is initially anticipated to be $10.00 per public share ($220,000,000 held in the Trust Account divided by 22,000,000 public shares).

The Company will have 24 months from the closing date of the Proposed Offering (or 27 months from the closing of the Proposed Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the Proposed Offering) to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest, but less amounts withdrawn to pay taxes, if any (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Proposed Offering.

Going Concern Consideration

As of July 31, 2026, the Company had $125,000 in cash and working capital of $12,835. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to address this uncertainty through a Proposed Offering as discussed in Note 3 and private placement that is expected to close with the Proposed Offering. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period (after deducting 1,414,286 ordinary shares subject to forfeiture in connection with the Proposed Offering). As of July 31, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period presented.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of July 31, 2026.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account held in financial institutions, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Offering Costs Associated with the Proposed Offering

Deferred offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Segment Information

Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income (loss) that also is reported on the statement of operations and comprehensive loss. The key measures of segment profit reviewed by the CODM are general and administrative expenses. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Proposed Offering and eventually a Business Combination within the business combination period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of July 31, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the period presented.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. Proposed Offering

Pursuant to the Proposed Offering, the Company intends to offer for sale up to 22,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A ordinary shares, $0.0001 par value, and one right to receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise determined by the board of directors as provided by Cayman Islands laws. As a result, the holder must hold rights in multiples of ten in order to receive shares for all of the rights upon closing of an initial Business Combination.

The Company expects to grant the Underwriter a 45-day option to purchase up to 3,300,000 additional Units to cover any over-allotments at the Proposed Offering price less the underwriting discounts.

The Company expects to pay an underwriting discount of $0.0455 per Unit (or $0.0405 per Unit if the Underwriter’s option to purchase additional Units is exercised in full) to the Underwriter at the closing of the Proposed Offering. The underwriting discount is payable in cash.

Note 4. Related Party Transactions

Founder Shares

On July 17, 2026 (date of inception), one Class B ordinary share that was allotted to Ascentium (Cayman) Limited (“Ascentium”) upon the Company’s formation was transferred by Ascentium to the Founder. On July 31, 2026, 10,842,856 Class B ordinary shares (the 10,842,857 Class B ordinary shares collectively are the “Founder Shares”) were issued to the Founder for an aggregate purchase price of $25,000.

Registration Rights

The Company’s Founder and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement to be signed on the date of the prospectus for the Proposed Offering with respect to their respective Founder Shares. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.

Related Party Loan

The Company entered into a promissory note with the Sponsor with a principal amount of $100,000 (the “Promissory Note”), all of which remained outstanding as of July 31, 2026, to be used for the payment of expenses related to the Proposed Offering. The Promissory Note was non-interest bearing, unsecured and is due on the earlier of (i) December 31, 2027 or (ii) the date on which the Company consummates the Proposed Offering.

Note 5. Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. As of July 31, 2026, there were no preferred shares issued and outstanding.

Class A Ordinary Shares

The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of July 31, 2026, there were no Class A ordinary shares issued and outstanding.

Class B Ordinary Shares

The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of July 31, 2026, up to 1,414,286 Class B ordinary shares are subject to forfeiture depending on the extent to which the Underwriter’s over-allotment option is exercised during the Proposed Offering as described in Note 3. As of July 31, 2026, there were 10,842,857 Class B ordinary shares issued and outstanding.

Note 6. Subsequent Events

The Company evaluated subsequent events that occurred after the balance sheet date through August 10, 2026, the date that these financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements, except as disclosed below.

22,000,000 Units

GigCapital10 Corp.

Preliminary Prospectus

    , 2026

D. Boral Capital

Until [ ], 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commission) will be as follows:

Legal fees and expenses	$400,000
Accounting fees and expenses	$115,000
FINRA filing fee	$42,245
SEC registration fee	$38,433
NYSE listing fee	$85,000
Miscellaneous expenses(1)	$119,322
Total	$800,000

(1)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including transfer agent and trustee fees.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On [ ], 2026, we granted 15,000 Class B ordinary shares (the “insider shares”) to Christine Marshall, our Chief Financial Officer, solely in consideration of future services to us, which remain subject to forfeiture back to us in the event she resigns or is removed for cause from her position with us prior to consummation of our initial business combination. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor and the few investors have committed to purchase pursuant to the Unit Purchase Agreements [ ] private placement units at a price of $[ ] per private placement unit, or $[ ]in the aggregate, in a private placement that will close simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The non-managing investors have committed to purchase an aggregate of (a) [ ] Class B ordinary shares (of which up to [ ] Class B ordinary shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering) at a purchase price per Class B ordinary share of $[ ], and (b) an aggregate of [ ] private placement units (or up to [ ] private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $[ ] per private placement unit, for an aggregate purchase price of $[ ] (or $[ ] if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor and Chief Financial Officer and non-managing investors are accredited investors for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Memorandum and Articles of Association

3.2*	Form of Amended and Restated Memorandum and Articles of Association

4.1	Specimen Unit Certificate

4.2	Specimen Class A Ordinary Share Certificate

4.3	Specimen Right Certificate

4.4	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Company

5.1*	Opinion of DLA Piper LLP (US)

5.2*	Opinion of Harney Westwood & Riegels (Cayman) LLP

10.1	Form of Insider Letter Agreement among the Company, the sponsor, the few investors, the Company’s executive officers and directors

10.2	Founder Shares Subscription Agreement, dated July 31, 2026, between the Company and sponsor

10.3	Form of Subscription Agreement between the Company and non-managing investors

10.4	Form of Unit Purchase Agreement between the Company and each of the sponsor and the few investors

10.5	Form of Registration Rights Agreement by and among the Company, the sponsor, the few investors, and non-managing investors

10.6	Form of Indemnification Agreement

10.7	Form of Administrative Services Agreement

10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company

10.9	Promissory Note issued in favor of the sponsor, dated July 31, 2026

10.10*	Share Grant Agreement, dated [ ], 2026, between the Company and Christine M. Marshall

14	Code of Business Conduct

23.1	Consent of BPM LLP

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.3*	Consent of Harney Westwood & Riegels (Cayman) LLP (included in Exhibit 5.2)

24	Power of Attorney (included on signature page to this Registration Statement)

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3	Nominating and Corporate Governance Committee Charter

99.4	Consent of Anastas Budagov to be named as director nominee

99.5	Consent of Professor Rafael Beyar to be named as director nominee

99.6	Consent of Ambassador Adrian Zuckerman to be named as director nominee

99.7	Consent of Gil Frostig to be named as director nominee

107	Filing Fee Table

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 10, 2026.

GIGCAPITAL10 CORP.

By:	/s/ Avi S. Katz
Name: Avi S. Katz
Title: Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Avi S. Katz his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Avi S. Katz Dr. Avi S. Katz	Chief Executive Officer and Chairman of the Board (Principal executive officer)	August 10, 2026

/s/ Christine M. Marshall Christine M. Marshall	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 10, 2026

/s/ Dr. Raluca Dinu Dr. Raluca Dinu	Director	August 10, 2026

AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of GigCapital10 Corp. in the City of Palo Alto, California, on August 10, 2026.

By:	/s/ Avi S. Katz
Name: Avi S. Katz
Title: Authorized Representative